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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PROTECTIVE LIFE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Protective Life Corporation
Post Office Box 2606
Birmingham, AL 35202
(205) 268-1000

August 25, 2014

Dear Stockholder,

        You are cordially invited to attend a special meeting of Protective Life Corporation ("Protective," the "Company," "we," "our" or "us") stockholders to be held at Protective headquarters, 2801 Highway 280 South, Birmingham, Alabama 35223, on Monday, October 6, 2014, at 10:00 a.m., Central Time.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which Protective would be acquired by The Dai-ichi Life Insurance Company, Limited ("Dai-ichi"). In addition, you will be asked to consider and vote, on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to our named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled "The Merger—Interests of Protective's Executive Officers in the Merger—Golden Parachute Compensation." You will also be asked to consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement. We entered into the merger agreement on June 3, 2014. If the merger agreement is adopted and the merger is completed, you, as a holder of Protective common stock, will be entitled to receive $70.00 in cash, without interest, less any applicable withholding taxes, for each share of Protective common stock owned by you at the consummation of the merger, and Protective will become a wholly-owned subsidiary of Dai-ichi.

        After careful consideration, our board of directors has unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Protective and its stockholders and unanimously recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled "The Merger—Interests of Protective's Executive Officers in the Merger—Golden Parachute Compensation" and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement.

        Your vote is very important, regardless of the number of shares of common stock you own.    We cannot consummate the merger unless the merger agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement.

        The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this document. We encourage you to read this document and the merger agreement carefully and in their entirety. You may also obtain more information about Protective from documents we have filed with the Securities and Exchange Commission.

        Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

John D. Johns
 Chairman of the Board, President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated August 25, 2014 and is first being mailed to stockholders on or about August 25, 2014.

Protective Life Corporation
Post Office Box 2606
Birmingham, AL 35202
(205) 268-1000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on Monday, October 6, 2014

To the Stockholders of Protective Life Corporation:

        A special meeting of stockholders of Protective Life Corporation, a Delaware corporation ("Protective," the "Company," "we," "our" or "us"), will be held at Protective headquarters, 2801 Highway 280 South, Birmingham, Alabama 35223, on Monday, October 6, 2014, at 10:00 a.m., Central Time for the following purposes:

          1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 3, 2014, among The Dai-ichi Life Insurance Company, Limited, a kabushiki kaisha organized under the laws of Japan ("Dai-ichi"), DL Investment (Delaware), Inc., a Delaware corporation and wholly-owned subsidiary of Dai-ichi, and Protective, as it may be amended from time to time, pursuant to which DL Investment (Delaware), Inc. will merge with and into Protective.

          2.     To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger, discussed under the section entitled "The Merger—Interests of Protective's Executive Officers in the Merger—Golden Parachute Compensation" beginning on page 54.

          3.     To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement.

          4.     To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        Our board of directors has specified the close of business on August 15, 2014 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Protective common stock held on the record date.

        Under Delaware law, Protective stockholders who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and strictly comply with the other Delaware law procedures explained in the accompanying proxy statement.

        Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you have Internet access, we encourage you to submit your proxy via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

        THE PROTECTIVE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT, "FOR" THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO PROTECTIVE'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AND "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR TIME, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF TO ADOPT THE MERGER AGREEMENT.

By Order of the Board of Directors,

Deborah J. Long
 Secretary
August 25, 2014
Birmingham, Alabama

ADDITIONAL INFORMATION

        This document incorporates important business and financial information about Protective from documents that are not included in or delivered with this document. See "Where You Can Find More Information" on page 90. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, telephone (205) 268-3912, fax (205) 268-5547. You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by September 29, 2014 in order to receive them before the special meeting.

        For additional questions about the merger, assistance in submitting proxies or voting shares of Protective common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
 Toll-Free (800) 322-2885

Page
SUMMARY	1
The Companies	1
The Merger	1
The Special Meeting	1
Reasons for the Merger; Recommendation of the Board	2
Background of the Merger	2
Opinion of Morgan Stanley & Co. LLC	2
Treatment of Equity Compensation Awards	3
Merger Financing	4
Material U.S. Federal Income Tax Consequences of the Merger	4
Interests of Protective's Executive Officers in the Merger	4
Common Stock Ownership of Directors and Executive Officers	4
Appraisal Rights	4
Conditions to the Merger	5
Termination of the Merger Agreement	6
Termination Fees	7
Acquisition Proposals	8
Regulatory Approvals	9
Litigation Related to the Merger	10
Current Market Price of Common Stock	10
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING	11
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	18
THE SPECIAL MEETING	19
Date, Time, Place and Purpose of the Special Meeting	19
Record Date and Quorum	19
Required Votes	19
Vote for Approval of the Merger	19
Advisory (Non-Binding) Vote on Compensation	19
Vote for Approval of an Adjournment of the Special Meeting	20
Voting by Protective's Directors and Executive Officers	20
Voting, Proxies and Revocation	21
Abstentions	22
Adjournments and Postponements	23
Solicitation of Proxies	23
Questions and Additional Information	23
List of Stockholders	23
THE COMPANIES	24
Protective Life Corporation	24
The Dai-ichi Life Insurance Company, Limited	24
DL Investment (Delaware), Inc.	24
THE MERGER	25
Background of the Merger	25

i

ii

*
Pursuant to Item 601(b)(2) of Regulation S-K, Protective agrees to furnish supplementally a copy of any omitted schedule to the Agreement and Plan of Merger to the staff of the Securities and Exchange Commission upon request.

iii

SUMMARY

        The following summary highlights information in this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. We sometimes make reference to Protective Life Corporation and its subsidiaries in this proxy statement by using the terms "Protective," the "Company," "we," "our" or "us." Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

 The Companies (Page 24)

        Protective Life Corporation.    Protective Life Corporation is a Delaware corporation with common stock listed and traded on the New York Stock Exchange under the ticker symbol "PL." Protective provides financial services through the production, distribution and administration of insurance and investment products throughout the U.S. Protective's principal offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 268-1000. Protective's home page on the Internet is www.protective.com. The information provided on Protective's website is not part of this proxy statement and is not incorporated herein by reference.

        The Dai-ichi Life Insurance Company, Limited.    The Dai-ichi Life Insurance Company, Limited ("Dai-ichi"), is a kabushiki kaisha organized under the laws of Japan. Dai-ichi is the second largest private life insurance company in Japan as measured by total assets. Founded in 1902 as a mutual company, Dai-ichi was demutualized and listed on the Tokyo Stock Exchange in 2010. See "The Companies—The Dai-ichi Life Insurance Company, Limited" on page 24.

        DL Investment (Delaware), Inc.    DL Investment (Delaware), Inc. is a Delaware corporation and wholly-owned subsidiary of Dai-ichi (and, together with Dai-ichi, the "Dai-ichi Parties") that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. See "The Companies—DL Investment (Delaware), Inc." on page 24.

The Merger (Page 25)

        The Agreement and Plan of Merger, dated June 3, 2014 (the "merger agreement"), by and among Dai-ichi, DL Investment (Delaware), Inc. and Protective, provides that DL Investment (Delaware), Inc. will merge with and into Protective (the "merger"). As a result of the merger, the separate corporate existence of DL Investment (Delaware), Inc. will cease, and Protective will continue as the surviving corporation (the "surviving corporation") and will become a wholly-owned subsidiary of Dai-ichi. Upon completion of the proposed merger, shares of Protective common stock ("Common Stock") will no longer be listed on any stock exchange or quotation system. If the merger agreement is adopted and the merger is completed, each outstanding share of Common Stock (other than shares of Common Stock held by Protective, Dai-ichi or DL Investment (Delaware), Inc., or by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (the "DGCL")) will be converted into the right to receive $70.00 in cash, without interest, less any applicable withholding taxes. The merger agreement is attached to this proxy statement as Annex A. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger.

The Special Meeting (Page 19)

        Date, Time and Place.    The special meeting will be held at Protective headquarters, 2801 Highway 280 South, Birmingham, Alabama 35223, on Monday, October 6, 2014, at 10:00 a.m., Central Time.

        Purpose.    You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) on an advisory (non-binding) basis, the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger, (3) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and (4) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

        Record Date and Quorum.    You are entitled to vote at the special meeting if you owned shares of Common Stock at the close of business on August 15, 2014, the record date for the special meeting. You will have one vote for each share of Common Stock that you owned on the record date. As of the record date, there were 79,250,726 shares of Common Stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of 39,704,614 shares of Common Stock (a majority of Common Stock issued, outstanding and entitled to vote at the special meeting) constitutes a quorum for the purpose of considering the proposals.

        Vote Required.    The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the special meeting, or any adjournment or postponement thereof. The approval, on an advisory basis, of the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. The adoption of the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Reasons for the Merger; Recommendation of the Board (Page 35)

        The Protective board of directors (the "Board") unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Protective and its stockholders. The Board unanimously recommends that Protective stockholders vote "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement.

        For a description of the reasons considered by the Board in deciding to recommend approval of the proposal to adopt the merger agreement, see "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 35.

Background of the Merger (Page 25)

        A description of the process we undertook, which led to the proposed merger, including our discussions with Dai-ichi, is included in the proxy statement under "The Merger—Background of the Merger."

Opinion of Morgan Stanley & Co. LLC (Page 38)

        In connection with the merger, at the meeting of the Board on June 3, 2014, Morgan Stanley & Co. LLC ("Morgan Stanley"), rendered its oral opinion to the Board, which opinion was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in its opinion, the merger consideration to be received by the holders of shares of Common Stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Morgan Stanley's written opinion, dated June 3, 2014, is attached as Annex B to this proxy statement. Protective encourages you to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of the review undertaken by Morgan Stanley in rendering the opinion. Morgan Stanley's opinion is directed to the Board and addresses only the fairness from a financial point of view of the merger consideration pursuant to the merger agreement to be received by the holders of shares of Common Stock as of the date of the opinion. Morgan Stanley's opinion does not address any other aspects of the merger and does not constitute a recommendation as to how the stockholders of Protective should vote at any stockholders' meeting related to the merger or to take any other action with respect to the merger.

 Treatment of Equity Compensation Awards (Page 66)

        Stock Appreciation Rights.    At or immediately prior to the effective time of the merger, each stock appreciation right with respect to shares of Common Stock granted under any stock plan (a "SAR") that is outstanding and unexercised immediately prior to the effective time of the merger and that has a base price per share of Common Stock underlying such SAR that is less than the per share merger consideration (an "In-the-Money SAR"), whether or not exercisable or vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the excess of the per share merger consideration over the base price of such In-the-Money SAR by (ii) the number of shares of Common Stock subject to such In-the-Money SAR. At the effective time of the merger, each SAR that has a base price that is equal to or greater than the per share merger consideration, whether or not exercisable or vested, will be cancelled and the holder of such SAR will not be entitled to receive any payment in exchange for such cancellation.

        Restricted Stock Units.    At or immediately prior to the effective time of the merger, each restricted stock unit with respect to a share of Common Stock granted under any stock plan (an "RSU") that is outstanding immediately prior to the effective time of the merger, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of RSUs.

        Performance Shares.    At or immediately prior to the effective time of the merger, the number of performance shares earned for each award of performance shares granted under any stock plan will be calculated by determining the number of performance shares that would have been paid if the subject award period had ended on the December 31 immediately preceding the effective time of the merger (based on the conditions set for payment of performance share awards for the subject award period), provided that the number of performance shares earned for each award will not be less than the aggregate number of performance shares at the target performance level, and provided further that with respect to awards granted in the year in which the effective time of the merger occurs, performance shares will be earned at the same percentage as awards granted in the year preceding the year in which the effective time of the merger occurs. At or immediately prior to the effective time of the merger, each performance share so earned that is outstanding immediately prior to the effective time of the merger, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of performance shares.

 Merger Financing (Page 49)

        The merger is not conditioned upon receipt of financing by Dai-ichi. Dai-ichi has informed us that it expects to use cash on hand and other funds available to it, including funds available as a result of an equity offering, to fund the merger.

Material U.S. Federal Income Tax Consequences of the Merger (Page 58)

        In general, the receipt of cash in exchange for shares of Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Holders of Common Stock should consult their tax advisors about the tax consequences to them of the exchange of shares of Common Stock for cash pursuant to the merger in light of their particular circumstances.

Interests of Protective's Executive Officers in the Merger (Page 49)

        Protective's executive officers, including John D. Johns, Chairman of the Board, President and Chief Executive Officer, and Richard Bielen, Chief Financial Officer, have interests in the merger that are in addition to their interests as Protective stockholders. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the Protective stockholders that the merger agreement be approved and adopted. For purposes of all of the Protective agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control. The differences in interests for our executive officers involve the possible receipt of several types of payments and benefits that may be triggered by or otherwise relate to the merger. These potential payments and benefits include:

  •
  the full vesting and cash-out of executive officer equity awards upon consummation of the transaction in accordance with the terms of the merger agreement (as described below);

  •
  cash retention payments and in the case of certain qualifying terminations, severance payments and health and welfare benefit continuation following the closing of the merger for each of our named executive officers under the terms of their restated employment agreements;

  •
  the right to reinvest amounts held in Common Stock in an executive officer's deferred compensation plan under the terms of the deferred compensation plan;

  •
  the right to receive tax reimbursement payments in respect of any so-called "golden parachute" excise taxes that may be imposed with respect to compensation payable by reason of the merger under the executive's employment agreement; and

  •
  related benefits.

Common Stock Ownership of Directors and Executive Officers (Page 20)

        As of August 15, 2014, the directors and executive officers of Protective beneficially owned in the aggregate 1,659,078 of the shares of Common Stock entitled to vote at the special meeting or approximately 2.09% of the outstanding shares of Common Stock. We currently expect that each of these individuals will vote all of his or her shares of Common Stock in favor of each of the proposals to be presented at the special meeting, although none of them is obligated to do so.

Appraisal Rights (Page 82)

        Under the DGCL, Protective stockholders who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they strictly comply with the procedures and requirements set forth in Section 262 of the DGCL. Any holder of record of shares of Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to adopt the merger agreement, must not vote in favor of the proposal to adopt the merger agreement, must continue to hold the shares of Common Stock through the effective time of the merger and must otherwise comply with all of the procedures required by Section 262 of the DGCL. The relevant provisions of the DGCL are included as Appendix C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with these provisions will result in loss of the right of appraisal. You should be aware that the fair value of your shares of Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Conditions to the Merger (Page 78)

        Conditions to Each Party's Obligations.    Each party's obligation to consummate the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock at the stockholders meeting, or any adjournment or postponement thereof, in favor of the proposal to adopt the merger agreement;

  •
  expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act");

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  receipt of certain specified approvals of governmental authorities, including approval of the Financial Services Agency of Japan ("JFSA"), and expiration or termination of all waiting periods required by applicable law with respect to such approvals, in each case without the imposition of a burdensome condition; and

  •
  absence of any laws, temporary restraining orders, preliminary or permanent injunctions or other order, judgment, decision, opinion or decree issued by a court or other governmental authority of competent jurisdiction and remaining in effect, having the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

        Conditions to Protective's Obligations.    The obligation of Protective to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of each of the Dai-ichi Parties with respect to authorization, board approval and brokers will be true and correct both when made and as of the closing date of the merger, as if made on and as of the closing date and all other representations and warranties of Dai-ichi will be true and correct both when made and as of the closing date of the merger, as if made on and as of the closing date (except to the extent made as of another specified date prior to the date of the merger agreement, in which case as of such date), except where the failure of such representations and warranties to be true and correct as so made (without regard to any qualifications or exceptions as to materiality or material adverse effect contained in such representations and warranties), would not prevent or materially impair or materially delay the ability of the Dai-ichi Parties to consummate the merger;

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  the Dai-ichi Parties will have performed or complied in all material respects with all covenants and agreements required to be performed with by them under the merger agreement at or prior to the date of the closing of the merger; and

  •
  the Company will have received a certificate of a duly authorized officer of Dai-ichi certifying to the effect that the foregoing two conditions have been satisfied.

        Conditions to Obligations of Dai-ichi and DL Investment (Delaware), Inc.    The obligation of the Dai-ichi Parties to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  (i) the representation and warranty of the Company with respect to the number of issued and outstanding shares of Common Stock (except for de minimis breaches not involving more than 10,000 shares of Common Stock) and of Protective's preferred stock must be true and correct as of the date of the merger agreement, (ii) the representations and warranties of the Company with respect to authorization, board approval, voting requirements, takeover statutes and brokers must be true and correct in all material respects both when made and as of the closing date of the merger, as of made on and as of the closing date, (iii) the representations and warranties of the Company with respect to the absence of certain changes and excess reserve financing must be true and correct both when made and as of the closing date of the merger and (iv) all other representations and warranties of the Company will be true and correct both when made and as of the closing date of the merger, as if made on and as of the closing date (except to the extent made as of another specified date prior to the date of the merger agreement, in which case as of such date), except with respect to this clause (iv) where the failure of such representations and warranties to be true and correct as so made (without regard to any qualifications or exceptions contained as to materiality or material adverse effect contained in such representations and warranties), would not, individually or in the aggregate, have a material adverse effect on the Company;

  •
  the Company will have performed or complied in all material respects with all covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

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  Dai-ichi will have received a certificate of a duly authorized officer of Protective certifying to the effect that the foregoing two conditions have been satisfied.

Termination of the Merger Agreement (Page 79)

        Protective and Dai-ichi may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Dai-ichi or Protective may terminate the merger agreement at any time before the consummation of the merger if:

  •
  the merger has not been completed by February 28, 2015 (the "end date") and the party seeking to terminate the merger agreement has not failed to perform in all material respects its obligations under the merger agreement in any manner that was the primary cause of the failure to consummate the merger on or before the end date (unless the merger has not been completed solely due to the failure to obtain the required governmental approvals, including pursuant to the HSR Act, under the merger agreement, in which case the end date automatically will be extended to April 30, 2015);

  •
  a law has been adopted or promulgated, and a temporary restraining order, preliminary or permanent injunction or other order, judgment, decision, opinion or decree has been issued by a court or other governmental authority of competent jurisdiction and remains in effect and becomes final and non-appealable, with the effect of making the merger illegal or otherwise prohibiting consummation of the merger, and the party seeking to terminate the merger agreement has complied in all material respects with its obligations to obtain the required governmental and other approvals; or

  •
  the meeting of the Company's stockholders including any adjournments or postponements thereof, in each case at which a vote on the adoption of the merger agreement was taken, has concluded and the approval of the proposal to adopt the merger agreement has not been obtained.

        Dai-ichi may also terminate the merger agreement if:

  •
  Protective has breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform is incapable of being cured by Protective prior to the end date and would result in a failure of certain conditions to the obligations of the Dai-ichi Parties to consummate the merger;

  •
  prior to the stockholders meeting, the Board (i) fails to include a recommendation that stockholders vote in favor of adopting the merger agreement in the proxy statement; (ii) changes, withholds, withdraws or adversely qualifies or modifies, or proposes publicly to change, withhold, withdraw or adversely qualify or modify, its recommendation that stockholders vote in favor of adopting the merger agreement or (iii) approves, endorses or recommends, or publicly proposes to approve, endorse or recommend, any alternative acquisition proposal (collectively, a "change in recommendation") within a period of 15 business days immediately preceding the date of termination; or

  •
  prior to the stockholders meeting, following the receipt by Protective of an alternative acquisition proposal (other than a tender offer), the Board has not publicly reaffirmed its recommendation that stockholders vote in favor of adopting the merger agreement and fails to do so through a press release or similar means within five business days after the date Dai-ichi requests in writing that Protective do so, which request may be delivered by Dai-ichi only (i) once with respect to any alternative acquisition proposal and (ii) during the 30-day period immediately prior to the date on which the stockholders meeting is scheduled at the time of such request.

        Protective may also terminate the merger agreement if:

  •
  either of the Dai-ichi Parties has breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform is incapable of being cured by Dai-ichi prior to the end date and would result in a failure of certain conditions to the obligations of Protective to consummate the merger; or

  •
  Protective, when permitted to do so under the terms of the merger agreement, (i) effects a change in recommendation as a result of its receipt of a superior proposal and (ii) enters into a definitive written agreement providing for such superior proposal concurrently with or immediately following the termination of the merger agreement (provided that Protective pays Dai-ichi a termination fee in accordance with the terms of the merger agreement).

Termination Fees (Page 80)

        Protective has agreed to pay Dai-ichi a termination fee of $140 million in cash in the event that:

  •
  The merger agreement is terminated by Dai-ichi because the Board has effected a change in recommendation within a period of 15 business days immediately preceding the date of such termination or because the Board does not publicly reaffirm the recommendation (after request by Dai-ichi) following the Company's receipt of an alternative acquisition proposal;

  •
  The merger agreement is terminated by the Company or Dai-ichi because (i) the merger has not been consummated by the end date, without the stockholder vote having occurred, and all of the conditions precedent to closing have been satisfied (other than the stockholder approval having been obtained) or (ii) the meeting of the Company's stockholders has concluded and the approval of the proposal to adopt the merger agreement has not been obtained and, in the case of either clauses (i) or (ii), within 12 months of such termination, the Company either consummates a transaction contemplated by an alternative acquisition proposal or enters into a definitive agreement to consummate a transaction contemplated by any alternative acquisition proposal (and the Company thereafter consummates such alternative acquisition proposal, whether or not within such 12 month period) (with all references to 15% in the definition of alternative acquisition proposal changed to 50% for purposes of this termination fee payment); or

  •
  The merger agreement is terminated by the Company in order to enter into a definitive written agreement providing for a superior proposal.

Acquisition Proposals (Page 73)

        During the period beginning on the date of the merger agreement and continuing until 5:00 p.m. (New York City time) on June 29, 2014 (such period, the "solicitation period" and such date, the "No-Shop Period Start Date"), the Company and its representatives were permitted to initiate, solicit, facilitate or encourage alternative acquisition proposals from third parties, provide nonpublic information to such third parties and participate in discussions or negotiations with such third parties regarding alternative acquisition proposals. Beginning on the No-Shop Period Start Date, the Company became subject to customary "no shop" restrictions on its ability to initiate, solicit, facilitate or encourage alternative acquisition proposals. However, at any time prior to the adoption of the merger agreement by an affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, the Company may provide information to and negotiate with third parties who submit alternative acquisition proposals (whether submitted before or after the No-Shop Period Start Date) that the Board has determined, after consultation with outside counsel and its financial advisor, are (or could reasonably be expected to lead to) superior proposals.

        Pursuant to the merger agreement, the Company has informed Dai-ichi that during the solicitation period, Morgan Stanley contacted a total of 29 potential acquirers on behalf of the Company to solicit interest in a possible alternative transaction and none of such parties expressed an interest in pursuing a transaction or executed a confidentiality agreement. As of the date of this proxy statement, no person has made an unsolicited proposal to acquire the Company.

        Prior to the adoption of the merger agreement by an affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, the Board may, subject to compliance with certain obligations set forth in the merger agreement, including providing Dai-ichi with prior notice and allowing Dai-ichi two "match rights" with respect to competing proposals, change its recommendation upon (i) the occurrence of a material development or change in circumstances that occurs or arises after the execution of the merger agreement (other than an alternative acquisition proposal or superior proposal) that was not known to the Board as of or prior to the date of the merger agreement and was not reasonably foreseeable as of the date of the merger agreement or (ii) upon receipt of a superior proposal if, in each case, the Board determines in good faith, after consultation with its outside counsel and financial advisor, that failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders.

 Regulatory Approvals (Page 61)

        Under the HSR Act, the merger may not be completed until certain information and documentary materials have been provided to the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the Federal Trade Commission ("FTC") by Dai-ichi and Protective, and the applicable waiting period has expired or been terminated. The parties filed the required notifications with the Antitrust Division and the FTC on July 18, 2014, and the parties' request for early termination of the applicable waiting period was granted on July 25, 2014.

        The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of Dai-ichi or Protective or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

        The insurance laws and regulations of the states of Alabama, Missouri, Nebraska, New York and Tennessee, jurisdictions where insurance company subsidiaries of the Company are domiciled or "commercially domiciled", generally require that, prior to the acquisition of control of an insurance company domiciled or "commercially domiciled" in those respective jurisdictions, the acquiring company must obtain the approval of the insurance regulators of those jurisdictions. In addition, the insurance laws and regulations of the states of South Carolina and Vermont, jurisdictions where captive insurance company subsidiaries of the Company are domiciled, generally require that, prior to the acquisition of control of a captive insurance company domiciled in those respective jurisdictions, the acquiring company must obtain the approval of the insurance regulators of those jurisdictions.

        The insurance law of the state of Texas provides that a person may not acquire control of an entity licensed as an insurance agency in Texas, unless it has filed certain information with the Texas Department of Insurance and received approval for such acquisition or such acquisition has not been disapproved before the 61st day after the date the Texas Department of Insurance receives all such required information.

        Rule 1017 of the National Association of Securities Dealers ("NASD") Rules, which are administered by NASD's successor, the Financial Industry Regulatory Authority ("FINRA"), provides that a FINRA member entity must file an application for approval of a change in the equity ownership of the member that results in one person or entity directly or indirectly owning or controlling 25 percent or more of the equity capital of such member.

        In addition to the foregoing, the Company and Dai-ichi may be required to make certain other filings with governmental authorities in connection with the merger.

        The Insurance Business Act of Japan requires Dai-ichi to file prior notification with and to obtain prior approval of the JFSA, in connection with the merger.

        Should the FTC, the Antitrust Division, state antitrust authorities, competition authorities in other foreign countries or the JFSA raise objections to the merger, each of Dai-ichi and Protective will use its reasonable best efforts to resolve such objections, but neither Dai-ichi nor Protective is required to take any action that would result in a burdensome condition. For the purposes of the merger agreement, a burdensome condition is defined as any arrangements, conditions or restrictions that (a) are not conditioned on the consummation of the transactions contemplated by the merger agreement, (b) with respect to certain specified insurance regulatory approvals, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (c) with respect to the JFSA approval, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, operations or results of operations of Dai-ichi and its subsidiaries (not including Protective and its subsidiaries), taken as a whole.

Litigation Related to the Merger (Page 62)

        Protective, members of the Board and the Dai-ichi Parties have been named as defendants in four lawsuits brought by and on behalf of Protective's stockholders challenging the merger.

        On June 11, 2014, Beth Edelman, a purported stockholder of Protective, filed an action in the Circuit Court of Jefferson County, Alabama, captioned Edelman, et al. v. Protective Life Corporation, et. al., Case # 01CV201490247400. On July 30, 2014, Edelman filed an amended complaint. Three putative class action lawsuits were filed in the Court of Chancery of the State of Delaware: Martin, et al. v. Protective Life Corporation, et al., Civil Action No. 9794-CB, filed June 19, 2014, Leyendecker, et al. v. Protective Life Corporation, et al., Civil Action No. 9931-CB, filed July 22, 2014 and Hilburn, et al. v. Protective Life Corporation, et al., Civil Action No. 9937-CB, filed July 23, 2014. The Delaware Court of Chancery consolidated the Martin, Leyendecker and Hilburn actions under the caption In re Protective Life Corp. Stockholders Litigation, Consolidated Civil Action No. 9794-CB, designated the Hilburn complaint as the operative consolidated complaint and appointed Charlotte Martin, Samuel J. Leyendecker, Jr., and Deborah J. Hilburn to serve as co-lead plaintiffs.

        These lawsuits allege that the Board breached its fiduciary duties to stockholders, that the merger involves an unfair price, an inadequate sales process and unreasonable deal protection devices that purportedly preclude competing offers, and that the preliminary proxy statement filed with the Securities and Exchange Commission (the "SEC") on July 10, 2014 fails to disclose purportedly material information. The lawsuits also allege that Protective and the Dai-ichi Parties aided and abetted those alleged breaches of fiduciary duties. The lawsuits seek injunctive relief, including enjoining or rescinding the merger, and attorneys' and other fees and costs, in addition to other relief. The consolidated Delaware action also seeks an award of unspecified damages. The request by plaintiffs in the Delaware consolidated action to enjoin the merger has been set for a hearing on September 26, 2014 in the Delaware Court of Chancery. Protective and the Board believe these claims are without merit and intend to vigorously defend these actions. Protective cannot predict the outcome of or estimate the possible loss or range of loss from these matters.

Current Market Price of Common Stock (Page 86)

        The closing sale price of Common Stock on the New York Stock Exchange (the "NYSE") on August 22, 2014 was $69.24. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers address briefly some commonly asked questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a holder of shares of Common Stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub with and into the Company, with the Company being the surviving entity. The Merger Sub is current a wholly-owned subsidiary of Dai-ichi. As a result of the merger, the Company will become a wholly-owned subsidiary of Dai-ichi, the Common Stock will cease to be listed on the NYSE, the Company will not be publicly traded and the Common Stock will be deregistered under the Securities Exchange Act of 1934 (the "Exchange Act").

Q:
When and where will the special meeting of stockholders be held?

A:
The special meeting of Protective stockholders will be held at Protective headquarters, 2801 Highway 280 South, Birmingham, Alabama 35223, on Monday, October 6, 2014, at 10:00 a.m., Central Time. You should read the section entitled "The Special Meeting" beginning on page 19.

Q:
What are the proposals that will be voted on at the special meeting?

A:
You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) on an advisory (non-binding) basis, the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger, (3) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting, and (4) such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Q.
What will a Protective stockholder receive when the merger occurs?

A:
For every share of Common Stock held at the time of the merger, Protective stockholders will be entitled to receive $70.00 in cash, without interest, less any applicable withholding taxes. We refer to this amount in this proxy statement as the per share merger consideration. Holders of shares who perfect appraisal rights, if any, will not receive the per share merger consideration, but will instead be paid the fair value of their shares, as determined by the Delaware Court of Chancery, unless such holder subsequently withdraws or otherwise loses such holder's rights to demand for appraisal.

Q:
How do the Company's directors and executive officers intend to vote?

A:
Each of our directors and executive officers has informed us that he or she currently intends to vote all of his or her shares of Common Stock "FOR" the approval of the merger agreement and the other proposals to be considered at the special meeting, although none of them is obligated to do so.

Q:
What will happen in the merger to equity-based compensation awards that have been granted to employees, officers and directors of Protective?

A:
Equity-based awards that have been granted to employees, officers and directors of Protective will be treated as follows:

Stock Appreciation Rights.    Each stock appreciation right that is, at the effective time of the merger, outstanding and unexercised and has a base price per share of Common Stock less than the per share merger consideration, whether or not exercisable or vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the excess of the per share merger consideration over the base price of such stock appreciation right by (ii) the number of shares of Common Stock subject to such stock appreciation right.

Restricted Stock Units.    Each restricted stock unit that is outstanding at the effective time of the merger, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of restricted stock units.

Performance Share Awards.    Each performance share that is outstanding at the effective time of the merger, earned as described below, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of performance shares. The number of performance shares earned for each award of performance shares will be calculated by determining the number of performance shares that would have been paid if the subject award period had ended on December 31 immediately preceding the effective time of the merger (based on the conditions set for payment of performance share awards for the subject award period), provided that, the number of performance shares earned for each award will not be less than the aggregate number of performance shares at the target performance level, and provided further that with respect to awards granted in the year in which the effective time of the merger occurs, performance shares will be earned at the same percentage as awards granted in the year preceding the year in which the effective time of the merger occurs.

Q:
How does the per share merger consideration compare to the market price of Common Stock?

A:
The per share merger consideration represents approximately a 34% premium over $52.30, the closing price of Common Stock on the NYSE on May 30, 2014, the last full trading day before the release of media reports regarding the merger of Dai-ichi and Protective and approximately a 49% premium over $47.01, the trailing 12 month (May 31, 2013 to May 30, 2014) average of the daily closing prices of the shares of Common Stock. The closing sale price of Common Stock on the NYSE on August 22, 2014 was $69.24. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares.

Q:
Who is entitled to attend and vote at the special meeting?

A:
The record date for the special meeting is August 15, 2014. If you own shares of Common Stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were approximately 79,250,726 shares of Common Stock issued and outstanding.

Q:
What vote of our stockholders is required to adopt the merger agreement?

A:
Under Delaware law, the adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.

Q:
What vote of our stockholders is required to approve on an advisory (non-binding) basis, the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger?

A:
The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy at the special meeting and entitled to vote thereon. Because the vote is advisory only, if the proposal does not receive the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, such a vote would not be binding on Protective or Dai-ichi.

Q.
What vote of our stockholders is required to adopt the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies?

A.
The adoption of the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the special meeting and entitled to vote thereon. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may also adjourn the meeting under Protective's Amended and Restated Bylaws.

Q.
How does the Board recommend that I vote on the proposals?

A:
The Board has unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Protective stockholders and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled "The Merger—Interests of Protective's Executive Officers in the Merger—Compensation for Protective's Named Executive Officers." You should read the section entitled "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 35. The Board also recommends that you vote "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement.

Q:
Do any of the Company's directors and executive officers have any interests in the merger that may differ from, or be in addition to, my interests as a stockholder?

A:
Yes. In considering the recommendation of the Board to vote "FOR" the adoption of the merger agreement, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. For descriptions of these interests, please see the section of this proxy statement entitled "The Merger—Interests of Executive Officers in the Merger."

Q:
How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "FOR" and "AGAINST" votes and abstentions. Because under Delaware law the adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, the failure to vote or the abstention from voting will have the same effect as a vote "AGAINST" the adoption of the merger agreement. Because the approval, on an advisory (non-binding) basis, of the compensation that may be paid or payable to Protective's named executive officers in connection with the merger and the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement, each requires the affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the special meeting and entitled to vote thereon, abstentions will count as a vote "AGAINST" each such proposal but the failure to vote your shares will have no effect on the outcome of either of such proposals unless the shares are counted as present at the special meeting.

Q:
What will happen if all of the proposals to be considered at the special meeting are not approved?

A:
As a condition to completion of the merger, the holders of at least a majority of the outstanding shares of Common Stock must vote to adopt the merger agreement. Completion of the merger is not conditioned or dependent on stockholder approval of any of the other proposals to be considered at the special meeting.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please ensure your shares are voted at the meeting by submitting a proxy in one of the ways described below. You have one vote for each share of Common Stock you own as of the record date.

Q:
How do I vote if I am a stockholder of record?

A:
You may vote by:

•
submitting your proxy by using the Internet voting instructions printed on each proxy card you receive;

•
submitting your proxy by using the telephone number printed on each proxy card you receive;

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

•
by appearing in person at the special meeting.

If you are submitting your proxy by telephone or via the Internet, your voting instructions must be received by 11:59 p.m., Eastern Time, on October 5, 2014.

Submitting your proxy via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person to ensure that your shares of Common Stock are represented at the special meeting.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement. With respect to any other matter that properly comes before the special meeting or any adjournment or postponement thereof, the persons appointed as proxies will vote the shares of Common Stock represented by the proxy as directed by the Board.

Q:
How do I vote if my shares of Common Stock are held by my brokerage firm, bank, trust or other nominee?

A:
If your shares of Common Stock are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares of Common Stock, with your shares being held in "street name." "Street name" holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares of Common Stock for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. Telephone and internet voting may be available, please follow the instructions on the enclosed voting instruction form. If you wish to vote in person at the special meeting, you must bring a legal proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting. Please contact your brokerage firm, bank, trust or other nominee for instruction on how to obtain a legal proxy.

In addition, because any shares of Common Stock you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, shares held in "street name" will not be combined for voting purposes with shares you hold of record. To be sure your shares of Common Stock are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares of Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:
What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:
Your brokerage firm, bank, trust or other nominee will not be able to vote your shares of Common Stock unless you have properly instructed your nominee on how to vote. Because the adoption of the merger agreement requires an affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock for approval, the failure to provide your nominee with voting instructions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Because the proposals to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger and to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement require the affirmative vote of the holders of at least a majority of the shares of common stock present or represented at the special meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on these proposals, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of these proposals unless the shares are otherwise counted as present at the special meeting.

Q:
What constitutes a quorum for the special meeting?

A:
The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the special meeting, then your shares of Common Stock will be counted as part of the quorum. If you are a "street name" holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of Common Stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:
What does it mean if I receive more than one proxy?

A:
If you receive more than one proxy from the Company and its representatives, it means that you hold shares of Common Stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive by mail or submit your proxy by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:
May I change my vote after I have delivered my proxy?

A:
Yes. If you are the stockholder of record of Common Stock, you have the right to change or revoke your proxy at any time prior to it being voted at the special meeting:

•
if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet in accordance with the instructions on the proxy card;

•
by delivering to Protective's Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
by submitting a later-dated proxy card relating to the same shares of Common Stock; or

•
by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Protective Life Corporation
c/o Corporate Secretary's Office
P.O. Box 2606
Birmingham, Alabama 35202

  If you are a "street name" holder of Common Stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your stock certificates or book-entry shares for the per share merger consideration. If your shares of Common Stock are held in "street name" by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:
What happens if I sell my shares of Common Stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Common Stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of such shares. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see "Appraisal Rights" on page 82 and Annex C.

Q:
Will I still be paid dividends prior to the merger?

A:
Protective has historically paid quarterly dividends to its stockholders. Under the terms of the merger agreement, Protective may continue to make its regular quarterly cash dividends consistent with past practices without Dai-ichi's consent so long as the dividend does not exceed $0.24 per share of Common Stock per calendar quarter.

Q:
Am I entitled to appraisal rights in connection with the merger?

A:
Stockholders are entitled to appraisal rights under Section 262 of the DGCL provided they follow the procedures precisely and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see "Appraisal Rights" on page 82. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.

Q:
Is the merger expected to be taxable to me?

A:
In general, the receipt of cash in exchange for shares of Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Please see the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 58. You should consult your own tax advisors about the tax consequences to you of the exchange of shares of Common Stock for cash pursuant to the merger in light of your particular circumstances.

Q:
Who can answer further questions?

A:
For additional questions about the merger, assistance in submitting proxies or voting shares of Common Stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
 Toll-Free (800) 322-2885

        If your brokerage firm, bank, trust or other nominee holds your shares in "street name," you should also call your brokerage firm, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on the Company's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Dai-ichi to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction; (5) the effect of the announcement of the proposed merger on the Company's relationships with its distributors, operating results and business generally; and (6) the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the merger agreement.

        Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company's views as of the date on which such statements were made. The Company anticipates that subsequent events and developments will cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company's SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014 and its Quarterly Reports on Form 10-Q, which were filed with the SEC on May 8, 2014 and August 8, 2014, in each case under the heading "Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results."

 THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to Protective stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held at Protective headquarters, 2801 Highway 280 South, Birmingham, Alabama 35223, on Monday, October 6, 2014, at 10:00 a.m., Central Time or at any postponement or adjournment thereof. The purpose of the special meeting is for Protective stockholders to consider and vote upon: the adoption of the merger agreement; on an advisory (non-binding) basis, the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger; the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement; and such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting. Protective stockholders must adopt the merger agreement in order for the merger to occur. If Protective stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

        We have fixed the close of business on August 15, 2014 as the record date for the special meeting, and only holders of record of Common Stock on the record date are entitled to vote at the special meeting. As of the record date, there were 79,250,726 shares of Common Stock outstanding and entitled to vote. Once a share of Common Stock is represented at the special meeting, it will be counted for purposes of determining a quorum at the special meeting. However, if a new record date is set for an adjourned or postponed special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

        Each share of Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.

        A majority of the shares of Common Stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. Shares of Common Stock represented at the special meeting but not voted, including shares of Common Stock for which proxies have been received but for which stockholders have abstained from voting, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Required Votes

Vote for Approval of the Merger

        You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement. Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the special meeting. Therefore, if you abstain or fail to vote, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

 Advisory (Non-Binding) Vote on Compensation

        In accordance with Section 14A of the Exchange Act, Protective is required to provide its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger, the value of which is set forth in the tables herein. As required by Section 14A of the Exchange Act, Protective is asking its stockholders to vote on the adoption of the following resolution:

  "RESOLVED, that the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger, as disclosed in the tables under "Interests of the Company's Directors and Executive Officers in the Merger—Golden Parachute Compensation," including the associated footnotes and narrative disclosure, is hereby APPROVED."

        The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the executive compensation and vice versa. Because the vote on executive compensation paid or that may become payable in connection with the merger is advisory only, it will not be binding on Protective or Dai-ichi. Accordingly, because Protective is contractually obligated to pay the compensation, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

        The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the matter will be required to approve the advisory resolution on executive compensation payable to Protective's named executive officers in connection with the merger. Therefore, if you abstain, it will have the same effect as a vote "AGAINST" the adoption of the proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the special meeting.

 Vote for Approval of an Adjournment of the Special Meeting

        The Company's stockholders are being asked to approve a proposal that will give us authority to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If this adjournment proposal is approved, the special meeting could be adjourned by the Board to any date. In addition, the Board can postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. The Company does not intend to call a vote on this proposal if the proposal to adopt the merger agreement is approved at the special meeting.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

        The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the matter will be required to approve the proposal to adjourn the special meeting. Therefore, if you abstain, it will have the same effect as a vote "AGAINST" the adoption of the proposal to adjourn the special meeting, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the special meeting.

 Voting by Protective's Directors and Executive Officers

        As of August 15, 2014, the directors and executive officers of Protective beneficially owned in the aggregate 1,659,078 shares of Common Stock entitled to vote at the special meeting or approximately 2.09% of the outstanding shares of Common Stock. We currently expect that each of these individuals will vote all of his or her shares of Common Stock in favor of each of the proposals to be presented at the special meeting, although none of them is obligated to do so.

 Voting, Proxies and Revocation

Invitation to Special Meeting

        All holders of shares of Common Stock as of the close of business on the record date, including stockholders of record and beneficial owners of Common Stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

        Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of Common Stock in "street name" through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

        To ensure that your shares of Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Proxy Vote by Stockholders of Record

        If you are a stockholder of record of your shares of Common Stock and you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail that is received by Protective at any time prior to the closing of the polls at the special meeting, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement, and in accordance with the recommendations of the Board on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

Vote of Shares of Common Stock Held in "Street Name"

        If your shares of Common Stock are held in "street name," you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares of Common Stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold shares of Common Stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are "non-routine," such as adoption of the merger agreement, without specific instructions from the beneficial owner. If the broker or nominee cannot vote on the proposal because it is non-routine, there is a "broker non-vote" on that proposal. Broker non-votes will not be counted for quorum purposes because all of the matters being considered at the meeting are "non-routine." Broker non-votes would count as votes "AGAINST" the proposal to adopt the merger agreement. Broker non-votes would not be counted as votes for or against the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger or the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement. If your broker or other nominee holds your shares of Common Stock in "street name," your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

Deadline to Vote by Proxy

        Proxies received by Protective at any time prior to the closing of the polls at the special meeting, in the case of proxies submitted by using proxy cards, or 11:59 p.m., Eastern Time, on October 5, 2014, in the case of proxies submitted by telephone or Internet, that have not been revoked or superseded before being voted, will be voted at the special meeting.

Revocation of Proxy

        If you are a stockholder of record of your shares of Common Stock, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

  •
  if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet;

  •
  by delivering to Protective's Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  by submitting a later-dated proxy card relating to the same shares of Common Stock; or

  •
  by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

        Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Protective Life Corporation
c/o Corporate Secretary's Office
P.O. Box 2606
Birmingham, Alabama 35202

        If you are a "street name" holder of Common Stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Abstentions

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Common Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the adoption of the merger agreement, a vote "AGAINST" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Protective's named executive officers in connection with the merger and a vote "AGAINST" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the Board on any other matters properly brought for a vote before the special meeting, or at any adjournment or postponement thereof.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to approve the proposal to adopt the merger agreement, the Company does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that such adjournment or postponement is necessary under applicable law to allow additional time for any disclosure.

        The special meeting may be adjourned by a resolution of the Board or by the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

        Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

        This solicitation of proxies is being made by Protective and the cost of this solicitation is being borne by Protective. We have retained MacKenzie Partners, Inc. ("MacKenzie Partners"), a professional proxy solicitation firm, to assist in the solicitation of proxies for the special meeting for a fee of approximately $75,000, plus reimbursement of reasonable out-of-pocket expenses. MacKenzie Partners' employees and our directors, officers and employees may solicit the return of proxies by personal contact, mail, electronic mail, facsimile, telephone or the Internet. MacKenzie Partners expects that approximately 25 of its employees will assist in the solicitation. We may also issue press releases asking for your vote or post letters or notices to you on our website, www.protective.com. Our directors, officers and employees may also solicit proxies by personal interview, mail, electronic mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Common Stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

        If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885 or collect at (212) 929-5500 or via email at proxy@mackenziepartners.com.

List of Stockholders

        A list of our stockholders entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting at our principal executive offices at least ten days prior to the date of the special meeting and continuing through the special meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

 THE COMPANIES

Protective Life Corporation

        Protective provides financial services through the production, distribution and administration of insurance and investment products throughout the U.S. Protective is a Delaware corporation with principal offices located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 268-1000. Protective's home page on the Internet is www.protective.com. The information provided on Protective's website is not part of this proxy statement and is not incorporated herein by reference.

The Dai-ichi Life Insurance Company, Limited

        Dai-ichi is a kabushiki kaisha organized under the laws of Japan with principal executive offices located at 13-1, Yurakucho 1-chome, Chiyoda-ku, Tokyo 100-8411, Japan, telephone number 81-3-3216-1211. Dai-ichi is the second largest private life insurance company in Japan as measured by total assets. Founded in 1902 as a mutual company, Dai-ichi was demutualized and listed on the Tokyo Stock Exchange on April 1, 2010. As of March 31, 2014, Dai-ichi's total assets were ¥37.7 trillion (USD$366.3 billion) on a consolidated basis. Based in Tokyo, the Dai-ichi group has approximately 67,000 employees and 1,345 sales offices throughout Japan. It also has overseas life insurance businesses in Australia, India, Indonesia, Thailand and Vietnam, as well as offices in Beijing, Hong Kong, London, New York, Shanghai and Taipei. Dai-ichi trades on the Tokyo Stock Exchange under the ticker code 8750.

DL Investment (Delaware), Inc.

        DL Investment (Delaware), Inc. is a Delaware corporation and wholly-owned subsidiary of Dai-ichi with principal executive offices located at 1133 Avenue of the Americas, 28th Floor, New York, New York 10036, telephone number (212) 350-7600. DL Investment (Delaware), Inc. was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

THE MERGER

Background of the Merger

        The Board and senior management of the Company periodically review the Company's long-term strategic plan with the goal of maximizing stockholder value.

        From time to time starting in October 2009, representatives of Dai-ichi contacted representatives of the Company to express general interest in the Company and to raise the possibility of making an investment in the Company. However, prior to the discussions described below, such approaches did not progress past preliminary inquiries.

        On or about September 2013, a representative of Goldman Sachs & Co. ("Goldman Sachs"), financial advisor to Dai-ichi (later formally retained by Dai-ichi on March 17, 2014), contacted John D. Johns, the Chairman of the Board and Chief Executive Officer of the Company, and asked him to have dinner with senior officers of Dai-ichi. A dinner subsequently was arranged for October 15, 2013 in Atlanta, Georgia. In the course of that dinner, the representatives of Dai-ichi reiterated Dai-ichi's interest in the Company and told Mr. Johns that Dai-ichi was interested in acquiring the Company. A representative of Dai-ichi proposed that executives from both companies meet in Birmingham, Alabama to exchange informational presentations about the two companies. Pursuant to standing instructions from the Board, Mr. Johns told the Dai-ichi representative that the Company was not for sale, but that the Board would review any acquisition proposal it received in accordance with the exercise of its fiduciary duties.

        On October 30, 2013, the Board held an executive session following a regularly scheduled Board meeting, in which Mr. Johns reported on his dinner with representatives of Dai-ichi and informed the Board that the representatives had asked to come to Birmingham, Alabama to meet with management. Pursuant to its standing policy, the Board again instructed Mr. Johns to listen to any indications of interest. The Board emphasized that the Company was not for sale but that the Board would review any acquisition proposals it received in accordance with the exercise of its fiduciary duties.

        On January 14, 2014, certain Dai-ichi executives and executives of the Company met in Birmingham, Alabama to exchange informational presentations about the two companies. The Dai-ichi representatives described their company and its international business model, which they said featured a commitment to purchasing and growing companies overseas and maintaining the continuity of management. At the conclusion of those meetings, Mr. Johns spoke with a representative of Dai-ichi, who again indicated that Dai-ichi was interested in acquiring the Company. Mr. Johns reiterated to the Dai-ichi representative that the Company was not for sale, but that the Board would review any acquisition proposal it received in accordance with the exercise of its fiduciary duties. He stated that the Board would be focused on ensuring the best outcome for Protective's stockholders. Mr. Johns updated the Board on the meetings with Dai-ichi representatives.

        On February 5, 2014, Deborah Long, Esq., Executive Vice President, Secretary and General Counsel of the Company, reached out to the Company's legal advisor, Debevoise & Plimpton LLP ("Debevoise") and informed representatives of Debevoise that Dai-ichi had expressed interest in acquiring the Company.

        On February 10, 2014, Mr. Johns received a telephone call from a representative of Goldman Sachs, who stated that Dai-ichi was interested in a possible transaction to acquire Protective. The representative of Goldman Sachs also noted that Dai-ichi had retained Baker & McKenzie ("Baker & McKenzie") and Willkie Farr & Gallagher LLP ("Willkie Farr") as legal advisors (each later formally retained by Dai-ichi on February 14, 2014 and March 7, 2014, respectively) and speculated that Dai-ichi might be looking toward an early March time frame for making a proposal.

        Later that day, the Board held an executive session following a regularly scheduled meeting of the Finance and Investments Committee (subsequently renamed the Risk, Finance and Investment Committee), which includes all of the members of the Board. Ms. Long and Richard Bielen, the

Company's Chief Financial Officer, and Scott Adams, the Company's Senior Vice President of Human Resources, were invited to participate in a portion of the meeting. Mr. Johns reported on the January 14 meeting with members of Dai-ichi's management and told the Board about that day's call from Dai-ichi's financial advisor. The Board discussed the need to carefully evaluate any proposal it received, and to respond quickly, but emphasized that discussions about Dai-ichi's possible interest in acquiring the Company should not disrupt the Company's ongoing business. The Board was of the view that the Company should remain focused on its stand-alone strategic plan and minimize any disruptions to its day-to-day operations.

        On February 13, 2014, Mr. Johns received a telephone call from a representative of Goldman Sachs, who told Mr. Johns that the senior representative of Dai-ichi who had primarily met with Mr. Johns would be retiring that spring and wanted to introduce his successors to Mr. Johns. Mr. Johns said that he would be in Las Vegas, Nevada for an American Council of Life Insurers ("ACLI") conference in March and that he would meet with the Dai-ichi representatives then if they were available to come to Las Vegas, Nevada. The Goldman Sachs representative also mentioned that Dai-ichi was considering what governance arrangements would need to be put in place if Dai-ichi were to acquire Protective. Mr. Johns said that he was not in a position to offer any guidance on this question and added that the Company was not for sale, but that in reviewing any proposal it received, the Board would be focused on ensuring the best outcome for Protective's stockholders.

        On February 24, 2014, following a regularly scheduled Board meeting, the Board held an executive session in which Mr. Johns reported on his discussions with Dai-ichi's financial advisor and stated that he had proposed meeting with representatives of Dai-ichi while attending the ACLI conference in Las Vegas, Nevada in March.

        On March 5, 2014, a representative of Goldman Sachs confirmed that representatives of Dai-ichi would meet with Mr. Johns in Las Vegas, Nevada on March 9 and told Mr. Johns that Dai-ichi wanted to communicate that the personnel change at Dai-ichi would not impact Dai-ichi's interest in Protective. Mr. Johns stated that Protective's position had not changed since his conversations with Dai-ichi in January and reiterated that the Company was not for sale, but that the Board would review any acquisition proposal it received in accordance with its fiduciary duties. Mr. Johns said that if it were to submit a proposal, Dai-ichi should focus on delivering the most value to Protective stockholders. The Goldman Sachs representative indicated that Dai-ichi planned to deliver a written indication of interest in the coming week. Mr. Johns expressed surprise, as the indications of interest from Dai-ichi had thus far been preliminary in nature and the Company had not expected to receive a definitive proposal in such short order. Mr. Johns added that the timing of Dai-ichi's proposal would complicate the Company's plans to launch a debt offering later that month.

        On March 6, 2014, the Company decided to postpone the contemplated debt offering. Ms. Long advised the Board's lead director and other members of the pricing committee of that decision. Later that day, Mr. Johns, Mr. Bielen and Ms. Long discussed potential financial advisors to advise the Company on a potential transaction and decided to contact Morgan Stanley on the basis of Morgan Stanley's reputation, industry knowledge and experience. Mr. Bielen called Morgan Stanley to inquire if they would serve as the Company's financial advisor.

        On March 7, 2014, Mr. Johns and a representative of Goldman Sachs talked by telephone. Mr. Johns told the Goldman Sachs representative that Protective did not wish to engage in an extended dialogue with Dai-ichi. Mr. Johns explained that the Company had postponed a debt offering as a result of an imminent proposal from Dai-ichi, and had other financing transactions and business opportunities that it wanted to pursue without the distraction of prolonged discussions with Dai-ichi. Mr. Johns said that in order to focus on executing its strategic plan, the Company wanted to conclude any discussions with Dai-ichi one way or the other by mid-May.

        On March 9, 2014, Messrs. Johns and Bielen had dinner with Dai-ichi representatives in Las Vegas, Nevada during the ACLI conference. At the dinner, representatives of Dai-ichi indicated that Dai-ichi would be sending an acquisition proposal with an indicative price range the next day and said Dai-ichi would request access to nonpublic information in connection with their due diligence process. They added that the letter would propose a 90-day exclusivity period. Mr. Johns told the Dai-ichi representatives that he thought a 90-day exclusivity period would be unacceptable to the Company because, among other reasons, it would delay certain strategic initiatives the Company was planning on implementing and would be disruptive to the ongoing operations of the Company. Mr. Johns stated that the Board had a regularly scheduled meeting on March 31, 2014 and, if a letter were to be received, the Board would consider it and respond appropriately.

        On March 10, 2014, Protective received an unsolicited non-binding indication of interest from Dai-ichi, dated March 9, 2014, to acquire the Company at an indicative purchase price range of $60-$62 per share (the "March 9 Proposal"). The letter noted that the final price would be subject to confirmation following due diligence. The letter requested an exclusivity period of 90 days to conduct due diligence. On March 10, 2014, the closing price of the Common Stock was $53.86 per share.

        On March 11, 2014, the Board held an informational call, in which Mr. Bielen, Ms. Long and representatives of Debevoise and Morgan Stanley also participated. Mr. Johns updated the Board on the dinner he and Mr. Bielen had had with representatives of Dai-ichi on March 9. With respect to Dai-ichi's March 9 Proposal, Mr. Johns stated that while the Board should consider it carefully, management's view was that the proposed price range did not justify the extensive time and resources on the part of management that a due diligence process would require and that the management team should continue implementing and carrying out the Company's stand-alone plan and strategic initiatives.

        Following the remarks by Mr. Johns, Debevoise provided an overview of the fiduciary duties of directors under Delaware law. Morgan Stanley then summarized Dai-ichi's March 9 Proposal and noted that, although Morgan Stanley would prepare a more extensive financial analysis of Dai-ichi's proposal for the Board's March 31 meeting, it was the view of Morgan Stanley that the March 9 Proposal did not fully value the Company. Following the remarks by Morgan Stanley, the Board discussed a number of issues, including management's view that the Company should not engage in any discussions with Dai-ichi based on the March 9 Proposal. After further discussion, the Morgan Stanley team was excused, and the Board continued discussion. The Board was of the initial view that the March 9 Proposal did not justify further negotiations, a diligence period or an exclusivity arrangement. However, the Board determined that it would fully evaluate the proposal at its regularly scheduled meeting on March 31, 2014. In the interim, the Board authorized Mr. Johns to inform Dai-ichi, through its financial advisor, that while the Board would consider the matter fully at its March 31 meeting and respond formally, its initial reaction was that the proposal was not compelling or sufficient to warrant granting Dai-ichi an exclusivity period or access to nonpublic information. The Board emphasized that the Company was not for sale and that the Board did not wish to engage in a process that would divert management's time and resources in the absence of a compelling proposal.

        On March 12, 2014, Mr. Johns contacted Goldman Sachs to convey the Board's views. Mr. Johns stated that Protective was not for sale and that the Board's initial reaction was that it was not likely to authorize further discussions with Dai-ichi in light of the price range proposed by Dai-ichi. Mr. Johns said that the Board would receive a report from Morgan Stanley at its regularly scheduled board meeting at the end of March and would carefully consider the proposal and respond formally to Dai-ichi's proposal after the meeting. Mr. Johns emphasized that the Board was not seeking another proposal from Dai-ichi and added that Protective did not want to engage in a lengthy process with Dai-ichi that would disrupt its business and not result in an attractive premium for its stockholders.

        On March 21, 2014, a representative of Goldman Sachs requested a call with Mr. Johns. The Goldman Sachs representative and Mr. Johns discussed general industry developments. The Goldman

Sachs representative stated that Dai-ichi understood that their March 9 Proposal had not been sufficiently compelling and were planning to submit a revised proposal with a 60-day due diligence period and a material price increase the following week. Mr. Johns reiterated his reluctance to engage in discussions with Dai-ichi and the potential disruption such discussions would have on the Company's day-to-day operations and business initiatives, but reiterated that any proposal would be carefully considered by the Board in the exercise of its fiduciary duties.

        On March 26, 2014, the Company received a revised non-binding proposal from Dai-ichi to acquire the Company at an indicative purchase price range of $68-$70 per share (the "March 26 Proposal"). The letter noted that the final price would be subject to confirmation following due diligence. The letter requested an exclusivity period of 60 days to conduct due diligence. On March 26, 2014, the closing price of the Common Stock was $51.90 per share.

        On March 31, 2014, following a regularly scheduled meeting, the Board held an executive session. Mr. Bielen, Ms. Long, certain other members of management and representatives of Debevoise and Morgan Stanley were invited to participate in a portion of the meeting.

        During the meeting, representatives of Debevoise described the fiduciary duties of the directors under Delaware law, including their obligation in a change of control transaction to seek the best price reasonably available, and outlined key process considerations for the Board. Following the presentation by Debevoise, representatives of Morgan Stanley reviewed with the Board Morgan Stanley's financial analysis of the March 26 Proposal. Morgan Stanley advised the Board that in its view and based on the results of its analysis, the $68-$70 per share proposal from Dai-ichi represented a highly attractive and compelling offer for Protective's stockholders when compared to Protective's current share price, the premiums and multiples paid in similar transactions, Protective's embedded value analysis and Protective's expected stand-alone prospects. Morgan Stanley reviewed the Company's market position, performance and valuation based on, among other things, analyst estimates and internal management projections, including the "Investor Day" Plan (as described under "The Merger—Financial Projections—Investor Day Plan") and the "Updated Plan" (as described in "The Merger—Financial Projections—Updated Plan"). Morgan Stanley then provided an overview of Dai-ichi, including its strategic rationale, share price performance and sources of financing for the potential transaction. Morgan Stanley discussed the potential advantages and disadvantages of approaching other potential acquirers at the current stage of the process. Based on its knowledge of industry participants, Morgan Stanley expressed its view that there was a very low probability of another interested party emerging at a price level that would exceed Dai-ichi's proposed price range. Morgan Stanley reviewed potential alternative bidders and stated its view that any other party interested in seeking to acquire the Company could participate in a well-structured post-signing market check. In addition, representatives of Morgan Stanley advised the Board that, based in part on the extent of the price increase between the March 9 Proposal and the March 26 Proposal and the effort and expense that a due diligence process would entail, Dai-ichi was unlikely to proceed with a potential transaction without an exclusivity period in which to conduct due diligence and engage in negotiations with the Company.

        The Board then discussed the various factors impacting the Company's valuation, the Company's strategic plan, the state of the insurance industry, Dai-ichi's strategic and financial profile, and a variety of tactical considerations, including the advantages and disadvantages of approaching other potential parties to solicit additional bids or proposing a higher price to Dai-ichi. The Board discussed the potential risk of competitive harm to the Company if strategic buyers conducted due diligence but a transaction did not occur, and the increased risk of leaks, which could create instability among the Company's employees and distributors. In addition, the Board discussed whether proposing a higher price to Dai-ichi would cause Dai-ichi to further revise its proposal or risk Dai-ichi countering with a proposal at the bottom of its price range and delaying or halting the process in a volatile market. Morgan Stanley expressed the view that Dai-ichi and its advisors were aware of the compelling nature of their bid and that the best way to maximize the price was to insist on a price at the top of the proposed range. After discussion, Mr. Bielen, Ms. Long, representatives from Debevoise and Morgan Stanley were excused from the meeting. After further discussion, Mr. Johns excused himself, and the Board continued deliberations. A representative of Debevoise was asked to rejoin the meeting to address certain questions raised by the Board. The representative of Debevoise was then excused and the Board continued discussion. At the conclusion of the meeting, the Board requested additional information on the Company's historical acquisition activity and strategic plan, Dai-ichi's ability to consummate a transaction, including its access to equity financing, and the equity and change-in-control payments that would be due to members of senior management if the transaction were to be consummated. The Board determined that it would reconvene the next day.

        On April 1, 2014, the Board reconvened in a telephonic meeting. Present at the Company's offices were Mr. Johns and one Board member. Also attending in person were Mr. Bielen, Ms. Long and certain other members of management. Representatives of Morgan Stanley and Debevoise participated by telephone. Representatives of Debevoise discussed various legal and fiduciary considerations and the change of control arrangements pertaining to management and addressed various questions from the Board. The Board discussed the Company's strategic plan, acquisition history and likely future performance, including the likelihood that the Company would make a major acquisition in the short to medium term. The Board discussed whether the Company was likely to achieve a trading price of $68-$70 per share based on the Company's stand-alone strategic plan, and the risks inherent in executing this plan. Given that earnings from closed block acquisitions decline over time as the policies mature and lapse, Mr. Johns discussed that without a major new acquisition, the Company's earnings growth could be expected to begin to level out in 2016. The Board also discussed the equity and change-in-control payments due to members of senior management if a transaction were to be consummated, as well as Dai-ichi's ability to consummate a transaction, including its access to equity financing. The Board then resumed the prior day's conversation regarding Dai-ichi's proposal and various responses that were available to the Company. The Board discussed with Debevoise and Morgan Stanley the possibility of conditioning an exclusivity period for Dai-ichi on certain key requirements, including the confirmation of a price at the top of Dai-ichi's price range and Dai-ichi's agreement that the definitive agreement for the transaction would provide a meaningful opportunity for a post-signing market check. After further discussion of the Company's valuation, the proposed transaction and next steps, representatives of Morgan Stanley were excused. The Board discussed the retention of Morgan Stanley as financial advisor to the Company. After considering Morgan Stanley's qualifications, reputation and experience and its proposed fee arrangements, the Board determined to retain Morgan Stanley as the Company's financial advisor, subject to the negotiation of fee arrangements. Representatives of Morgan Stanley then rejoined the meeting. After further discussion, the Board authorized Morgan Stanley to inform Dai-ichi that the Board would be willing to grant Dai-ichi a 60-day exclusivity period in which to conduct due diligence and negotiate the terms of a transaction subject to three conditions: (1) Dai-ichi would have to confirm that the deal price would be $70 per share, (2) Dai-ichi would have to reaffirm that price in advance of the Board's May 5th meeting and (3) the acquisition agreement would provide a meaningful opportunity for a post-signing market check.

        On April 4, 2014, a representative of Goldman Sachs informed a representative of Morgan Stanley that Dai-ichi agreed to proceed under the conditions set forth by the Board. On April 7, 2014, Dai-ichi confirmed the $70 price in a non-binding letter to the Board. On that day, the closing price of the Common Stock was $50.45 per share. Between April 5, 2014 and April 9, 2014, the parties negotiated the terms of a confidentiality and exclusivity agreement.

        On April 11, 2014, the Company retained Milliman, Inc. to act as the Company's actuarial advisor. Dai-ichi also separately engaged Milliman, Inc. to act as its actuarial advisor in connection with the merger. Both the Company and Dai-ichi were aware of and waived this conflict and two different teams within Milliman, Inc. advised the Company and Dai-ichi in connection with the merger.

        On April 12, 2014, the Company entered into the confidentiality and exclusivity agreement with Dai-ichi. The Company subsequently provided Dai-ichi with access to an online data room containing information regarding the Company.

        On April 23, 2014, the Company retained PricewaterhouseCoopers LLP to advise the Company on financial, tax and accounting due diligence matters. Dai-ichi also separately engaged PricewaterhouseCoopers LLP to advise on tax and IT matters in connection with the merger. Both the Company and Dai-ichi were aware of and waived this conflict and two different teams within PricewaterhouseCoopers LLP advised the Company and Dai-ichi in connection with the merger.

        On April 24, 2014, Mr. Johns spoke with a representative of Dai-ichi during a visit by Dai-ichi representatives to Protective's headquarters in Birmingham, Alabama. The representative of Dai-ichi told Mr. Johns that Dai-ichi wanted to reach out to a ratings agency to discuss the impact of a potential transaction on Protective's credit rating. Mr. Johns told him that Dai-ichi should not discuss Protective with any ratings agency until both parties were closer to a deal. Mr. Johns and the representative of Dai-ichi also discussed the status of due diligence review. Later that day, Mr. Johns, Mr. Bielen and certain other members of management had dinner in Birmingham, Alabama with representatives of Dai-ichi.

        On April 25, May 1 and May 2, 2014, the Company held due diligence sessions in Atlanta, Georgia with Dai-ichi and its representatives, at which representatives of Debevoise and Morgan Stanley were present.

        Following one of the due diligence sessions on April 25, 2014, Mr. Johns spoke again with a representative of Dai-ichi to discuss the status of the due diligence review and overall timing for the proposed transaction. The representative of Dai-ichi told Mr. Johns that Dai-ichi executives wanted to meet with members of the Company's management team and have certain members of the management team meet with Aon Hewitt, Inc., Dai-ichi's human resources consultant, and asked Mr. Johns whether he thought that the management team would remain with the Company following a transaction with Dai-ichi. Mr. Johns said that members of the team were at different ages and stages of their careers so he would not be able to speak for them. He stated that any discussions about management were premature until Dai-ichi reaffirmed its $70 per share price proposal.

        On May 2, 2014, Protective entered into an engagement letter with Morgan Stanley, which engagement letter was effective as of March 7, 2014, pursuant to which Morgan Stanley would provide the Board with financial advisory services and a financial opinion in connection with the possible sale of Protective.

        On May 3, 2014, the Board received a non-binding letter from Dai-ichi which reaffirmed its $70 per share proposal. The closing price of the Common Stock on May 2, 2014 was $51.24 per share.

        On May 5, 2014, following a regularly scheduled Risk, Finance and Investment Committee meeting, Board members met in an executive session. Various members of senior management and representatives of Debevoise and Morgan Stanley were invited to participate in a portion of the meeting. Representatives of Morgan Stanley provided Board members with an overview of the process to date, discussed the due diligence meetings in Atlanta, Georgia and reviewed with Board members certain features of an updated embedded value analysis prepared by management and provided to Dai-ichi. Morgan Stanley also provided a valuation update based on Dai-ichi's $70 per share proposal, noting that Dai-ichi had, over the course of negotiations with the Board, improved its offer price by approximately 15% (or approximately $734 million) compared to the midpoint of its initial March 9 Proposal and the $70 per share proposal represented a premium of 37% over the Company's current market price, which was already near an all-time high, and a $1.5 billion premium to the Company's current market capitalization. Finally, Morgan Stanley reviewed with Board members a list of potential strategic companies and financial sponsors to contact during a post-signing market check.

        Following the discussion with Morgan Stanley, representatives of Debevoise summarized a set of possible terms for a post-signing market check to be included in the merger agreement (the "Deal Protection Insert"), including a "go-shop" provision that would permit the Company and its representatives to actively solicit and negotiate alternative transaction proposals after the signing of the merger agreement. Debevoise advised Board members that while the definitive agreement would not necessarily include all the elements of the Deal Protection Insert, the overall package of terms should allow for a well-structured market check that would not discourage any interested third parties from making alternative acquisition proposals. The Board members discussed with Debevoise certain key provisions of the Deal Protection Insert, including the benefits of a low break fee and limited matching rights for Dai-ichi. Debevoise also discussed the overall process that the Board had pursued to date, noting that the Board had determined not to approach potential strategic and financial acquirers based on, among other considerations, (i) advice received by the Board regarding the low probability that a credible strategic or financial buyer would be interested in acquiring the Company at a valuation in excess of $70 per share, (ii) the fact that the Company would have the opportunity to conduct a post-signing market check, which had been agreed by Dai-ichi as a condition for the 60-day exclusivity period and (iii) Morgan Stanley's view that in the event there were parties interested in making an offer for the Company they could do so in a well-structured post-signing go-shop or similar market check.

        On May 6, 2014, at the direction of the Board, Debevoise sent the Deal Protection Insert to Baker & McKenzie.

        On May 7, 2014, a meeting of the Compensation Committee of the Board was held, with a representative of Debevoise present in person and a representative of Towers Watson & Co., the Company's compensation consultant, present by telephone. Mr. Johns, Ms. Long and Mr. Adams were also present. The Compensation Committee reviewed certain historical amounts and projected amounts that could potentially be payable to the Protective executives with employment continuation agreements (agreements that provided for payments to the executives following a change in control, the "Employment Continuation Agreements") in connection with and subject to the consummation of the proposed transaction. The Compensation Committee reviewed individual estimates of the amounts that could be payable to each of Protective's named executive officers, including Mr. Johns, with regard to their in-progress long-term equity-based incentive awards and the potential excise tax gross-up payments associated therewith. It also reviewed collective estimates of the equity award payments and associated excise tax gross-up payments with respect to the remaining Protective officers with Employment Continuation Agreements. The Compensation Committee reviewed the retirement amounts eligible named executive officers could receive if they retired upon the closing of the merger. The Compensation Committee also reviewed individual estimates of the amounts that could be payable to each of the named executive officers, including Mr. Johns, in the event that each such officer was terminated without cause (or terminated their employment for "good reason") following a change in control. These estimates included a separate estimate of the potential excise tax gross-up payments associated with the payment of the available severance and other termination benefits. Collective estimates of these amounts were also reviewed concerning the remaining officer populations with such Employment Continuation Agreements.

        At this meeting, representatives of Debevoise and Towers Watson assessed for the Compensation Committee the likelihood that at least several of the named executive officers, including Mr. Johns, would have a right to terminate their employment following the closing of any proposed transaction for "good reason" due to a reduction in duties and responsibilities arising solely from the transaction and receive the available severance and other termination benefits. The advisors also alerted the Compensation Committee to the risk that all executives with agreements could have "good reason" to terminate employment unless Dai-ichi were to implement a long-term incentive plan that would be equivalent to the programs then made available to the affected executives using Common Stock. The advisors also noted to the Compensation Committee that, in their experience, it was extremely likely that Dai-ichi would seek to enter into negotiations with Protective's management to make adjustments in their existing compensation rights, particularly under the Employment Continuation Agreements, in an effort to enhance retention, stabilize the management team post-closing and reduce the potential costs of such arrangements. The advisors counseled the Compensation Committee that such negotiations were most likely to be effected in a manner that did not interfere with the consummation of the transaction if a single counsel, who was knowledgeable and experienced in dealing with agreements of this type, were retained to assist management as a group in connection with such negotiations. The Compensation Committee authorized the retention of such counsel for management at the expense of Protective, based on the advice of the advisors that such action was in the best interests of the stockholders in effecting the possible transaction.

        On May 9, 2014, Baker & McKenzie sent Debevoise drafts of the merger agreement and a related voting agreement, which, among other things, called for the directors and executive officers of the Company to agree to vote their shares of Company stock in favor of the transaction with Dai-ichi, required the Company to adopt a "poison pill" and proposed "deal protection" terms that included a termination fee of 4% of the proposed merger consideration, unlimited matching rights in the event of competing offers, and a 14-day "go-shop" period (with an additional 11-day period during which competing bidders could complete diligence and enter into binding agreements). On May 17, 2014, Debevoise returned a markup of the merger agreement to Baker & McKenzie deleting the voting agreement and poison pill and largely reinstating the terms of the Deal Protection Insert.

        On May 12, 2014, the Board met in an executive session. Certain members of management and representatives of Morgan Stanley and Debevoise were invited to participate in a portion of the meeting. Mr. Johns reported on the status of Dai-ichi's due diligence process and discussions with management. Mr. Johns noted that the Compensation Committee had met and at its direction, the Company had retained Vedder Price P.C. to represent management. Representatives of Morgan Stanley and Debevoise reported on the status of the draft merger agreement and related discussions, including Dai-ichi's financing plan.

        Also on May 12, 2014, a representative of Dai-ichi met with Mr. Johns to discuss various matters, including their view of how the business would be governed on a going forward basis if the merger were agreed to and consummated. They also expressed their interest in retaining the management team following the proposed transaction. The Dai-ichi representative expressed a concern that management might not be motivated to remain with Protective, especially in light of the fact that all of their equity would vest in the transaction. The Dai-ichi representatives requested Mr. Johns' view on causing management to forego the vesting of their unvested equity awards, and waive their rights to effect certain "good reason" terminations under their existing Employment Continuation Agreements. Dai-ichi believed that this proposal might be an effective scheme to keep management motivated for future operations. Mr. Johns explained that these vesting and "good reason" rights were contractual rights that could only be waived by the individual employees. He expressed a willingness to remain with the Company post closing and to work with Dai-ichi to formulate a proposal to the management team that would encourage management retention.

        On May 18, 2014, Mr. Johns flew to Tokyo and met with representatives of Dai-ichi at Dai-ichi's headquarters. During these meetings, Dai-ichi representatives discussed with Mr. Johns post-closing compensation and certain retention issues for Protective employees.

        On May 19, 2014, Debevoise and Baker & McKenzie discussed certain provisions of the merger agreement on a conference call. On May 24, 2014, Baker & McKenzie sent a revised draft of the merger agreement to Debevoise, which eliminated the voting agreement proposal but largely reinstated the terms of its earlier draft with respect to the "deal protection" provisions, including a truncated "go-shop" period (in which competing bidders would have only 25 days after signing of the merger agreement to complete diligence and enter into a definitive agreement), unlimited matching rights, a poison pill requirement and a break fee equal to 3.75% of the proposed merger consideration.

        On May 20, 2014, Dai-ichi presented to Mr. Johns a proposal to amend the management compensation arrangements. This proposal requested that management voluntarily agree to postpone the vesting of their unvested equity awards (which would be converted into a cash value based on the merger consideration) and agree to significant adjustments in the terms of their Employment Continuation Agreements. Mr. Johns informed Dai-ichi that Dai-ichi's proposal was unlikely to be acceptable to management. Dai-ichi requested that Mr. Johns put together a proposal that he believed management would be willing to accept.

        On May 23, 2014, Mr. Johns presented to Dai-ichi a proposed framework that would be used to seek from individual executives certain adjustments to their Employment Continuation Agreements to encourage their continued retention with Protective. This proposal introduced the concept of replacing the existing Employment Continuation Agreements with employment agreements with terms of two to three years (depending on the executive's position) that provided for the payment to each affected executive other than Mr. Johns of a cash retention bonus ratably over the term of the agreement as an inducement for such executives to make these concessions. The management proposal also contemplated that the executives would enter into certain restrictive covenants for the benefit of Protective, including a non-competition agreement that would continue for one year after the term of the proposed employment agreements. One effect of the proposed agreements would be to make it clear that the affected executives could not terminate their employment and claim severance payments on grounds the change in responsibilities and compensation flowing directly from the acquisition constituted "good reason" under the terms of the proposed agreements. No adjustment to the vesting of outstanding equity awards was included in the proposal.

        On May 27, 2014, the Company engaged Anderson Mori & Tomotsune to provide advice regarding the Japanese regulatory approval process.

        On May 29, 2014, certain members of the Company's management, Debevoise and Morgan Stanley met with representatives of Dai-ichi, Baker & McKenzie, Willkie Farr and Goldman Sachs at Debevoise's offices in New York to negotiate the terms of a possible transaction. During that day and the days that followed until the evening of June 3, 2014, the parties held numerous discussions regarding the terms of the transaction and exchanged revised drafts of the merger agreement and related documents. With regard to provisions relevant to the post-signing market check, the parties ultimately agreed to: (i) eliminate the voting agreement and poison pill requirement, (ii) a 25-day solicitation period during which the Company could reach out to and communicate with potential competing bidders without such bidders having to identify themselves publicly or to Dai-ichi upon submitting proposals, followed by a no-shop period until the Company stockholder vote (during which time the Company may provide information to and negotiate with bidders who submit proposals that are or could reasonably be expected to lead to superior proposals, whether or not such proposals are submitted before or during the no-shop period), (iii) a break fee of $140 million (equal to approximately 2.4% of the equity value of the transaction and 2% of the enterprise value of the transaction) should the Board change its recommendation and terminate the merger agreement to accept a superior proposal whether submitted during or following the solicitation period (such fee would be reduced to $105 million (equal to approximately 1.8% of the equity value of the transaction) if the termination occurs during the solicitation period) and (iv) provisions limiting the buyer to two "matching rights" with respect to proposals received from a particular bidder. There were also extensive negotiations regarding the regulatory approval process and related matters.

        On May 30, 2014, Dai-ichi responded to management's proposed framework for retention with a proposal that withdrew their request for a waiver of equity vesting, but expanded on the scope of the restrictive covenants, sought a waiver of all "good reason" protections and proposed lower retention payments in all cases payable over three years. Mr. Johns conveyed his view that this proposal was inadequate to obtain the concessions sought and would not serve to retain the management team. Negotiations between management, Dai-ichi and their respective counsel took place during May 31, 2014 and June 2, 2014, and an agreement was reached on a framework to present to the management team to seek the concessions desired to their existing Employment Continuation Agreements to enhance the ability to retain their services following the closing of any transaction with Dai-ichi. In the course of the negotiations Mr. Johns volunteered to forego any retention bonus, which meant that he waived his right to terminate his employment as a result of the transaction and collect approximately $22 million in severance and agreed to continue to work without receiving any additional compensation above the amount payable to him under the Company's applicable programs and practices.

        On June 1, 2014, during the negotiations at Debevoise's offices in New York, representatives of Dai-ichi notified representatives of Protective that they had just been informed that an article would be published in Japan disclosing that Dai-ichi and the Company were in discussions with respect to a potential transaction. The article was published shortly thereafter.

        On June 2, 2014, media outlets in the United States reported that Dai-ichi and the Company were in discussions with respect to a potential transaction.

        On the morning of June 3, 2014, the Board held a meeting, at which representatives of Debevoise, Morgan Stanley and senior management were present. At this meeting, Debevoise reviewed once more with the directors their fiduciary duties under Delaware law, including their obligation in a change of control transaction to seek the best price reasonably available. Debevoise also reviewed the process the Board had followed to date and the merger agreement negotiations that resulted in the provisions relating to the post-signing market check. In particular, Debevoise noted a number of provisions that were designed to encourage potential strategic or financial buyers to come forward with proposals for superior transactions, including (i) a 25-day period during which the Company and its representatives could actively solicit interest from third parties, followed by a lengthy period in which the Company would be able to negotiate with bidders, ending only upon the occurrence of the stockholder vote, (ii) limited "matching rights" that would allow Dai-ichi, only on two occasions, to negotiate with the Company to match the terms of any superior proposal and (iii) a termination fee of $140 million (equal to approximately 2.4% of the equity value of the transaction and 2% of the enterprise value of the transaction) payable by the Company if it were to terminate the merger agreement to enter into an acquisition agreement related to a superior proposal. Debevoise reviewed with the Board the principal terms of the merger agreement as well as the proposed resolutions to approve the transaction and to amend the Company's bylaws to include a forum selection clause. The Board approved the resolution to amend the bylaws.

        Morgan Stanley made a presentation to the Board in which it provided a summary of the negotiation process with Dai-ichi to date. Morgan Stanley summarized its financial analysis of the $70 per share proposal and then rendered its oral opinion to the Board, which opinion was subsequently confirmed in writing, to the effect that, as of June 3, 2014 and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in its opinion, the merger consideration to be received by the holders of shares of Common Stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of Morgan Stanley, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B hereto.

        That afternoon, the Board reconvened in a telephonic meeting, at which representatives of Debevoise and Morgan Stanley were present. Following discussion of the presentations by Debevoise and Morgan Stanley, and Morgan Stanley's delivery of its written opinion, the Board unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of the Company's stockholders and adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended that the stockholders adopt the merger agreement.

        Later that evening, Protective and Dai-ichi executed the definitive merger agreement. Each of Protective's named executive officers also entered into employment agreements that would take effect upon, and subject to, the closing of the proposed merger, which were consistent with the framework previously agreed to by the parties on June 2. After execution of the merger agreement, Protective and Dai-ichi issued a joint press release announcing the parties' entry into a definitive agreement.

        The merger agreement provides that until 5:00 p.m. (New York City time) on June 29, 2014, the Company and its representatives had the right to initiate, solicit and encourage the making of alternative acquisition proposals from third parties, and to provide nonpublic information to and participate in discussions and negotiations with third parties regarding alternative acquisition proposals. During the solicitation period, Morgan Stanley contacted a total of 29 potential acquirers on behalf of the Company to solicit interest in a possible alternative transaction and none of such parties expressed an interest in pursuing a transaction or executed a confidentiality agreement. As of the date of this proxy statement, no person has made an unsolicited proposal to acquire the Company.

Reasons for the Merger; Recommendation of the Board

        After consideration, the Board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Protective and its stockholders, and unanimously adopted and approved the merger agreement and the transactions contemplated by the merger agreement. The Board has unanimously recommended that the stockholders of the Company vote "FOR" the adoption of the merger agreement.

        In reaching its decision to adopt and approve, and declare advisable, the merger agreement and the transactions contemplated by the merger agreement, the Board consulted with Protective's management, as well as its independent financial advisor and legal advisor, and considered a number of factors that the Board believed supported its decision, including the following:

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  recent and historical market prices for Common Stock, including the fact that the merger consideration of $70.00 per share represented approximately (i) a 49% premium over $47.01, the trailing 12 month (May 31, 2013 to May 30, 2014) average of the daily closing prices of Common Stock and (ii) a 34% premium over $52.30, the closing price of Common Stock on May 30, 2014, the last trading day before the release of media reports regarding the merger on June 1, 2014, and the fact that the Company's stock price was already trading at an all-time high;

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  the fact that the merger consideration of $70.00 per share would constitute the highest percent premium paid for a North American life insurer since 2003, a higher percent premium than in 62% of large cash transactions involving U.S. financial companies, and a dollar premium of more than $1.4 billion over the Company's unaffected market capitalization;

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  the fact that the merger consideration of $70.00 per share would constitute the highest price to earnings ratio paid for a North American life insurer since 2001 and a price to earnings ratio approximately ten percent higher than Protective's highest trading price to earnings ratio over the past ten years;

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  the fact that the merger consideration of $70.00 per share was 13% above the highest research analyst price target for Protective and 27% above the median price target;

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  the fact that the merger consideration of $70.00 per share exceeded the present value of Protective's illustrative future share price based on the various financial projections prepared by management, each of which is discussed under "The Merger—Financial Projections" beginning on page 47;

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  the possibility that, if the Company did not enter into the merger agreement, it could take a considerable amount of time and involve substantial amount of risk before the trading price of Common Stock would reach and sustain the $70.00 per share merger consideration, as adjusted for present value;

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  the strategic alternatives available to the Company, including the alternative of remaining a standalone public company, other than a sale of the Company were less favorable to the Company's stockholders than the merger given the potential risks, likely value creation and uncertainties associated with these alternatives,

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  the fact that, according to management, given that earnings from closed block acquisitions decline over time as the policies mature and lapse, the Company's earnings were expected to begin to flatten in 2016 absent a large acquisition by the Company;

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  the fact that the merger consideration of $70.00 per share was the result of negotiations by the Board and represented a substantial increase from Dai-ichi's original proposed price range of $60.00-62.00 per share, resulting in approximately $734 million of incremental value for Protective stockholders (compared to the midpoint of Dai-ichi's original proposed price range);

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  the Board's belief that, as a result of the negotiations between the parties, the merger consideration of $70.00 per share was the highest price per share for the Common Stock that Dai-ichi was willing to pay at the time of those negotiations, and that the combination of Dai-ichi's agreement to pay that price and the solicitation and market check process described below and under "The Merger Agreement—Acquisition Proposals" beginning on page 73 would result in a sale of the Company at the highest price per share for the Common Stock that was reasonably attainable;

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  the terms of the merger agreement, including the fact that the merger agreement contains certain provisions (as are more fully described under "The Merger Agreement—Acquisition Proposals" beginning on page 73) that are intended to help ensure that the Company's stockholders receive the highest price per share reasonably attainable, including:

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  the Company's right to solicit offers with respect to alternative acquisition proposals during a 25-day solicitation period;

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  following the solicitation period and up to the stockholder vote, the Company's right to provide information to and negotiate with third parties who submit alternative acquisition proposals, regardless of whether such proposals are submitted during or after the solicitation period, that the Board has determined are or could reasonably be expected to lead to a superior proposal;

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  the Board's ability to withdraw or change its recommendation of the merger agreement, and the Company's right to terminate the merger agreement and accept a superior proposal prior to the Company's stockholders' approval of the proposal to adopt the merger agreement, subject to the Company paying to Dai-ichi a termination fee of $140 million (equal to approximately 2.4% of the equity value of the transaction and 2% of the enterprise value of the transaction), or $105 million if the termination occurred and the Company entered into a definitive agreement with respect to a superior proposal during the solicitation period, which amounts the Board believed were reasonable in light of, among other matters, the benefit of the merger to the Company's stockholders, the typical size of such termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals, as more fully described under "The Merger Agreement—Termination Fees" beginning on page 80; and

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  the fact that Dai-ichi is limited to two "match rights" in the event of a competing proposal, and the Board's belief that such limited match rights would not deter a third party's willingness to make an acquisition proposal;

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  the fact that the merger consideration is to be paid entirely in cash, which will allow the Company's stockholders to realize, upon the closing, a certainty of value and liquidity in light of the risks and uncertainties inherent in the Company's prospects and the market, economic and other risks that arise from owning an equity interest in a public company;

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  the oral opinion of Morgan Stanley rendered to the Board on June 3, 2014, which opinion was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in its opinion, the merger consideration to be received by the holders of shares of Protective common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described under "The Merger—Opinion of Morgan Stanley & Co. LLC" beginning on page 38;

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  the fact that Morgan Stanley would receive an increased fee contingent upon the Company's entering into a definitive agreement for a superior proposal as a result of the post-signing market check process, and the Board's belief that this fee appropriately incentivized Morgan Stanley to conduct the market check process in a manner that maximizes the likelihood of eliciting alternative acquisition proposals;

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  the fact that, based on the presentation of Morgan Stanley, the Board deemed it unlikely that another buyer would be prepared to pay more than the price being offered by Dai-ichi;

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  the likelihood of the merger being completed, based on, among other matters, the absence of a financing condition in the merger agreement and any apparent regulatory barriers to the merger, Dai-ichi's overall financial resources, including its ability to consummate an equity offering and the requirement that both parties use reasonable best efforts to obtain applicable regulatory approvals; and

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  the availability of appraisal rights under Delaware law to holders of Common Stock who do not vote in favor of the adoption of the merger agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have the Delaware Court of Chancery determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the merger agreement.

        The Board also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by the merger agreement, including the following:

  •
  the risks and costs to Protective if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effects on business relationships, including with customers, potential customers and distributors;

  •
  the possibility that not all closing conditions to the merger, including stockholder approval and regulatory approvals, may be satisfied or waived such that the merger may not be consummated;

  •
  the amount of time it could take to complete the merger, including the risk that the Company and Dai-ichi might not receive the necessary regulatory approvals or clearances to complete the merger or that governmental authorities attempt to condition their approvals or clearances of the merger on one or more parties' compliance with certain conditions, which may be burdensome;

  •
  the fact that the all-cash price, while providing certainty of value upon consummation, would not allow Protective stockholders to participate in any future earnings growth of the Company or benefit from any future increase in its value;

  •
  the fact that the receipt of the merger consideration in exchange for shares of Common Stock pursuant to the merger would be a taxable transaction for United States federal income tax purposes;

  •
  the fact that restrictions on the conduct of the Company's business prior to completion of the merger could delay or prevent the Company from undertaking business opportunities that arise pending completion of the merger; and

  •
  the fact that some of Protective's directors and executive officers have other interests in the merger that are in addition to their interests as Protective stockholders, including as a result of employment and compensation arrangements with Protective and the manner in which they would be affected by the merger (see "The Merger—Interests of Protective's Executive Officers in the Merger").

        The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. In reaching its decision to adopt and approve, and declare advisable, the merger agreement and the transactions contemplated by the merger agreement, the Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Board considered all these factors as a whole, including discussions with, and questioning of, Protective management and Protective's independent financial advisor and legal advisor, and overall considered the factors to be favorable to, and to support, its determination.

        For the reasons set forth above, the Board unanimously determined that the merger and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Protective and its stockholders, and unanimously adopted and approved, and declared advisable, the merger agreement. The Board unanimously recommends that the Protective stockholders vote "FOR" the adoption of the merger agreement.

 Opinion of Morgan Stanley & Co. LLC

        Morgan Stanley was retained by the Company to provide the Board with financial advisory services and a financial opinion in connection with a possible sale of Protective. Protective selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Protective. At the meeting of the Board on June 3, 2014, Morgan Stanley rendered its oral opinion to the Board, which opinion was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in its opinion, the merger consideration to be received by the holders of shares of Common Stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Morgan Stanley's written opinion, dated June 3, 2014, is attached as Annex B to this proxy statement. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the scope of the review undertaken by Morgan Stanley in rendering the opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley's opinion is directed to the Board and addresses only the fairness from a financial point of view of the merger consideration pursuant to the merger agreement to be received by the holders of shares of Common Stock as of the date of the opinion. Morgan Stanley's opinion does not address any other aspects of the merger and does not constitute a recommendation as to how the stockholders of Protective should vote at any stockholders' meeting related to the merger or to take any other action with respect to the merger.

        In arriving at its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Protective;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Protective;

  •
  reviewed certain financial projections, including forward earnings projections, actuarial cash flow projections and new business projections, prepared by the management of Protective;

  •
  reviewed Protective's internal embedded value analysis and new business valuation prepared by the management of Protective;

  •
  discussed the past and current operations and financial condition and the prospects of Protective with senior executives of Protective;

  •
  reviewed the reported prices and trading activity for Common Stock;

  •
  compared the financial performance of Protective and the prices and trading activity of Common Stock with that of certain other publicly-traded companies comparable with Protective and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in certain discussions and negotiations among representatives of Protective and Dai-ichi and their financial and legal advisors;

  •
  reviewed the merger agreement and certain related documents; and

  •
  performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

        Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Protective, and formed a substantial basis for its opinion. With respect to the financial projections, including forward earnings projections, actuarial cash flow projections and new business projections, and Protective's internal embedded value analysis and new business valuation, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Protective of the future financial performance of Protective. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax, regulatory or actuarial advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Protective and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Protective's officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of shares of Common Stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Protective, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion. Events occurring after the date of the opinion may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Protective, nor did Morgan Stanley negotiate with any of the parties, other than Dai-ichi, which expressed interest to Morgan Stanley in the possible acquisition of Protective or certain of its constituent businesses.

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its opinion to the Board. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 30, 2014, the last full trading day before the release of media reports regarding the merger of Dai-ichi and Protective, and is not necessarily indicative of current market conditions.

        In performing its financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and relied upon the projections provided by Protective's management and referred to below, including the Updated Plan, the Updated Plan Repurchase Case, the Updated Plan Mid-Sized Acquisition Case, the Updated Plan Large-Sized Acquisition Case, the EV Model based on the Investor Conference Flat Rate Case and the Management Initiatives Case, and the New Business Projections. For further information regarding these financial projections, see "The Merger—Financial Projections."

Financial Analysis

Historical Trading Range Analysis

        Morgan Stanley reviewed the historical trading range of shares of Common Stock for the 52-week period ending May 30, 2014 and noted that, during such period, the maximum closing price for shares of Common Stock was $54.00 per share and the minimum closing price for shares of Common Stock was $37.00 per share, in each case rounded to the nearest $1.00 per share. Morgan Stanley also noted that the closing price for shares of Common Stock on May 30, 2014, the last full trading day before the release of media reports regarding the merger of Dai-ichi and Protective, was $52.30 per share.

Equity Research Price Target Analysis

        Morgan Stanley reviewed the price targets for shares of Common Stock prepared and published by equity research analysts. These targets reflect each analyst's estimate of the future public market-trading price of shares of Common Stock and were not discounted to reflect present value. The range of analyst price targets for shares of Common Stock, rounded to the nearest $1.00, was $49.00 to $62.00, with a median of $55.00.

        The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for shares of Common Stock and these estimates are subject to uncertainties, including the future financial performance of Protective and future financial market conditions.

Comparable Company Analysis

        Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, certain current and historical financial information for Protective corresponding to current and historical financial information, ratios and public market multiples for publicly traded companies in the life insurance industry that have certain similar business and operating characteristics. The following list sets forth the selected publicly-traded comparable companies that were reviewed in connection with this analysis:

  •
  Aflac Incorporated

  •
  CNO Financial Group, Inc.

  •
  Genworth Financial, Inc.

  •
  Lincoln National Corporation

  •
  MetLife, Inc.

  •
  Primerica, Inc.

  •
  Principal Financial Group, Inc.

  •
  Prudential Financial, Inc.

  •
  Reinsurance Group of America, Incorporated

  •
  StanCorp Financial Group, Inc.

  •
  Symetra Financial Corporation

  •
  Torchmark Corporation

  •
  Unum Group

        For comparative purposes, Morgan Stanley analyzed the ratio of stock price to estimated earnings per share, or EPS, which is referred to below as the P/E Ratio, for calendar year 2014.

        This analysis indicated the following:

Comparable Company Multiples

Benchmark	High	75th Percentile	25th Percentile	Low	Mean	Median
2014 P/E Ratio	13.4x	11.7x	9.6x	8.7x	10.9x	10.9x

        Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected a representative range of P/E Ratio multiples of 9.6x to 11.7x and applied these ranges of multiples to Protective's median estimated EPS for calendar year 2014 based on consensus equity research estimates. Morgan Stanley calculated a range of estimated implied values per share of Common Stock, rounded to the nearest $1.00, of $46.00 to $57.00.

        As part of its comparable company analysis, Morgan Stanley also performed a regression analysis to evaluate the relationship between trading price to book value multiples and forecasted returns on equity, based on consensus estimates for the publicly-traded comparable companies listed above. Specifically, this analysis evaluated the ratio of (i) the company's stock price to its most recently reported book value (excluding accumulated other comprehensive income), which is referred to below as the P/BV Ratio, to (ii) each company's estimated return on equity for calendar year 2014.

        In this regression analysis, the coefficient of determination, or R2, which indicates the proportion of the variance of the dependent variable (the P/BV Ratio) that is explained by the independent variable (the estimated return on equity), was approximately 67.8%.

        Based on this regression analysis and Protective's median estimated return on equity for calendar year 2014 based on consensus equity research estimates, Morgan Stanley calculated an illustrative trading multiple for Protective, which was then applied to Protective's reported book value per share as of March 31, 2014 (excluding accumulated other comprehensive income) and then adjusted as a sensitivity analysis by plus and minus 10%. Morgan Stanley calculated a range of estimated implied values per share of Common Stock, rounded to the nearest $1.00, of $48.00 to $59.00.

        No company utilized in the comparable companies analysis is identical to Protective. In evaluating the selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Protective, such as the impact of competition on the businesses of Protective and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the company or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using selected company data.

Premiums Paid Analysis

        Morgan Stanley reviewed the premiums paid in 116 merger and acquisition transactions from January 1, 2000 to May 30, 2014 as compiled by Thompson Reuters. The transactions reviewed by Morgan Stanley were limited to those involving publicly traded financial services company targets with a transaction value of $1 billion or more and excluded terminated transactions, ESOPs, self-tenders, spin-offs, share repurchases, minority interest transactions, exchange offers, recapitalizations, restructurings, bank and brokerage mergers from March 2008 to November 2008 and one other transaction which Morgan Stanley did not deem relevant due to its unique transaction features. Morgan Stanley reviewed the premium paid in each transaction to the target company's stock price one-day prior to the announcement of the transaction. Morgan Stanley noted that the mean and median premium paid in all-cash and majority-cash consideration transactions was 32.5% and 28.2%, respectively, and the mean and median premium paid in all-stock and majority-stock consideration transactions was 23.5% and 20.6%, respectively.

        Based on the review of the premiums paid in the transactions summarized above, Morgan Stanley applied a premium range of 20% to 30% to Protective's stock price as of May 30, 2014, the last full trading day before the release of media reports regarding the merger of Dai-ichi and Protective, of $52.30. The range of implied values per share of Common Stock, rounded to the nearest $1.00, was $63.00 to $68.00.

Precedent Transactions Analysis

        Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and the premiums of selected transactions that share some characteristics with the merger. In connection with its analysis, Morgan Stanley compared publicly available statistics for select transactions involving companies in the life insurance industry which were announced between December 2001 and March 2014. The transactions reviewed and the month and year each transaction was announced were as follows:

Selected Life Insurance Company Transactions

Date Announced	Target	Acquiror
March 2014	Wilton Re Holdings Limited	Canada Pension Plan Investment Board
March 2010	American Life Insurance Company	MetLife, Inc.
July 2006	AmerUs Group Co.	Aviva PLC
October 2005	Jefferson-Pilot Corporation	Lincoln National Corporation
January 2005	Travelers Life & Annuity	MetLife, Inc.
September 2003	John Hancock Financial Services, Inc.	Manulife Financial Corporation
February 2003	Canada Life Financial Corporation	The Great-West Life Assurance Company
December 2001	Clarica Life Insurance Company	Sun Life Financial Services of Canada Inc.

        For each transaction listed above, Morgan Stanley noted the (i) ratio of stock price to estimated EPS based on the price per share consideration paid in the transaction and the target company's next twelve months estimated EPS, or Forward P/E Ratio, and (ii) P/BV Ratio, based on the price per share consideration paid in the transaction and the target company's most recently reported book value prior to the announcement of the transaction.

        This analysis indicated the following:

Precedent Transactions Multiples

Benchmark	High	Low	Median
Forward P/E Ratio	17.7x	9.9x	12.7x
P/BV Ratio	2.33x	1.16x	1.71x

        Based on the analysis of the relevant metrics and time frame for each transaction listed above, Morgan Stanley selected a representative range of Forward P/E Ratio multiples of 10.0x to 14.0x and P/BV Ratio multiples of 1.30x to 1.75x and applied these ranges of multiples to Protective's median estimated EPS for the next twelve months based on consensus equity research estimates as of May 30, 2014 and reported book value per share as of March 31, 2014 (excluding accumulated other comprehensive income), respectively. Morgan Stanley calculated a range of estimated implied values per share of Common Stock, rounded to the nearest $1.00, as follows:

Benchmark	Implied Values Per Share
Forward P/E Ratio	$49.00 - $69.00
P/BV Ratio	$54.00 - $73.00

        No company or transaction utilized in the precedent transactions or premiums paid analysis is identical to Protective or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, which are beyond the control of Protective, such as the impact of competition on the business of Protective or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Protective or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Morgan Stanley considered a number of factors in analyzing the merger consideration. The fact that points in the range of implied present value per share of Protective derived from the valuation of precedent transactions were less than or greater than the merger consideration is not necessarily dispositive in connection with Morgan Stanley's analysis of the merger consideration, but one of many factors Morgan Stanley considered.

Present Value Analysis of Updated Plan

        Morgan Stanley performed a present value analysis which is designed to provide an implied value of a company by calculating the present value of a company's estimated future stock price and dividends received. Morgan Stanley first calculated Protective's estimated future stock price at January 1, 2016 using estimated EPS for calendar year 2016 based on Protective's Updated Plan and a representative range of P/E Ratio multiples of 10.0x to 12.0x, which were based on the median and 90th percentile, respectively, of Protective's historical forward P/E Ratios (as described below under "Other Considerations"). Morgan Stanley then calculated an estimated future dividend stream for Protective for the period commencing on June 1, 2014 and ending on January 1, 2016 based on Protective's Updated Plan and assuming Protective's dividend would grow at $0.08 per year and would be reinvested quarterly. These values were then discounted to present value using a range of discount rates from 9.2% to 10.6%, based on Protective's estimated cost of equity. Morgan Stanley calculated a range of estimated implied values per share of Common Stock, rounded to the nearest $1.00, as follows:

Financial Projections Case	Implied Values Per Share
Updated Plan Repurchase Case	$50.00 - $61.00
Updated Plan Mid-sized Acquisition Case	$53.00 - $64.00
Updated Plan Large-sized Acquisition Case	$56.00 - $69.00

Embedded Value and Franchise Value Analysis

        Morgan Stanley reviewed the EV Model prepared by Protective's management based on the Investor Conference Flat Rate Case and the Management Initiatives Case. This model is designed to provide an implied value of a life insurance company by calculating the company's consolidated net asset value, plus the present value of projected statutory profits from its book of life insurance policies, less the cost of capital required to support such policies. The EV Model provided by Protective's management showed the embedded value of Protective using discount rates ranging from 8% to 12%. Morgan Stanley noted that, based on the number of outstanding shares of Common Stock on a fully-diluted basis (calculated using the treasury stock method) as of December 31, 2013, the range of estimated implied values per share of Common Stock, rounded to the nearest $1.00, was $50.00 to $62.00, based on the Investor Conference Flat Rate Case, and $50.00 to $63.00 based on the Management Initiatives Case.

        Morgan Stanley also reviewed the New Business Projections prepared by Protective's management. Morgan Stanley noted that based on Protective's current new business pricing assumptions and using discount rates ranging from 10%-12%, and based on the number of outstanding shares of Common Stock on a fully-diluted basis (calculated using the treasury stock method) as of December 31, 2013, the per share present value of the New Business cash flows as of December 31, 2013 was $1.00 to $6.00, rounded to the nearest $1.00.

        Morgan Stanley also noted that based on the above EV Model value estimates and the New Business value estimates as of December 31, 2023, the range of estimated implied franchise value (defined as the sum of the EV Model value estimates and the New Business value estimates) per share of Common Stock, rounded to the nearest $1.00, was $51.00 to $69.00.

Other Considerations

        In rendering its opinion, Morgan Stanley also reviewed and considered Protective's historical Forward P/E Ratios (based on consensus equity research estimates of Protective's next twelve months EPS) and P/BV Ratios (based on Protective's reported book value excluding accumulated other comprehensive income), in each case, during the 10-year period ending May 30, 2014 (excluding the financial crisis period from September 1, 2008 through March 31, 2010). In connection with this analysis, Morgan Stanley observed the following:

Historical Forward P/E Ratios and P/BV Ratios

Benchmark	High	90th Percentile	75th Percentile	Median	25th Percentile	Low
Forward P/E Ratio	13.2x	11.9x	11.3x	10.3x	8.3x	4.5x
P/BV Ratio	1.66x	1.52x	1.45x	1.16x	0.82x	0.46x

        In addition, Morgan Stanley observed that, as of May 30, 2014, shares of Common Stock were trading at a Forward P/E Ratio of approximately 10.6x and a P/BV Ratio of approximately 1.25x, which, in each case, were above Protective's historical median Forward P/E Ratio and P/BV Ratio multiples summarized above.

        In assessing the transaction, Morgan Stanley also observed that the merger consideration represented:

  •
  a premium of approximately 34% over the closing price per share of Common Stock on May 30, 2014, the last full trading day before the release of media reports regarding the merger of Dai-ichi and Protective, of $52.30;

  •
  a premium of approximately 30% over the all-time high trading price for shares of Common Stock of $53.86;

  •
  a higher premium percentage than those paid in 62% of cash transactions involving financial services companies in the United States with a transaction value of $1 billion or more during the 10-year period described above;

  •
  a dollar-premium of more than $1.4 billion over Protective's market capitalization as of May 30, 2014, the last full trading day before the release of media reports regarding the merger of Dai-ichi and Protective;

  •
  an implied P/E Ratio multiple of approximately 14.4x based on Protective's estimated EPS for calendar year 2014 based on consensus equity research estimates, which is the highest P/E Ratio multiple paid for a North American life insurance company since 2001 (with a transaction value of $1 billion or more) and approximately 10% higher than Protective's highest historic Forward P/E Ratio during the 10-year period described above; and

  •
  an implied P/BV Ratio multiple of approximately 1.68x based on Protective's book value (excluding accumulated other comprehensive income) as of March 31, 2014, which is the highest P/BV Ratio multiple paid for a North American life insurance company since 2006 and higher than Protective's highest historic P/BV Ratio during the 10-year period described above.

General

        In connection with the review of the merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan

Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Protective. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of Protective. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of Common Stock pursuant to the merger agreement to such holders and in connection with the delivery of its opinion to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Common Stock might actually trade.

        The merger consideration was determined through arm's-length negotiations between Protective and Dai-ichi and was approved by the Board. Morgan Stanley provided advice to the Board during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to the Board or that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley's opinion does not address the underlying business decision to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to Protective. In addition, Morgan Stanley expressed no opinion or recommendation as to how the stockholders of Protective should vote at any stockholders' meeting related to the merger or to take any other action with respect to the merger.

        Morgan Stanley's opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the consideration or of whether the Board would have been willing to agree to different consideration.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

        Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Dai-ichi, Protective, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided the Board financial advisory services and a financial opinion in connection with the merger and will receive a fee for its services in an amount estimated to be approximately $28.5 million, which is contingent upon the closing of the merger. Morgan Stanley will also be reimbursed for its expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Protective has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley's engagement.

        In the two years prior to the date of its opinion, Morgan Stanley has not received any fees from Protective or Dai-ichi or any of their respective affiliates for providing financial advisory or financing services. Morgan Stanley may seek to provide such services to Dai-ichi and Protective in the future and expects to receive fees for the rendering of these services.

Financial Projections

        The Company does not as a matter of course publicly disclose detailed financial forecasts or projections, and the Company generally does not disclose forecasts for extended periods due to the difficulty of predicting economic and market conditions and the Company's results. However, financial forecasts and projections prepared by management were made available to the Board and to the Company's financial advisor, and certain of these forecasts and projections were made available to the Dai-ichi Parties and their advisors.

        Because such financial projections and forecasts were made available to the Board and the Company's financial advisor, and, in certain instances, to the Dai-ichi Parties and their advisors, they are being included in this proxy statement. However, the inclusion of this information should not be regarded as an indication that the Company, the Board, the Company's financial advisor or the Dai-ichi Parties considered, or now considers, such financial projections or forecasts to be a reliable prediction of future results or to support or fail to support your decision whether to vote for or against the proposal to adopt the merger agreement. No person has made or makes any representation or warranty to any stockholder regarding the information included in these financial projections or forecasts.

        Although presented with numerical specificity, these financial projections and forecasts are based upon a variety of estimates and numerous assumptions made by the Company's management with respect to, among other matters, industry performance, general business, economic, market and financial conditions and other matters, including the factors described under "Cautionary Statement Concerning Forward-Looking Information" on page 18, many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond the Company's control. In addition, since the financial projections and forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the financial projections and forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. The forecasts and projections also reflect assumptions as of the time of their preparation as to certain business decisions that are subject to change. Such forecasts cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such.

        The financial projections and forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with generally accepted accounting principles ("GAAP"), the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the accompanying financial projections and forecasts.

Investor Day Plan and Updated Plan

        On December 5, 2013, management presented an investor day plan (the "Investor Day Plan") at the Company's Annual Investor Conference, consisting of financial projections for the Company through fiscal year 2016, in connection with the Company's routine internal planning and investor communication processes and not in connection with any potential transaction involving the Company.

        Management prepared the Investor Day Plan in a process that included input from the Company's individual business segment leaders as to their best estimates of the future financial performance of their respective business segments in light of their then-current understanding of the industry and competitive dynamics, key strategic priorities and other business initiatives.

        In connection with their consideration of Dai-ichi's proposals, the Investor Day Plan was made available to the Board and the Company's financial advisor. The Investor Day Plan consisted of a base case forecast for the Company (the "Investor Day Base Case"), as well as forecasts reflecting the incremental effect of certain management initiatives on the Investor Day Base Case. The Investor Day Base Case was a forecast based on management's best estimate without giving effect to substantial stock repurchases or acquisition transactions. Management then considered the incremental effect of stock repurchases (the "Investor Day Repurchase Case") and a mid-sized acquisition of approximately $400 million (the "Investor Day Mid-Sized Acquisition Case") on the base case forecast.

        On March 18, 2014, at the request of Morgan Stanley, management updated the Investor Day Plan to reflect the Company's actual performance during the fourth quarter of 2013 and the in-force business added during such quarter (the "Updated Plan"), and added a new forecast reflecting the effect of a large acquisition of approximately $1 billion on the base case forecast (the "Updated Plan Large-Sized Acquisition Case").

        The following tables present in summary form the financial forecasts in the Investor Day Base Case, the Investor Day Repurchase Case and the Investor Day Acquisition Case, as well as corresponding updates of such forecasts set forth in the Updated Plan (the "Updated Plan Base Case," the "Updated Plan Repurchase Case," the "Updated Plan Mid-Sized Acquisition Case," and the "Updated Plan Large-Sized Acquisition Case"), and sets forth in summary form the Updated Plan Large-Sized Acquisition Case.

Investor Day Plan

	Base Case			Repurchase Case			Mid-Sized Acquisition Case
Year	2014	2015	2016	2014	2015	2016	2014	2015	2016
Operating EPS	$4.70	$5.15	$5.35	$4.75	$5.35	$5.65	$4.75	$5.35	$5.90
Operating ROE	11.5%	11.6%	11.1%	11.7%	12.2%	11.9%	11.7%	12.2%	12.4%
Book Value/Share(1)	$43.60	$47.30	$51.10	$43.30	$46.85	$50.50	$43.30	$46.85	$50.80

(1)
Excluding Accumulated Other Comprehensive Income

Updated Plan

	Base Case			Repurchase Case			Mid-Sized Acquisition Case			Large-Sized Acquisition Case
Year	2014	2015	2016	2014	2015	2016	2014	2015	2016	2014	2015	2016
Operating EPS	$4.92	$5.35	$5.50	$4.97	$5.50	$5.77	$4.97	$5.50	$6.04	$4.97	$5.50	$6.47
Operating ROE	11.8%	11.8%	11.2%	12.0%	12.3%	11.9%	12.0%	12.3%	12.5%	12.0%	12.3%	13.3%

Embedded Value Analysis

        Management prepared an embedded value model (the "EV Model") which was provided to Dai-ichi as well as to the Company's financial advisor. The EV Model provided an estimate of the embedded value of the Company by calculating the present value of projected statutory cash flows from its existing book of life insurance policies (the "In-Force Business"), plus the adjusted net worth of the Company, less the cost of capital required to support the In-Force Business. The EV Model used discount rates ranging from 8%-12% and a projection term of 30 years.

        Management provided Dai-ichi and the Company's financial advisor with two versions of the EV Model. The first version assumed interest rates in effect on September 30, 2013 remained constant throughout the projection term (consistent with information shared at the Company's Annual Investor Conference on December 5, 2013) (the "Investor Conference Flat Rate Case"). The second version assumed (i) a 100 basis point increase in interest rates as of September 30, 2013 and (ii) an increase to embedded value based on the effect of certain management initiatives (the "Management Initiatives Case").

        The projected embedded value of the Company as of December 31, 2013 in the Investor Conference Flat Rate Case ranged from $4.034 billion to $5.054 billion. The projected embedded value of the Company as of December 31, 2013 in the Management Initiatives Case ranged from $4.058 billion to $5.121 billion.

        In addition to the projected embedded value of the Company's In-Force Business, management prepared projections (the "New Business Projections") for the after-tax statutory earnings estimated to be derived from certain currently marketed life and annuity products to be written during the ten-year period between December 31, 2013 and December 31, 2023 (the "New Business"). The Company provided to Dai-ichi and the Company's financial advisor variations of the New Business Projections based on a range of assumptions, including (i) a Risk Based Capital Ratio requirement ranging from 350% to 400% and (ii) certain interest rate variations. The value of the Company's New Business was calculated as the present value of the cash flows projected in the New Business Projection at discount rates ranging from 8%-12%. Depending on the specific assumptions used, the New Business Projections valued the New Business at a range of $0.081-$1.351 billion.

Merger Financing

        The merger is not conditioned upon the receipt of financing by Dai-ichi. Dai-ichi has informed us that it expects to use cash on hand and other funds available to it, including funds available as a result of an approximately 264 billion yen ($2.6 billion) equity offering that was completed on August 19, 2014, to fund the merger.

Interests of Protective's Executive Officers in the Merger

        In considering the recommendation of the Board that you vote to approve and adopt the merger agreement, you should be aware that some of Protective's executive officers have interests in the merger that are in addition to those of Protective's stockholders generally. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the stockholders that the merger agreement be approved and adopted. For purposes of all of the Protective agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control. The following discussion highlights the potential different interests of Protective's executive officers. Any shares of Common Stock held by any of Protective's directors and executive officers will be treated in the same manner as the common stock of all other equity holders.

Equity Compensation Awards

        As described under "The Merger Agreement—Treatment of Equity Compensation Awards," beginning on page 66, the merger agreement provides that, upon the closing of the merger, each SAR that is then outstanding and unexercised and that has a base price per share of Common Stock underlying such SAR that is less than the per share merger consideration (an "In-the-Money SAR"), whether or not exercisable or vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the excess of the per share merger consideration over the base price of such In-the-Money SAR by

(ii) the number of shares of Common Stock subject to such In-the-Money SAR. Because Protective has not granted any SARs in recent years, any outstanding SARs have already fully vested in accordance with their terms and would be exercisable without regard to the merger.

        As described under "The Merger Agreement—Treatment of Equity Compensation Awards," beginning on page 66, the merger agreement provides that, upon the closing of the merger, each then outstanding RSU, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of RSUs. Depending on when the merger closes, this is expected to accelerate the vesting of any unvested portion of the RSUs granted to our executive officers in 2011, 2012, 2013 and 2014.

        As described under "The Merger Agreement—Treatment of Equity Compensation Awards," beginning on page 66, the merger agreement provides that, upon the closing of the merger, each outstanding performance share earned as described below, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of performance shares. The number of performance shares earned for each award of performance shares will be calculated by determining the number of performance shares that would have been paid if the subject award period had ended on December 31 immediately preceding the effective time of the merger (based on the conditions set for payment of performance share awards for the subject award period), provided that, the number of performance shares earned for each award will not be less than the aggregate number of performance shares at the target performance level, and provided further that with respect to awards granted in the year in which the effective time of the merger occurs, performance shares will be earned at the same percentage as awards granted in the year preceding the year in which the effective time of the merger occurs. If the merger were to close in 2014, this would mean that the performance shares awarded for (i) the 2012-2014 performance period would be payable at 200% of the number of performance shares awarded, (ii) the 2013-2015 performance period would be payable at 180% of the number of performance shares awarded, and (iii) the 2014-2016 performance period would be payable at 180% of the number of performance shares awarded. Taking into account actual results through the second quarter of 2014 (and using a trailing 12-month calculation as a proxy for 2014 results), it is currently estimated that, in the event the merger closes in 2015, performance shares awarded for the 2013-2015 and 2014-2016 performance periods would be payable at 200% of the number of performance shares awarded. In the event that the merger closes in 2015, the number of shares issuable in respect of the performance shares awarded for the 2012-2014 performance period would be determined based on actual performance through the end of 2014, without regard to the merger. Based on actual performance through the end of the second quarter of 2014 and using a trailing 12-month calculation, it is estimated that, in such circumstances, the 2012-14 award of performance shares would be payable at 200% of the number of performance shares.

        The treatment of the equity awards in the merger agreement described above is consistent with the treatment provided for such awards in Protective's Long-Term Incentive Plan ("LTIP"), which was approved by its stockholders at their annual meeting in 2008 and then again approved by stockholders at their annual meeting in 2012. As is more fully described above, the merger agreement provides for accelerated vesting of unvested time vested RSUs and payment of performance share awards based on actual performance through the end of the immediately preceding year (or, in the case of 2014 grants, if the closing occurs in 2014 the performance in 2013 for awards granted in 2013).

        Under the terms of the LTIP, in connection with a change in control, vesting of outstanding RSUs would not be accelerated if such RSUs were assumed by a successor on terms that would assure that the economic value of such RSUs be preserved. One of the conditions to such an assumption is that the RSUs relate to a publicly-traded security, so that the holders would have liquidity rights comparable to those afforded by the original grants in respect of Common Stock. Due to the difficulties associated with such assumption, including that Protective is listed on the NYSE and Dai-ichi is not, Dai-ichi was not able to issue its common stock to effect such an assumption, meaning that the RSUs vested in accordance with the terms of the LTIP as approved by stockholders. Absent a change in control, RSUs would otherwise vest over the passage of time and the continued performance of services. For persons who are eligible to retire early under Protective's retirement plan, the Compensation Committee has the discretion to permit enhanced vesting upon retirement, and has allowed such persons to vest at least pro-rata in their outstanding RSUs.

        The terms of the LTIP do not permit the assumption of outstanding performance share awards. Under the express terms of the LTIP, such performance share awards vest in full upon a change in control, but generally based on the level of actual performance achieved by Protective in respect of the previously established performance criteria through the end of the last completed fiscal year. Under the provisions approved by Protective's stockholders, such performance shares would vest upon a change in control assuming at least target levels of performance. The purpose of such provision was to protect the opportunity afforded to employees, and preclude an adverse impact on the rights of the eligible employees due to changes in the business objectives of Protective following the change in control. To the extent that any amount payable to the named executive officers and other members of management in respect of such awards is in excess of target levels, such excess corresponds directly to the achievement by management of performance in excess of target. The performance in respect of the 2012-2014 performance awards and the 2013-2015 performance awards—based on return on equity relative to a group of Protective's competitors—was in excess of 200% and 180% achievement, respectively through the end of calendar year 2013. Based on results achieved through the end of the first quarter of 2014, and assuming achievement of target levels of performance through the end of 2014, the awards for the performance period ending in 2014 were projected to be earned at maximum even if no agreement had been reached with Dai-ichi. The awards related to performance periods ending after 2014 also were projected to be earned at levels substantially above target. For persons who are eligible to retire early under Protective's retirement plan, the Compensation Committee has the discretion to permit enhanced vesting upon retirement, and has allowed such persons to vest at least pro-rata in their outstanding performance share awards.

Employment Agreements

        Protective has for many years had in place Employment Continuation Agreements that provide certain commitments regarding continued employment and the provision of severance benefits to specified officers at or above the level of Vice President, including each of our named executive officers, in the event that Protective were to undergo a change in control. The Employment Continuation Agreements that are currently in effect for the named executive officers were fully disclosed to stockholders at the 2014 annual meeting, in accordance with the requirements of the applicable provisions of Item 402(t) of Regulation S-K and such Employment Continuation Agreements were presented as part of the say-on-pay vote at the 2014 annual meeting, in which 92% of Protective's stockholders voted in favor of Protective's compensation programs. While the say-on-pay approval is a non-binding advisory vote, the level of support received would appear to indicate that stockholders generally understood that such agreements and the financial assurances provided thereby are and have been an important tool in building and retaining the experienced and qualified management team that has been responsible for Protective's superior performance.

        The Employment Continuation Agreements provide each of the executives with the right to receive certain severance benefits in the event that the executive's employment is involuntarily terminated by

Protective or is voluntarily terminated by the executive following the occurrence of certain specified adverse changes in the terms and conditions of the executive's employment, provided that such termination of employment occurs within two years of the merger.

        If each officer were terminated at the effective time, the severance benefits that would be payable in such circumstances under the Employment Continuation Agreements to Messrs. Johns, Bielen and Thigpen and Ms. Long would be equal to the sum of:

  •
  a lump sum cash severance payment equal to 3 times the sum of:

  •
  the officer's annual base salary as then in effect,

  •
  the average of the officer's Annual Incentive Plan (the "AIP") incentive payments over the 3 years immediately prior to the merger, and

  •
  the average of the grant values of the equity-based compensation awards granted to the officer over the 3 years immediately prior to the merger (excluding special or "one-time" grants).

  •
  a lump sum cash payment equal to the officer's target AIP for the year in which the officer's termination occurs. (If termination is on or after December 31, the payment is based on the actual achievement of the performance goals for that year).

  •
  a cash lump sum supplemental retirement benefit, determined by:

  •
  calculating the officer's benefit at age 65 under Protective's pension plan and excess benefit plan after giving the officer credit for 3 extra years of service,

  •
  subtracting the officer's actual benefit at age 65 under these plans, and

  •
  determining the actuarial lump sum value of the resulting amount, using the pension plan's standard actuarial table and an interest rate of the 10-year Treasury Note plus 0.75%.

  •
  continuation of the officer's medical, dental, disability and life insurance, and other welfare benefits, until the earlier of (i) for 2 years after the officer's termination date or (ii) the date the executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer.

        For other executive officers, the severance benefit would be a multiple of two times salary and the applicable average bonus amount, and would not include any component based on prior LTIP awards. Retirement benefits would also be determined based on three years additional service for the named executive officers. For purposes of the Restated Agreements (defined below), the executive's AIP award shall be at least equal to the highest annual bonus, including any bonus provided under the Company's AIP, that had been payable to the executive in respect of either of the two fiscal years prior to the closing of the merger.

        Additionally, Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") may impose an excise tax on officers who receive change of control payments that equal or exceed 3 times their average pay over the last 5 years (or, if shorter, their tenure with Protective). To address this issue, the Employment Continuation Agreements provide each of our named executive officers with a tax reimbursement payment that will put the officer in the same after-tax position that the officer would be in if the excise tax did not apply. Certain of the executive officers, including Mr. Johns, may get a tax reimbursement payment for any excise taxes that apply to the accelerated vesting of their equity awards by reason of the transaction. However, whether such tax reimbursement payment is required, and the amount of such tax reimbursement payment with respect to each executive's equity awards will depend on several factors, including (i) the timing of the closing of the merger, including whether any currently unvested awards would have vested in the ordinary course prior to the closing of the merger, (ii) the extent to which the compensation received is reasonable compensation for services rendered prior to the merger and (ii) whether and to what extent an executive would have been entitled to accelerated vesting by reason of retirement.

        Under the terms of the Employment Continuation Agreements, by reason of the transaction, it was expected that several of the executive officers, including Mr. Johns, would have had good reason to terminate employment voluntarily and receive the full severance and other termination benefits otherwise payable under the Employment Continuation Agreements. Effective as of the closing of the merger, each of Protective's named executive officers, including Messrs. Johns, Bielen, Temple and Thigpen and Ms. Long, has agreed to replace his or her Employment Continuation Agreement with a new employment agreement with Protective, to become effective only if the merger is consummated (the "Restated Agreements"). Other Protective officers have also agreed (or may prior to the closing of the transaction agree) to enter into Restated Agreements. The terms of these Restated Agreements are essentially the same as the Employment Continuation Agreements, except as provided herein.

        The severance benefits payable, and the tax reimbursement payments available, under the Restated Agreements are essentially the same as those that would have been payable under the Employee Continuation Agreements, except that future salary increases and increases in the bonuses payable will not be factored into the severance benefits and that pursuant to his Restated Agreement, Mr. Temple has the same severance benefits as the other executive officers (that is, his severance is now a multiple of three times his annual base salary and average bonus amount, and his severance multiple also includes the LTIP component previously made available to Messrs. Johns, Bielen and Thigpen and Ms. Long).

        Under the terms of the Restated Agreements, each of the executives agrees to remain employed by Protective for a period of (i) three years, in the case of Messrs. Johns, Bielen, Temple and Thigpen and Ms. Long, and (ii) two years, in the case of any of our other executive officers, following the closing of the merger, in the position and with the title specified in the Restated Agreement. The Restated Agreement specifies and confirms the base salary, minimum annual bonus amounts and long-term incentive compensation opportunities that each executive will be entitled to receive for their continuing services. Pursuant to the Restated Agreements, each officer agrees, for the benefit of Protective, to certain adjustments to the circumstances under which he or she would have the right to terminate employment and receive payment of the stated severance benefits, including foregoing certain claims arising from changes in their duties arising by reason of the merger.

        As an inducement for the executives to enter into the Restated Agreements and remain employed following the closing of the merger, each officer, except Mr. Johns, will receive a retention payment for continuing in Protective's employ. Mr. Johns has agreed that he will not receive any retention payment. In the case of Mr. Bielen, Ms. Long, Mr. Temple and Mr. Thigpen, this retention payment is payable in three equal installments on each of the first three anniversaries of the closing, generally subject to the executive's continued employment through such date (except in the case of death and disability, or involuntary termination without cause or resignation for good reason, as defined in the Restated Agreement). In the case of the other executive officers (but excluding Mr. Johns), the retention payment is payable one-third on the first anniversary of the closing and two-thirds on the second anniversary. In the event that any executive becomes entitled to receive severance benefits under the Restated Agreements, the retention payment paid or payable will reduce the severance benefits otherwise payable. It is expected that amounts that would be required to be paid to the executives as tax reimbursement payments will be substantially reduced or eliminated the longer the executive remains employed with Protective through the three-year term. If the executive (other than Mr. Johns) stays employed for three years and receives the full retention payment amount (other than Mr. Johns), no severance benefits under the terms of the Restated Agreements will be payable to the executive upon a termination of employment for any reason following the three-year term. If such an executive quits for good reason or is terminated without cause after the second anniversary, but before the third anniversary, of the effective time, the only severance benefit payable to such executive under the Restated Agreement will be the last installment of the retention payments. In the case of Mr. Johns, if he stays employed until the second anniversary of the effective time or quits voluntarily without good reason prior to that date, he will forgo a right to severance of approximately $22 million, and solely by foregoing such severance, the potential tax reimbursement payment will be reduced by $18.5 million for a total savings to Protective of $40.5 million.

        In addition, to support the commitment of each of the executives to remain employed with Protective, each Restated Agreement contains certain restrictive covenants for the benefit of Protective, including a covenant not to compete for a period of one year following the earlier to occur of (i) the termination of the executive's employment or (ii) the date the retention payment is paid in full (or in the case of Mr. Johns, the third anniversary of the effective date of the Restated Agreement). The purpose of adding the covenant not to compete was to encourage the executive to fulfill his or her commitment to continue in Protective's employ at least for the term of the Restated Agreements.

Deferred Compensation Plans

        The executive officers participate in the Protective Life Corporation Deferred Compensation Plan for Officers (as amended and restated as of January 1, 2009). Upon the closing of the merger, if any of the executive's account balance is invested in the Common Stock, his or her interest in Common Stock will be converted into a cash equivalent valued at the greatest of (i) the average of the closing price of Common Stock for the twenty (20) trading days ending on the date preceding the date of the closing of the merger or (ii) the per share merger consideration provided under the merger agreement. The executive may then elect to re-invest this cash equivalent in the mutual funds or other investments provided under the plan.

Golden Parachute Compensation

        As discussed herein, the executives have agreed to replace their Employment Continuation Agreements with the Restated Agreements. The compensation potentially payable under the Employment Continuation Agreements was previously subject to an advisory (non-binding) stockholder vote in Protective's annual proxy statement, dated April 9, 2014. Protective is now asking stockholders to approve, on an advisory (non-binding) basis, the compensation that may be payable to the executive officers under the Restated Agreements, as presented in the two tables below. Assuming a qualifying termination of the executive's employment occurs within two years following the closing of the merger, any equity or severance payments under the Restated Agreements would be determined in a similar manner as under the prior Employment Continuation Agreements. However, as described herein, the Restated Agreements provide for payment of additional retention amounts if the executives remain employed with Protective following the date of the closing of the merger.

        The first table below sets forth the estimated amounts of "golden parachute" compensation (for purposes of Item 402(t) of Regulation S-K) that each named executive officer of Protective could receive in connection with the merger under the Restated Agreement, assuming that the merger were completed and the executive experienced a qualifying termination on December 31, 2014. The second table shows the maximum amount of retention payments that may be payable to each executive under the terms of the Restated Agreements, provided the executives continue employment with Protective for three years from the date of the closing of the merger.

        In reviewing the first table set forth below, shareholders should be aware that the amounts listed below have been presented assuming that all the variables in the calculation occur in a manner that results in the highest amounts being payable on account of the transaction. For example, the table assumes that each of the named executive officers is terminated at the effective time of the merger and paid severance and termination benefits in accordance with their Restated Agreements. This assumption disregards the fact that the Restated Agreements were implemented with the objective of retaining the services of these executives. As described above, several of the named executive officers would have had the right to terminate their employment for good reason and to receive severance under their Employment Continuation Agreements, but instead elected to enter into the Restated Agreements and surrendered the right to terminate employment and receive such severance and termination benefits as of the effective time of the merger. Thus, it is currently considered a more likely scenario that most, if not all, of the named executive officers will not receive the severance and other termination benefits listed below in the columns headed "Cash," "Pension/NQDC" and "Perquisites/Benefits."

        Additionally, the full amount payable in respect of the 2012-14 performance share awards are listed as being payable on account of the merger. As noted above, it is reasonably likely that, even without regard to the merger, such awards would in the ordinary course of business be earned at the end of 2014 at the same level illustrated in the below table. Indeed, if the transaction closes in 2015, these awards will be payable in accordance with their terms, unaffected by the occurrence of the transaction. In that case, the amounts related to such 2012-2014 performance share awards would not be contingent on the occurrence of the transaction, which would reduce the entries in the column entitled "Equity" in the table below. However, if the closing occurs in 2015, it is expected that the amounts payable in respect of the performance share awards for the 2013-2015 and 2014-2016 performance periods will increase above the amounts that would be payable based on a closing in 2014. This increase would be because the Company's performance during 2014 would be factored into the determination. As noted above, based on actual performance through the second quarter of 2014 and based on a trailing 12-month calculation, each such award would be projected to pay out at 200% rather than at 180% of the target award. Thus, were the closing to occur in 2015, the amount payable in respect of the two more recent grants would increase from the amounts included in the Equity column with regard to such performance share awards. Taking into account the reduction associated with the performance share awards for the 2012-2014 performance period and the increase in the amounts payable with respect to the performance share awards for the 2013-2015 and 2014-2016 performance periods, there would be a net reduction in the Equity column for each of the following named officers in the following amounts and approximate percentages: Mr. Johns, $10,754,800 (27.3%), Mr. Bielen, $2,336,550 (24.1%), Ms. Long, $1,246,700 (24.5%) and Mr. Thigpen, $1,895,600 (25.4%). However, in the case of Mr. Temple, who did not receive a performance share award for the 2012-2014 performance period, a 2015 closing is projected to result in a net increase in the amount listed in the Equity column of $201,600, which represents an approximate 7.9% increase over the amount listed in such column.

        Moreover, the calculation of the "Tax Reimbursement" amounts is affected by certain assumptions, particularly the assumption that the transaction closes in 2014 and that the named executive officers terminate and receive severance benefits at the closing. If the transaction closes in 2015, no portion of the 2012-14 performance share awards would be factored into the tax reimbursement and the amounts subject to a potential excise tax would be expected to decline due to the inclusion of each executive's 2014 income in the calculation. If any of the named executive officers does not receive severance benefits, the corresponding reduction in amount of such officer's tax reimbursement will be substantial. For example, if the transaction closes in 2015 and, by reason of entering into the Restated Agreement, he does not receive any severance benefits, it is estimated that Mr. Johns's tax reimbursement payment would be $0.

Name(8)	Cash(1)(2)	Equity(3)(4)	Pensions/ NQDC(2)(5)	Perquisites/ Benefits(2)(6)	Tax Reimbursement(2)(7)	Total
John D. Johns,	$20,804,716	$39,404,645	$1,268,234	$20,564	$30,342,222	$91,840,381
Chairman of the Board, President and Chief Executive Officer
Richard J. Bielen,	$7,034,523	$9,683,975	$393,156	$41,061	$8,554,779	$25,707,494
Vice Chairman and Chief Financial Officer
Deborah J. Long,	$4,358,115	$5,087,950	$366,461	$24,113	$4,737,889	$14,574,528
Executive Vice President, Secretary & General Counsel
Michael G. Temple,	$2,509,650	$2,542,400	—	$13,381	$2,404,190	$7,469,621
Executive Vice President & Chief Risk Officer
Carl S. Thigpen,	$5,694,949	$7,457,065	$386,655	$27,157	$6,558,063	$20,123,889
Executive Vice President & Chief Investment Officer

(1)
Includes the following amounts which are payable under the Restated Agreements, in the event of a termination without cause or a resignation for good reason that occurs at any time:

•
Johns—$19,537,216 severance payment and $1,267,500 payment of AIP incentive.

•
Bielen—$6,509,523 severance payment and $525,000 payment of AIP incentive.

•
Long—$4,065,615 severance payment and $292,500 payment of AIP incentive.

•
Temple—$2,265,900 severance payment, and $243,750 payment of AIP incentive.

•
Thigpen—$5,291,199 severance payment and $403,750 payment of AIP incentive.

(2)
This amount would be payable only if a "double-trigger" occurred, in other words, if there were a change of control and the named executive was either terminated without cause or resigned for good reason.

(3)
Includes the following amounts payable under the LTIP:

•
Johns: $31,166,800 upon the earn-out of performance shares, and $8,237,845 upon the vesting of unvested RSUs.

•
Bielen: $7,670,600 upon the earn-out of performance shares, and $2,013,375 upon the vesting of unvested RSUs.

•
Long: $4,039,700 upon the earn-out of performance shares, and $1,048,250 upon the vesting of unvested RSUs.

•
Temple: $1,814,400 upon the earn-out of performance shares, and $728,000 upon the vesting of unvested RSUs.

•
Thigpen: $5,899,600 upon the earn-out of performance shares, and $1,557,465 upon the vesting of unvested RSUs.

  All amounts are based on an assumed stock price of $70 (the per share merger consideration in the merger agreement).

(4)
This amount would be payable upon a "single-trigger"—in other words, upon a change of control, even if the named executive did not terminate employment.

(5)
Includes the value of the supplemental retirement benefit payable under the Restated Agreements.

(6)
Includes the value of continued coverage under Protective's medical, dental, disability and life insurance, and other welfare benefits, as provided under the Restated Agreements.

(7)
These amounts represent the tax reimbursement payments provided under the Restated Agreements.

(8)
Carolyn M. Johnson was an executive officer for whom disclosure was required in Protective's latest annual proxy statement; however, Ms. Johnson resigned from her position at the Company effective July 2013 and is therefore not included in this table.

Retention Payments

        With regard to the table set forth below, shareholders should note that the listed retention payments are generally contingent upon the continued performance of services until the date of payment. The objective of the retention payments is to encourage retention in a manner that eliminates the requirement to pay the severance and other termination benefits listed under the columns headed Cash, Pension/NQDC and Perquisites and Benefits in the above Golden Parachute Compensation table. The retention payments will not in any circumstance be duplicative of such severance and termination benefits; that is, no executive will receive both the retention payments listed in the following table and the full amount of the severance and termination benefits listed in the relevant columns of the above Golden Parachute Compensation table.

Name	Amount payable if employed on first anniversary of the effective date	Amount payable if employed on second anniversary of the effective date	Amount payable if employed on third anniversary of the effective date	Total retention payments payable if employed for three years following the effective date
John D. Johns	$0	$0	$0	$0
Richard J. Bielen	$1,627,381	$1,627,381	$1,627,380	$4,882,142
Deborah J. Long	$1,016,404	$1,016,404	$1,016,403	$3,049,211
Michael G. Temple	$679,770	$679,770	$679,770	$2,039,310
Carl S. Thigpen	$1,322,800	$1,322,800	$1,322,799	$3,968,399

No Compensation Payable to Dai-ichi Executive Officers

        None of Dai-ichi's executive officers are entitled to receive compensation that is based on or otherwise related to the merger.

Insurance and Indemnification of Protective Directors and Officers

        The merger agreement provides that from and after the effective time of the merger, Dai-ichi will cause the surviving corporation to (i) indemnify and hold harmless, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of Protective and its subsidiaries (in all of their capacities), or the indemnified persons, (A) to the same extent such indemnified persons are indemnified or exculpated or have the right to advancement of expenses as of the date of the merger agreement by Protective pursuant to Protective's organizational documents and indemnification contracts, if any, in existence on the date of the merger agreement with the indemnified persons and (B) without limitation to clause (A), to the fullest extent permitted by law and (ii) honor the provisions regarding elimination of liability of directors, indemnification of directors and officers and advancement of expenses contained in Protective's organizational documents immediately prior to the effective time of the merger.

        In addition, for six years following the effective time of the merger, Dai-ichi must cause to be maintained in effect the policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Protective and its subsidiaries as of the date of the merger agreement with respect to claims arising from or related to facts or events occurring at or before the effective time of the merger (including for acts or omissions in connection with the approval of the merger agreement and the consummation of the transactions contemplated by the merger agreement), covering all individuals covered thereby as of the effective time of the merger and providing for the same coverage and amounts as, and containing terms and conditions no less favorable than, Protective's directors' and officers' liability insurance and fiduciary liability insurance policies as of the effective time of the merger. Dai-ichi's obligation to provide this insurance coverage is subject to a cap of 300% of the annual premiums paid by Protective immediately prior to the effective time of the merger. If Dai-ichi cannot maintain the existing or equivalent insurance coverage without exceeding the 300% cap, Dai-ichi is required to obtain a policy with the greatest coverage available at an annual premium not exceeding the 300% cap. In lieu of the foregoing insurance coverage, Dai-ichi may cause the surviving corporation to purchase six-year prepaid "tail" insurance coverage, at a cost no greater than the six times the 300% cap, which provides coverage not less favorable to the insured than the coverage described above. Notwithstanding the foregoing, Protective may in its sole discretion purchase, prior to the effective time of the merger, six-year prepaid "tail" insurance coverage, at a cost no greater than the six times the 300% cap, which provides coverage not less favorable to the insured than the coverage described above, and if Protective has obtained such prepaid "tail" policy prior to the effective time of the merger, Dai-ichi will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the surviving corporation, and Dai-ichi will have no further obligation to purchase or pay for such insurance.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences to "U.S. holders" and "non-U.S. holders" (in each case, as defined below) of Common Stock whose shares are exchanged for cash in the merger. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax. Also note that this summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. This discussion is not binding on the Internal Revenue Service ("IRS") or the courts and, therefore, could be subject to challenge, which could be sustained. We will not seek any ruling from the IRS with respect to the merger.

        The following discussion applies only to holders of shares of Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances and does not apply to holders subject to special treatment under the U.S. federal income tax laws (such as, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships, S corporations or other pass-through entities or investors in partnerships, S corporations or such other pass-through entities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Common Stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, or holders who exercise appraisal rights).

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Common Stock, you should consult your tax advisor regarding the tax consequences of exchanging the shares of Common Stock for cash pursuant to the merger.

        Holders of Common Stock should consult their tax advisors as to the specific tax consequences to them of the receipt of cash in exchange for shares of Common Stock pursuant to the merger, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws.

 U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of shares of Common Stock that is:

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  a citizen or resident of the United States;

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  a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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  a trust if (i) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it was in existence on August 20, 1996 and it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

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  an estate that is subject to U.S. federal income tax on its worldwide income from all sources.

        The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received in such exchange and (2) the U.S. holder's adjusted tax basis in such shares. Gain or loss must be determined separately for each block of shares of Common Stock (i.e., shares acquired for the same cost in a single transaction) disposed of pursuant to the merger. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder's holding period for such shares is more than one year as of the date of the merger. Long-term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

        In addition to regular U.S. federal income tax, a U.S. holder that is an individual, estate or trust and whose income exceeds certain thresholds is subject to a 3.8% Medicare tax on all or a portion of such U.S. holder's "net investment income," which may include all or a portion of such U.S. holder's gain from the disposition of shares of Common Stock. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to gain from the disposition of shares of Common Stock.

Non-U.S. Holders

        The term "non-U.S. holder" means a beneficial owner of shares of Common Stock that is not a U.S. holder or an entity that is treated as a partnership for U.S. federal income tax purposes.

        Payments made to a non-U.S. holder in exchange for shares of Common Stock pursuant to the merger will generally not be subject to U.S. federal income tax unless:

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  The gain, if any, on such shares is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment in the United States), in which event (a) the non-U.S. holder will be subject to U.S. federal income tax in the same manner as if it were a U.S. holder and (b) if the non-U.S. holder is a corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty); or

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  The non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the exchange of shares of Common Stock for cash pursuant to the merger and certain other conditions are met, in which event the non-U.S. holder will be subject to tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of such shares net of applicable U.S. capital losses from sales or exchanges of capital assets recognized during the year.

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  Protective is or has been a U.S. real property holding corporation (a "USRPHC") as defined in Section 897 of the Code at any time within the five-year period preceding the merger, the non-U.S. holder owned more than five percent of our common stock at any time within that five-year period, and certain other conditions are satisfied. We believe that, as of the effective date of the merger, we will not have been a USRPHC at any time within the five-year period ending on the date thereof.

Information Reporting and Backup Withholding

        Payments made to U.S. holders in exchange for shares of Common Stock pursuant to the merger will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, U.S. holders should timely complete and return IRS Form W-9 (or its successor form), certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Certain holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding. In general, a non-U.S. holder will not be subject to U.S. federal backup withholding and information reporting with respect to payments made to the non-U.S. holder in exchange for shares of Common Stock pursuant to the merger if the non-U.S. holder (i) certifies under penalties of perjury that it is not a United States person (by providing a properly executed IRS Form W-8BEN or other applicable IRS Form W-8, or any of the successor forms) and the payor does not have actual knowledge or reason to know that the holder is a "United States person" as defined under the Code, or (ii) such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Regulatory Approvals

        Under the HSR Act, the merger may not be completed until certain information and documentary materials have been provided to the Antitrust Division and the FTC by Dai-ichi and Protective, and the applicable waiting period has expired or been terminated. The parties filed the required notifications with the Antitrust Division and the FTC on July 18, 2014, and the parties' request for early termination of the applicable waiting period was granted on July 25, 2014.

        The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of Dai-ichi or Protective or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

        The insurance laws and regulations of the states of Alabama, Missouri, Nebraska, New York and Tennessee, jurisdictions where insurance company subsidiaries of the Company are domiciled or "commercially domiciled", generally require that, prior to the acquisition of control of an insurance company domiciled or "commercially domiciled" in those respective jurisdictions, the acquiring company must obtain the approval of the insurance regulators of those jurisdictions. In addition, the insurance laws and regulations of the states of South Carolina and Vermont, jurisdictions where captive insurance company subsidiaries of the Company are domiciled, generally require that, prior to the acquisition of control of a captive insurance company domiciled in those respective jurisdictions, the acquiring company must obtain the approval of the insurance regulators of those jurisdictions.

        The insurance law of the state of Texas provides that a person may not acquire control of an entity licensed as an insurance agency in Texas, unless it has filed certain information with the Texas Department of Insurance and received approval for such acquisition or such acquisition has not been disapproved before the 61st day after the date the Texas Department of Insurance receives all such required information.

        Rule 1017 of the NASD Rules, which are administered by NASD's successor, FINRA, provides that a FINRA member entity must file an application for approval of a change in the equity ownership of the member that results in one person or entity directly or indirectly owning or controlling 25 percent or more of the equity capital of such member.

        In addition to the foregoing, the Company and Dai-ichi may be required to make certain other filings with governmental authorities in connection with the merger.

        The Insurance Business Act of Japan requires Dai-ichi to file prior notification with and to obtain prior approval of the JFSA, in connection with the merger.

        While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that Dai-ichi and Protective will obtain the other regulatory approvals necessary to consummate the merger or that the granting of these approvals will not involve the imposition of a burdensome condition, which could result in the conditions to the merger not being satisfied prior to the end date or at all. Should the FTC, the Antitrust Division, state antitrust authorities, competition authorities in other foreign countries or the JFSA raise objections to the merger, each of Dai-ichi and Protective will use its reasonable best efforts to resolve such objections, but neither Dai-ichi nor Protective is required to take any action that would result in a burdensome condition.

Litigation Related to the Merger

        Protective, members of the Board and the Dai-ichi Parties have been named as defendants in four lawsuits brought by and on behalf of Protective's stockholders challenging the merger.

        On June 11, 2014, Beth Edelman, a purported stockholder of Protective, filed an action in the Circuit Court of Jefferson County, Alabama, captioned Edelman, et al. v. Protective Life Corporation, et. al., Case # 01CV201490247400. On July 30, 2014, Edelman filed an amended complaint. Three putative class action lawsuits were filed in the Court of Chancery of the State of Delaware: Martin, et al. v. Protective Life Corporation, et al., Civil Action No. 9794-CB, filed June 19, 2014, Leyendecker, et al. v. Protective Life Corporation, et al., Civil Action No. 9931-CB, filed July 22, 2014 and Hilburn, et al. v. Protective Life Corporation, et al., Civil Action No. 9937-CB, filed July 23, 2014. The Delaware Court of Chancery consolidated the Martin, Leyendecker and Hilburn actions under the caption In re Protective Life Corp. Stockholders Litigation, Consolidated Civil Action No. 9794-CB, designated the Hilburn complaint as the operative consolidated complaint and appointed Charlotte Martin, Samuel J. Leyendecker, Jr., and Deborah J. Hilburn to serve as co-lead plaintiffs.

        These lawsuits allege that the Board breached its fiduciary duties to stockholders, that the merger involves an unfair price, an inadequate sales process and unreasonable deal protection devices that purportedly preclude competing offers, and that the preliminary proxy statement filed with the SEC on July 10, 2014 fails to disclose purportedly material information. The lawsuits also allege that Protective and the Dai-ichi Parties aided and abetted those alleged breaches of fiduciary duties. The lawsuits seek injunctive relief, including enjoining or rescinding the merger, and attorneys' and other fees and costs, in addition to other relief. The consolidated Delaware action also seeks an award of unspecified damages. The request by plaintiffs in the Delaware consolidated action to enjoin the merger has been set for a hearing on September 26, 2014 in the Delaware Court of Chancery.

        Protective and the Board believe these claims are without merit and intend to vigorously defend these actions. Protective cannot predict the outcome of or estimate the possible loss or range of loss from these matters.

THE MERGER AGREEMENT

        The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger and as the rights and obligations of the parties to the merger agreement are governed by the terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

 Explanatory Note Regarding the Merger Agreement

        The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about the Company or modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The merger agreement contains representations and warranties by each of the parties to the merger agreement which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Protective, either of the Dai-ichi Parties, or any of their respective subsidiaries or affiliates. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Protective's public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and instead should be read in conjunction with the other information contained in the reports, statements and filings that Protective publicly files with the SEC.

The Merger

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL at the effective time of the merger, DL Investment (Delaware), Inc. will be merged with and into Protective and, as a result of the merger, the separate corporate existence of DL Investment (Delaware), Inc. will cease, and Protective will continue as the surviving corporation and will become a wholly-owned subsidiary of Dai-ichi. Protective will continue to be governed by the DGCL, and all of its rights, privileges, immunities, powers and franchises will continue unaffected by the merger.

        The closing of the merger will occur on the date when the effective time of the merger is to occur. The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties.

 Effects of the Merger

        At the effective time of the merger, Dai-ichi will become the sole owner of Protective and its business. Therefore, current Protective stockholders will cease to have direct or indirect ownership interests in Protective or rights as Protective stockholders, will not participate in any future earnings or growth of Protective, will not benefit from any appreciation in value of Protective and will not bear the future risks of Protective's operations.

        Following completion of the merger, Common Stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, there will be no public market for shares of Common Stock. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable to Protective. After the effective time of the merger, Protective will also no longer be required to file periodic reports with the SEC on account of shares of Common Stock. However, Protective will continue to make required securities filings with respect to its publicly-held debt.

        The directors of DL Investment (Delaware), Inc. immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, each to hold office from the effective time of the merger until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation or as otherwise provided by applicable law.

        At the effective time of the merger, the certificate of incorporation and bylaws of Protective will be amended and restated in their entirety to be in the form of the certificate of incorporation and bylaws attached as Exhibits A and B, respectively, to the merger agreement, and, as so amended and restated, shall be the certificate of incorporation and bylaws of the surviving corporation until thereafter amended in accordance with their terms or by applicable law.

When the Merger Becomes Effective

        The closing of the merger will take place at the offices of Baker & McKenzie, LLP, 452 Fifth Avenue, New York, New York 10018, at 10:00 a.m., local time, on a date to be specified by the parties that will be no later than the fourth business day after all of the closing conditions set forth in the merger agreement have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the fulfillment or waiver of those conditions), unless another date or place is agreed to in writing by Dai-ichi and Protective.

The Merger Consideration and the Conversion of Protective Capital Stock

        At the effective time of the merger, by virtue of the merger and without any action on the part of the Company, Dai-ichi or the Company's shareholders, each share of Common Stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $70.00 in cash, without interest, less any applicable withholding taxes, other than:

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  shares of Common Stock owned by Dai-ichi or Protective or their respective direct or indirect wholly-owned subsidiaries, which will, immediately prior to the effective time of the merger, be cancelled without conversion into the right to receive the merger consideration and no merger consideration will be paid with respect thereto; and

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  shares of Common Stock for which appraisal rights have been properly exercised in accordance with Delaware law, which will be entitled to receive in lieu of the merger consideration payment of the appraised value of such shares determined in accordance with the provisions of Section 262 of the DGCL unless and until the holders thereof fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL (see "Appraisal Rights" section below).

        The price to be paid for each share of Common Stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of Protective, including if Protective pays a dividend in, splits, combines into a smaller number of shares or issues by reclassification any shares of Common Stock (or undertakes any similar act) prior to the effective time of the merger.

        Each share of common stock of DL Investment (Delaware), Inc. issued and outstanding immediately prior to the effective time of the merger will be converted into one fully paid and nonassessable share of common stock of the surviving corporation.

Payment Procedures

        Prior to the effective time of the merger, Dai-ichi will designate a U.S. bank or trust company reasonably acceptable to Protective (the "Exchange Agent") for the purpose of exchanging stock certificates for the per share merger consideration. At or prior to the effective time of the merger, Dai-ichi will cause to be deposited with the Exchange Agent the aggregate merger consideration to be paid to Protective stockholders.

        As soon as reasonably practicable after the effective time of the merger (and in no event more than two business days thereafter), Dai-ichi will or will cause the Exchange Agent to send you a letter of transmittal and instructions advising you how to surrender your stock certificates or book-entry shares to the Exchange Agent in exchange for the merger consideration.

        You will be paid for each of your shares of Common Stock that are converted into the right to receive your portion of the merger consideration after you have surrendered your stock certificates or book-entry shares to the Exchange Agent together with a properly completed letter of transmittal and any other documents that may be reasonably required by the Exchange Agent. Your portion of the merger consideration will be paid as promptly as practicable following the surrender of your stock certificates or book-entry shares to the Exchange Agent.

        Interest will not be paid or accrue in respect of any cash payments of merger consideration. Dai-ichi, the surviving corporation and the Exchange Agent will be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

        If you hold stock certificates and the Exchange Agent is to pay some or all of your merger consideration to a person other than you, you must have your stock certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other similar taxes payable by reason of the transfer or establish to the surviving corporation's satisfaction that the taxes have been paid or are not required to be paid.

        You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

        If you have lost your stock certificate, or if it has been stolen or destroyed, you will have to provide an affidavit to that fact and, if required by Dai-ichi, post a bond in an amount that Dai-ichi may reasonably direct as indemnity against any claim that may be made against it in respect of the stock certificate in order for you to receive your portion of the merger consideration from the Exchange Agent in exchange for your lost, stolen or destroyed stock certificate.

        Upon demand, the Exchange Agent will return to Dai-ichi all funds in its possession one year after the effective time of the merger. After that time, if you have not received payment of the merger consideration, you may look only to Dai-ichi for payment of the merger consideration.

 Treatment of Equity Compensation Awards

        Stock Appreciation Rights.    At or immediately prior to the effective time of the merger, each In-the-Money SAR that is outstanding and unexercised immediately prior to the effective time of the merger, whether or not exercisable or vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the excess of the per share merger consideration over the base price of such In-the-Money SAR by (ii) the number of shares of Common Stock subject to such In-the-Money SAR. At the effective time of the merger, each SAR that has a base price that is equal to or greater than the per share merger consideration, whether or not exercisable or vested, will be cancelled and the holder of such SAR will not be entitled to receive any payment in exchange for such cancellation.

        Restricted Stock Units.    At or immediately prior to the effective time of the merger, each RSU that is outstanding immediately prior to the effective time of the merger, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of RSUs.

        Performance Shares.    At or immediately prior to the effective time of the merger, the number of performance shares earned for each award of performance shares granted under any stock plan will be calculated by determining the number of performance shares that would have been paid if the subject award period had ended on the December 31 immediately preceding the effective time of the merger (based on the conditions set for payment of performance share awards for the subject award period), provided that the number of performance shares earned for each award will not be less than the aggregate number of performance shares at the target performance level, and provided further that with respect to awards granted in the year in which the effective time of the merger occurs, performance shares will be earned at the same percentage as awards granted in the year preceding the year in which the effective time of the merger occurs. At or immediately prior to the effective time of the merger, each performance share so earned that is outstanding immediately prior to the effective time of the merger, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of performance shares.

Representations and Warranties

        In the merger agreement, Protective has made customary representations and warranties to the Dai-ichi Parties, subject to certain exceptions in the merger agreement and Protective's disclosure letter that accompanied the merger agreement, with respect to, among other things:

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  the due organization, valid existence, good standing, corporate power and authority of Protective and its subsidiaries;

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  its capitalization, including in particular the number of shares of Common Stock issued and outstanding;

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  its authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement (subject to receipt of the stockholder approval), and the enforceability of the merger agreement against Protective;

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  the approval by the Board of the merger agreement and an amendment to Protective's bylaws to include a forum selection clause;

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  the inapplicability of state anti-takeover statutes to the merger or the other transactions contemplated by the merger agreement;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  the absence of conflicts with or breaches of Protective's or its subsidiaries' organizational documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

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  the timeliness of the Company's filings with the SEC and of financial statements included in the SEC filings, and the compliance of filings and financial statements with SEC rules and (in the case of financial statements) with GAAP and the Sarbanes-Oxley Act of 2002;

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  the Company's disclosure controls and procedures and internal control over financial reporting;

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  the absence of undisclosed liabilities;

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  the accuracy of this proxy statement (except with respect to information supplied in writing by the Dai-ichi Parties or any of their representatives or their affiliates);

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  the conduct by Protective of its business in the ordinary course since January 1, 2014;

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  litigation or investigations;

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  compliance with laws and permits;

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  tax matters;

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  matters with respect to Protective's owned and leased real property;

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  matters related to employee benefit plans and the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder;

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  labor and employment matters;

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  intellectual property matters;

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  matters with respect to Protective's material contracts;

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  environmental matters;

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  insurance matters;

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  matters related to Protective's insurance subsidiaries;

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  matters related to Protective's statutory statements and examination reports by any governmental authority;

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  matters related to insurance reserves and actuarial reports;

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  matters related to reinsurance;

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  its insurance contracts, since January 1, 2011, having been on forms and at rates approved by applicable governmental authorities;

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  conduct of and matters related to Protective's insurance subsidiaries and distributors;

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  matters related to Protective's statutory statements and examination reports by any governmental authority;

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  matters related to the separate accounts maintained by the Protective insurance subsidiaries;

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  matters related to the issuers of insurance contracts and the tax treatment of such contracts;

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  matters related to investment assets;

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  matters related to "investment adviser" status;

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  matters related to broker-dealers;

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  matters related to Protective's excess reserve financing arrangements;

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  receipt by the Board of Morgan Stanley's opinion as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of Common Stock; and

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  the absence of undisclosed brokers' fees and expenses in connection with the transactions contemplated by the merger agreement.

        Many of the representations and warranties in the merger agreement made by Protective are qualified by a "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on Protective). For the purposes of the merger agreement, a "Material Adverse Effect" on Protective means:

        (a) a material adverse effect on the business, financial condition, operations or results of operations of Protective and the Protective subsidiaries, taken as a whole or (b) a material adverse effect on the ability of Protective to consummate the merger without material delay or impairment, provided that, solely for purposes of clause (a), none of the following will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been, a Material Adverse Effect:

  •
  any change, circumstance, condition, event, effect, development or state of facts (any of the foregoing, a "Change") generally affecting economic, regulatory or political conditions;

  •
  any Change generally affecting the financial, credit, securities or other capital markets in the United States or any foreign jurisdiction;

  •
  any Change generally affecting the industries in which Protective and the Protective subsidiaries operate;

  •
  any hurricane, tornado, flood, earthquake, tsunami, volcanic eruption or other natural disaster;

  •
  any Change in national or international political conditions, including acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism occurring after the date of the merger agreement;

  •
  any Change occurring after the date of the merger agreement in applicable law, U.S. GAAP or, as to any party, the statutory accounting practices prescribed or permitted by the applicable insurance laws and the insurance regulatory authority of the jurisdiction in which such party is domiciled ("SAP");

  •
  the public announcement of the execution of the merger agreement;

  •
  any communication by Dai-ichi regarding plans or intentions with respect to modifications in the employment or business relationship between Protective or its subsidiaries and their respective employees or distributors following the effective time of the merger;

  •
  any failure by Protective or the Protective subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the merger agreement (but not the facts or circumstances underlying or giving rise to such failure); or

  •
  any change in the market price or trading volume of the securities of Protective (but not the facts or circumstances underlying or giving rise to any such change);

  •
  except, with respect to the foregoing first six bullet points, to the extent that the effects of any such matter are disproportionally adverse to the business, financial condition, operations or results of operations of Protective and the Protective subsidiaries, taken as a whole, as compared to other companies operating in the industries and markets in which Protective and the Protective subsidiaries operate.

        In the merger agreement, the Dai-ichi Parties made customary representations and warranties to Protective with respect to, among other things:

  •
  the due organization, valid existence, good standing, corporate power and authority of the Dai-ichi Parties;

  •
  the authority of each of the Dai-ichi Parties to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of the Dai-ichi Parties;

  •
  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

  •
  the absence of conflicts with or breaches of, Dai-ichi's or DL Investment (Delaware), Inc.'s governing documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

  •
  litigation or investigations;

  •
  the sufficiency of funds necessary to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  the absence of "interested stockholder" status with regard to ownership of Common Stock by the Dai-ichi Parties;

  •
  the accuracy of the information supplied in writing by the Dai-ichi Parties contained in this proxy statement; and

  •
  the absence of undisclosed brokers' fees and expenses in connection with the transactions contemplated by the merger agreement.

        The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger.

Covenants Regarding Conduct of Business by Protective Pending the Merger

        Except as disclosed in Protective's disclosure letter that accompanied the merger agreement, expressly provided for by the merger agreement or consented to in writing by Dai-ichi (which consent will not be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the effective time of the merger, Protective will, and will cause each of its subsidiaries to conduct its business in the ordinary course of business consistent with past practices, and will use its reasonable best efforts to preserve intact its business organization and goodwill and relationships with all governmental authorities, customers, suppliers, business associates, distributors, strategic and joint venture partners and others having business dealings with it, to keep available the services of its current officers and key employees and to maintain its current rights and franchises, in each case, consistent with past practices.

        In addition, except as disclosed in Protective's disclosure letter that accompanied the merger agreement, expressly provided for by the merger agreement, required by applicable law or consented to in writing by Dai-ichi (which consent will not be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the effective time of the merger, Protective will not, nor will it permit its subsidiaries to:

  •
  amend or modify any of the organizational documents of Protective (as amended as provided for by the merger agreement) or any of its subsidiaries;

  •
  declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its securities, other than dividends or distributions (i) by wholly-owned Protective subsidiaries to another such Protective subsidiary or to Protective or (ii) regular quarterly cash dividends by Protective consistent with past practices to holders of Common Stock, which will not exceed $0.24 per share per calendar quarter;

  •
  split, combine or reclassify any of its securities or issue or authorize the issuance of any other securities or equity rights in respect of, in lieu of, or in substitution for, its securities, other than issuances of shares of Common Stock in connection with the exercise of equity rights that are outstanding on the date of the merger agreement or granted thereafter in accordance with the merger agreement;

  •
  repurchase, redeem or otherwise acquire or settle any securities or equity rights of Protective or any of its subsidiaries, or any rights, warrants or options to acquire any such securities, other than (i) the acquisition by Protective of shares of Common Stock in connection with the surrender of shares of Common Stock by holders of equity rights in order to pay the exercise price thereof, (ii) the withholding of shares of Common Stock to satisfy tax obligations with respect to awards granted pursuant to Protective's stock plans or pursuant to individual equity compensation award agreements, (iii) the acquisition by Protective of equity rights of Protective in connection with the forfeiture of such equity rights or (iv) as required by any benefit plan as in effect on the date of the merger agreement;

  •
  issue, sell, grant, pledge or otherwise encumber any securities, or equity rights, other than (i) issuances of equity rights in the ordinary course of business consistent with past practices in accordance with the terms of Protective's stock plans or pursuant to individual award agreements with directors, officers, employees or agents of Protective or its subsidiaries, (ii) issuances of Common Stock in connection with the exercise of or settlement of equity rights that are outstanding on the date of the merger agreement or any equity rights granted after the date hereof in accordance with the foregoing clause (i) and (iii) issuance of securities between or among Protective and any of its wholly-owned subsidiaries;

  •
  merge or consolidate with any third party or acquire, directly or indirectly, all or substantially all of the assets or securities of any third party;

  •
  knowingly (after being advised by Dai-ichi that an intended action would violate the following covenant) establish, acquire or dispose of any affiliated party that would become a "subsidiary" (kogaisha, as defined under Article 2, item 12 of the Insurance Business Act of Japan), "subsidiary, etc." (ko houjin tou, as defined under Article 13-5-2, paragraph 3 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) or "affiliate, etc." (kanren houjin tou, as defined under Article 13-5-2, paragraph 4 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) of Dai-ichi upon the closing of the merger;

  •
  knowingly (after being advised by Dai-ichi that an intended action would violate the following covenant) make any change in lines of business of, or otherwise make such change with respect to, Protective or any affiliated party that would become a "subsidiary" (kogaisha, as defined under Article 2, item 12 of the Insurance Business Act of Japan), "subsidiary, etc." (ko houjin tou, as defined under Article 13-5-2, paragraph 3 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) or "affiliate, etc." (kanren houjin tou, as defined under

    Article 13-5-2, paragraph 4 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) of Dai-ichi upon the closing date, as would require a revision to or otherwise affect the application for approval or the filing with the JFSA;

  •
  make any loans, advances or capital contributions to, or investments in, any other party other than (i) by Protective or any of its wholly-owned subsidiaries to or in Protective or any of its wholly-owned subsidiaries, (ii) policy loans under insurance contracts in the ordinary course of business consistent with past practices, (iii) pursuant to any contract or other legal obligation existing at the date of the merger agreement set forth in Protective's disclosure letter that accompanied the merger agreement or (iv) acquisitions of investment assets consistent with the investment policies and guidelines applicable to the Protective insurance subsidiaries' investment activities in effect as of the date of the merger agreement;

  •
  create, incur, guarantee or assume any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of the merger agreement, except (i) indebtedness incurred in the ordinary course of business consistent with past practices not to exceed $10 million in the aggregate, (ii) indebtedness incurred under facilities or lines of credit in existence on the date of the merger agreement, (iii) indebtedness in replacement of existing indebtedness on customary commercial terms, consistent in all material respects with the indebtedness being replaced, and (iv) guarantees by Protective of indebtedness of wholly-owned Protective subsidiaries or guarantees by Protective subsidiaries of indebtedness of Protective;

  •
  make or commit to make any capital expenditure, except for (i) aggregate expenditures (calculated net of proceeds from normal course asset disposals) in an amount not in excess of (and for projects consistent with) the capital expenditure budget made available to Dai-ichi prior to the date of the merger agreement (the amount of the capital expenditure budget being set forth in Protective's disclosure letter that accompanied the merger agreement) and (ii) additional expenditures in an amount not to exceed $10 million in the aggregate;

  •
  make any material change in the actuarial, underwriting, claims administration, reinsurance, reserving or payment policies, practices or principles of any Protective insurance subsidiary;

  •
  make any material change to the investment policies and guidelines applicable to the Protective insurance subsidiaries' investment activities in effect as of the date of the merger agreement or acquire or dispose of any investment assets in any manner inconsistent with such policies and guidelines;

  •
  abandon, modify, waive or terminate any material permit;

  •
  materially amend or, other than pursuant to its current terms, terminate, renew or extend any Protective contract set forth on Protective's disclosure letter that accompanied the merger agreement, or enter into any contract that would have been listed on Protective's disclosure letter that accompanied the merger agreement if in effect on the date of the merger agreement or amend any contract relating to Protective's excess reserve financing arrangements as set forth on Protective's disclosure letter that accompanied the merger agreement;

  •
  other than in the ordinary course of business consistent with past practices, forgive, cancel or compromise any debt or claim, or waive or release any right, of material value, or fail to pay or satisfy when due any material liability or obligation (other than any such liability or obligation that is being contested in good faith);

  •
  other than in the ordinary course of business consistent with past practices, as required by any benefit plan or as necessary to comply with applicable law, (i) amend or otherwise modify benefits under any benefit plan, (ii) accelerate the payment or vesting of benefits or amounts payable or to become payable under any benefit plan as currently in effect on the date of the merger agreement or (iii) terminate or establish any benefit plan;

  •
  except as required by any benefit plan, grant any material increase (determined with reference to the compensation paid to the individuals involved) in the compensation or benefits of directors, officers, employees or agents of Protective or any of the Protective subsidiaries, subject to specified exceptions;

  •
  enter into or materially amend or modify any severance, consulting, retention or employment agreement, plan, program or contract, other than (i) in the case of consulting agreements, in the ordinary course of business consistent with past practices or (ii) with respect to new hires or employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practices, subject to specified exceptions;

  •
  enter into or otherwise become bound by a collective bargaining agreement or similar labor contract with a labor union, works council, employee committee or representative or other labor organization with respect to employees of Protective or any of its subsidiaries;

  •
  settle or compromise any proceeding involving claims for monetary damages (excluding settlements and compromises relating to taxes), other than (i) settlements or compromises of claims under insurance contracts within applicable policy limits or (ii) settlements or compromises that require only payments of money by Protective or its subsidiaries without ongoing limits on the conduct or operation of Protective or its subsidiaries, which payments of money will not exceed $5 million per proceeding or $15 million in the aggregate for all such proceedings, or enter into any consent, decree, injunction or similar restraint or form of equitable relief that, individually or in the aggregate, are material to Protective and its subsidiaries, taken as a whole, or would reasonably be expected to impede or delay in any material respect the consummation of the transactions contemplated by the merger agreement, including receipt of the stockholder approval;

  •
  adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation, recapitalization or other reorganization of Protective or any of its subsidiaries; provided that any tax election otherwise permitted by the merger agreement will not be prohibited;

  •
  other than in the ordinary course of business consistent with past practices, (i) make, revoke or amend any material election relating to taxes, file any amended tax return or surrender any right to claim a tax refund, offset or other reduction in tax liability, (ii) settle or compromise any proceeding relating to taxes in an amount in excess of $2.5 million per proceeding or $10 million in the aggregate for all such proceedings, (iii) make a request for a written ruling of a taxing authority relating to taxes, other than any request for a determination concerning qualified status of any benefit plan intended to be qualified under Section 401(a) of the Code or (iv) except as required by law, change any method of tax accounting or change the basis for determining any item referred to in Section 807(c) of the Code, in each case, to the extent that such action would reasonably be expected to materially increase the taxes of Protective or any of its subsidiaries;

  •
  for non-tax purposes, change in any material respect any method of accounting or accounting principles or practices (or any system of internal accounting controls) by Protective or any of its subsidiaries, except for any such change required by a change in GAAP or SAP or by a governmental authority or applicable law; or

  •
  agree or commit to do any of the foregoing.

 Acquisition Proposals

        From the date of the merger agreement until the No-Shop Period Start Date, the Company and its subsidiaries, and their respective representatives, were permitted to:

  •
  initiate, solicit, facilitate or encourage any inquiry or the making or announcement of any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal; and

  •
  participate or engage in or continue any discussions or negotiations regarding, furnish to any party any information or data with respect to, or otherwise cooperate with or knowingly take any other action to facilitate any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal.

        Any non-public information relating to Protective or any of its subsidiaries made available to any party participating or engaging in any discussions, negotiations or any other activities described above could only be furnished pursuant to and in accordance with a written confidentiality agreement containing terms that are no more favorable in the aggregate than those contained in the confidentiality agreement dated as of April 12, 2014 between Protective and Dai-ichi (an "acceptable confidentiality agreement").

        From and after the No-Shop Period Start Date, the Company and its subsidiaries were required to cease, and the Company was required to cause its representatives to cease, all discussions or negotiations relating to the activities described above with any party (other than the Dai-ichi Parties and their representatives) conducted prior to the No-Shop Period Start Date with respect to any alternative acquisition proposal. In addition, from and after the No-Shop Period Start Date, the Company and its subsidiaries may not, and the Company will cause its subsidiaries not to, (i) initiate, solicit or knowingly facilitate or encourage any inquiry or the making or announcement of any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal, (ii) participate or engage in or continue any discussions or negotiations regarding, furnish to any party any information or data with respect to, or otherwise cooperate with or knowingly take any other action to facilitate any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal, (iii) enter into any contract providing for an alternative acquisition proposal, (iv) take any action to make the provisions of any anti-takeover statute or regulation or any restrictive provision of any applicable anti-takeover provision in the Company's organizational documents inapplicable to any transactions contemplated by an alternative acquisition proposal or (v) resolve, propose or agree to do any of the foregoing.

        However, prior to a vote of Protective's stockholders in favor of adopting the merger agreement, with respect to any party that has executed an acceptable confidentiality agreement, Protective, after the No-Shop Period Start Date, may continue to furnish information and data to such party or its representatives pursuant to and in accordance with such acceptable confidentiality agreement and continue to participate and engage in discussions or negotiations with such party or its representatives regarding any alternative acquisition proposal or any successor alternative acquisition proposal, if and only if, and after such time as, such party submits a bona fide written alternative acquisition proposal and the Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such alternative acquisition proposal or successor alternative acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal. In addition, prior to a vote of Protective's stockholders in favor of adopting the merger agreement, with respect to any party that has submitted an unsolicited bona fide written alternative acquisition proposal on or after the No-Shop Period Start Date, Protective may furnish information and data to such party or its representatives pursuant to and in accordance with an acceptable confidentiality agreement and participate and engage in discussions or negotiations with such party or its representatives regarding such alternative acquisition proposal or any successor alternative acquisition proposal, if and only if the Board has determined in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such alternative acquisition proposal or any successor alternative acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal.

        Prior to a vote of Protective's stockholders in favor of adopting the merger agreement, the Board may effect a change in recommendation (i) upon the occurrence of an intervening event or (ii) if the Board determines in good faith, after consultation with its outside counsel and financial advisor, that failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders. In addition, prior to the time the Company's stockholders approve the proposal to adopt the merger agreement, the Board may change its recommendation upon receipt of an alternative acquisition proposal that the Board has determined in good faith, after consultation with outside counsel and its financial advisor, constitutes a superior proposal, if the Board determines in good faith, after consultation with its outside counsel and financial advisor, that failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders.

        The Board may not effect a change in recommendation unless (i) the Board provides Dai-ichi with advance written notice of its intention to do so, which notice will, in the case of the occurrence of an intervening event, include a written description in reasonable detail of such intervening event, and in the case of a superior proposal, attach the most current unredacted version of the proposed agreement relating to such superior proposal (or if there is no proposed agreement, a description in reasonable detail of the material terms and conditions of such superior proposal, including the identity of the party making such superior proposal) and (ii) Dai-ichi does not make, within five business days of receiving such notice (the "Match Period"), a proposal (including any revisions to the terms of the merger agreement) that the Board determines in good faith after consultation with outside counsel and its financial advisor, obviates the need for a change in recommendation. Dai-ichi will have the Match Period to negotiate with the Company to make such adjustments in the terms and conditions of the merger agreement as would permit the Board not to effect a change in recommendation. Dai-ichi will be entitled to two such match rights with respect to a superior proposal or a successor superior proposal received from a particular bidder. Thereafter the Company will be able to effect a change in recommendation and accept the pertinent superior proposal.

        From and after the No-Shop Period Start Date, as soon as practicable after receipt by the Company of any alternative acquisition proposal (and in any case within 48 hours after the receipt thereof by an executive officer of the Company), the Company will provide oral or written notice to Dai-ichi of such alternative acquisition proposal, the identity of the person making any such alternative acquisition proposal and the material terms and conditions of such alternative acquisition proposal. The Company will keep Dai-ichi reasonably informed on a prompt basis (and in any event within 48 hours) with respect to any change to price or other material terms of such alternative acquisition proposal. The Company will, promptly upon receipt or delivery thereof (and in any event within 48 hours), provide Dai-ichi (or its outside counsel) with copies of material documents comprising such alternative acquisition proposal and any amendments thereto.

        The merger agreement permits the Company to disclose to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; however, any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, a rejection of or recommendation against any applicable alternative acquisition proposal or a reaffirmation of the recommendation that stockholders approve the proposal to adopt the merger agreement will be deemed to be a change in recommendation and neither the Company nor the Board may effect a change in recommendation except in accordance with the requirements described above.

        For the purposes of the merger agreement, an "alternative acquisition proposal" means any proposal or offer from any party for a direct or indirect (a) merger, binding share exchange, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving Protective, pursuant to which such party (or its stockholders) would acquire, directly or indirectly, 15% or more of the aggregate voting power of Protective or of the surviving entity in a merger involving Protective or the resulting direct or indirect parent of Protective or such surviving entity, (b) acquisition of 15% or more of the consolidated assets (based on the fair market value thereof) of Protective and its subsidiaries, taken as a whole, in one or a series of related transactions (including by way of reinsurance or otherwise) or (c) purchase, tender offer, exchange offer or other acquisition (including by way of merger, consolidation, share exchange or otherwise) that if consummated would result in the beneficial ownership by any person of securities representing 15% or more of the then-outstanding Common Stock (or of the shares of the surviving entity in a merger or of the direct or indirect parent of the surviving entity in a merger, in each case involving Protective), in each case other than the merger or the other transactions contemplated by the merger agreement.

        For the purposes of the merger agreement, a "superior proposal" means any bona fide binding written alternative acquisition proposal (with the percentages set forth in the definition of such term changed from 15% to 50%) made by any party (other than Dai-ichi or DL Investment (Delaware), Inc.) (a) that has not been withdrawn and did not result from a breach by Protective of the restrictions set forth in the acquisition proposals covenant and that the Board has determined in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) is more favorable to Protective's stockholders than the merger and the other transactions contemplated by the merger agreement (taking into account any proposals by Dai-ichi to amend the terms of the merger agreement), after giving due consideration to whether the alternative acquisition proposal is (a) more favorable from a financial point of view to the stockholders of Protective than the transactions contemplated by the merger agreement and (b) reasonably capable of being completed, taking into account, in the case of both clause (a) and (b), all legal, financial, regulatory, timing and other aspects of such alternative acquisition proposal, including the identity of the party making such alternative acquisition proposal.

        For the purposes of the merger agreement, an "intervening event" means a material Change with respect to Protective and its subsidiaries or the business of Protective and its subsidiaries, in each case taken as a whole, that (i) is unknown by the Board as of or prior to the date of the merger agreement, (ii) is not reasonably foreseeable as of the date of the merger agreement and (iii) first occurs, arises or becomes known to the Board after the date of the merger agreement and on or prior to the date on which the approval of the stockholders of Protective is obtained with respect to the merger and the merger agreement, provided that the receipt by Protective of an alternative acquisition proposal or a superior proposal will not be deemed to constitute an intervening event.

Employee Benefits and Service Credit

        From and after the effective time of the merger, Dai-ichi and its subsidiaries (including the surviving corporation and its subsidiaries) will honor all benefit plans and compensation arrangements and agreements of Protective and its subsidiaries in accordance with their terms as in effect immediately before the effective time of the merger. For a period of one year following the effective time of the merger, the surviving corporation and its subsidiaries will provide or cause to be provided to each employee of Protective and its subsidiaries who remains in the employment of the surviving corporation following the effective time of the merger, other than an employee who has entered into an Employment Continuation Agreement with Protective (each a "Continuing Employee") (i) at least the same level of base salary or wages (as applicable) and target cash incentive bonus opportunities and commission opportunities as were made available to such Continuing Employee by Protective and its subsidiaries in effect immediately prior to the date of the execution of the merger agreement (or as the same may have been modified in compliance with the merger agreement) and (ii) employee benefits (other than equity or equity-based benefits and other than cash incentive bonus and commission opportunities) that are, in the aggregate, at least as favorable to those provided as of the date of the execution of the merger agreement to such Continuing Employee by Protective and its subsidiaries pursuant to its benefit plans. Notwithstanding any other provision of the merger agreement to the contrary, Dai-ichi will cause the surviving corporation and its subsidiaries to provide to each Continuing Employee whose employment is involuntarily terminated by the surviving corporation or its subsidiary without cause during the one-year period following the effective time of the merger severance benefits at least equal to the severance benefits that would have been payable by Protective and its subsidiaries in the ordinary course of business consistent with past practices but not in excess of one year (52 weeks) of base salary or wages, as applicable.

        Except to the extent necessary to avoid the duplication of benefits, the surviving corporation and its subsidiaries will recognize the service of each Continuing Employee with Protective and its subsidiaries before the effective time of the merger as if such service had been performed with Dai-ichi or its affiliates (i) for all purposes under the benefit plans maintained by the surviving corporation or its affiliates after the effective time of the merger (to the extent such plans, programs or contracts cover the Continuing Employee), (ii) for purposes of eligibility and vesting under any employee benefit plans and programs of the surviving corporation or its affiliates other than the benefit plans in which the Continuing Employee participates after the effective time of the merger and (iii) for benefit accrual purposes under any surviving corporation benefit plan that is a vacation or severance plan in which the Continuing Employee participates after the effective time of the merger.

        With respect to any welfare plan maintained by the surviving corporation or its affiliates in which Continuing Employees are eligible to participate after the effective time of the merger, the surviving corporation and its affiliates will use their reasonable best efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the corresponding welfare plans maintained by Protective or its affiliates prior to the effective time of the merger and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid by such Continuing Employee prior to the effective time of the merger in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

Other Covenants and Agreements

        Protective and Dai-ichi have made certain other covenants to and agreements with each other regarding various other matters including:

  •
  Access to information:  the Company will, and will cause its subsidiaries to, afford to Dai-ichi and its representatives reasonable access during normal business hours to the respective properties, books, records, contracts, commitments and personnel of the Company and all other information as Dai-ichi and its representatives may reasonably request;

  •
  Stockholder litigation:  the Company will promptly advise Dai-ichi of any proceedings brought by any of the Company's stockholders against the Company or its directors or officers relating to the merger agreement or the transactions contemplated by the merger agreement, will keep Dai-ichi fully informed regarding any such litigation, will give Dai-ichi the opportunity to participate in (subject to a customary joint defense agreement) but not control such litigation, and will not settle any such litigation without the prior written consent of Dai-ichi, such consent not to be unreasonably withheld, delayed or conditioned; and

  •
  Fees and expenses:  whether or not the merger is consummated, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses.

Consents and Approvals

        The merger agreement provides that Dai-ichi and Protective will use, and will cause their respective affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate promptly the merger and the other transactions contemplated by the merger agreement, including:

  •
  determining all necessary or, in the reasonable judgment of Dai-ichi and Protective, advisable filings with any governmental authority necessary to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  preparing and filing as promptly as practicable (within 45 days after the execution of the merger agreement) documentation necessary to effect such filings;

  •
  obtaining all approvals from any governmental authority or third party necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement; and

  •
  defending any proceeding, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement.

        More information on the required regulatory approvals and notices is available in the section titled "The Merger—Regulatory Approvals" beginning on page 61.

        Dai-ichi and Protective have agreed, subject to certain limitations, to:

  •
  use reasonable best efforts to furnish to the other party information required for any filings;

  •
  give each other reasonable prior notice of any communication with, and any proposed understanding, undertaking or contract with, any governmental authority regarding any such filings; and

  •
  use reasonable best efforts to resolve any objections asserted by any governmental authority with respect to the transactions contemplated by the merger agreement under any applicable insurance laws or the HSR Act.

        For the purposes of the merger agreement, a "burdensome condition" means any arrangements, conditions or restrictions that (i) are not conditioned on the consummation of the transactions contemplated by the merger agreement in accordance with the terms thereof, (ii) with respect to certain insurance regulatory approvals, would reasonably be expected to have, individually or in the aggregate, a material adverse effect or (iii) as to JFSA approval, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, operations or results of operations of Dai-ichi and its subsidiaries (not including Protective and its Subsidiaries), taken as a whole.

        Notwithstanding any other terms of the merger agreement to the contrary, nothing in the merger agreement will be deemed to require Dai-ichi or Protective or any of their respective subsidiaries to agree to or take any action that would result in a burdensome condition.

        In addition, Protective has agreed to cause certain of its subsidiaries to inform their advisory clients of the transactions contemplated by the merger agreement and, in compliance with the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder and any other applicable law, to request, and make reasonable best efforts to obtain, such clients' actual written consent or implied consent as may be necessary to effect the assignment of their investment advisory contracts.

Conditions to the Merger

        Conditions to Each Party's Obligations.    Each party's obligation to consummate the merger is subject to the satisfaction or waiver (if permissible under applicable law) on or prior to the closing date of the merger of the following conditions:

  •
  the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock at a meeting of Protective's stockholders, or any adjournment or postponement thereof, to adopt the merger agreement;

  •
  expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act;

  •
  receipt of certain specified approvals of governmental authorities, including approval of the JFSA, and expiration or termination of all waiting periods required by applicable law with respect to such approvals, in each case without the imposition of a burdensome condition; and

  •
  absence of any laws, temporary restraining orders, preliminary or permanent injunctions or other order, judgment, decision, opinion or decree issued by a court or other governmental authority of competent jurisdiction and remaining in effect, having the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

        Conditions to Protective's Obligations.    The obligations of Protective to effect the merger are subject to the satisfaction of, or waiver (if permissible under applicable law) by Protective, on or prior to the closing date of the merger of the following additional conditions:

  •
  the representations and warranties of each of the Dai-ichi Parties with respect to authorization, board approval and brokers must be true and correct in all respects both when made and as of the closing date of the merger as though made on and as of the closing date of the merger, and all other the representations and warranties of Dai-ichi (without regard to any qualifications or exceptions as to materiality or material adverse effect contained in such representations and warranties) must be true and correct both when made and as of the closing date of the merger as though made on and as of the closing date of the merger (except to the extent in either case that such representations and warranties are made as of another specified date prior to the date of the merger agreement), except where the failure of such representations and warranties to be true and correct as so made would not prevent or materially impair or materially delay the ability of the Dai-ichi Parties to consummate the merger;

  •
  each of the Dai-ichi Parties will have performed or complied in all material respects with all covenants and agreements required to be performed by it under the merger agreement at or prior to the date of the closing of the merger; and

  •
  the Company will have received a certificate of a duly authorized officer of Dai-ichi certifying to the effect that the foregoing two conditions have been satisfied.

        Conditions to Obligations of the Dai-ichi Parties.    The obligations of the Dai-ichi Parties to effect the merger are subject to the satisfaction of, or waiver (if permissible under applicable law) by Dai-ichi, on or prior to the closing date of the merger of the following additional conditions:

  •
  (i) the representation and warranty of the Company with respect to the number of issued and outstanding shares of Common Stock (except for de minimis breaches not involving more than 10,000 shares of Common Stock) and of Protective's preferred stock must be true and correct as of the date of the merger agreement, (ii) the representations and warranties of the Company with respect to authorization, board approval, voting requirements, takeover statutes and brokers must be true and correct in all material respects both when made and as of the closing date of the merger as though made on and as of the closing date of the merger, (iii) the representations and warranties of the Company with respect to the absence of certain changes and excess reserve financing must be true and correct both when made and as of the closing date of the merger as though made on and as of the closing date of the merger and (iv) all other representations and warranties of the Company (without regard to any qualifications or exceptions as to materiality or material adverse effect contained in such representations and warranties) must be true and correct both when made and as of the closing date of the merger as if made on and as of the closing date of the merger (except to the extent in either case that such representations and warranties are made as of another specified date prior to the date of the merger agreement), except with respect to this clause (iv) where the failure of such representations and warranties to be true and correct as so made would not, individually or in the aggregate, have a material adverse effect;

  •
  the Company must have performed or complied in all material respects with all covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

  •
  Dai-ichi will have received a certificate of a duly authorized officer of Protective certifying to the effect that the foregoing two conditions have been satisfied.

Termination of the Merger Agreement

        Protective and Dai-ichi may terminate the merger agreement by mutual written consent at any time before the effective time of the merger. In addition, with certain exceptions, either Dai-ichi or Protective may terminate the merger agreement at any time before the effective time of the merger if:

  •
  the merger has not been completed by February 28, 2015 (the "end date") and the party seeking to terminate the merger agreement has not failed to perform in all material respects its obligations under the merger agreement in any manner that was the primary cause of the failure to consummate the merger on or before the end date (unless the merger has not been completed solely due to the failure to obtain the required governmental approvals, including pursuant to the HSR Act, under the merger agreement, in which case the end date automatically will be extended to April 30, 2015);

  •
  a law has been adopted or promulgated, and a temporary restraining order, preliminary or permanent injunction or other order, judgment, decision, opinion or decree has been issued by a court or other governmental authority of competent jurisdiction and remains in effect and becomes final and non-appealable, with the effect of making the merger illegal or otherwise prohibiting consummation of the merger, and the party seeking to terminate the merger agreement has complied in all material respects with its obligations to obtain the required governmental and other approvals; or

  •
  the meeting of the Company's stockholders including any adjournments or postponements thereof, in each case at which a vote on the adoption of the merger agreement was taken, has concluded and the approval of the proposal to adopt the merger agreement has not been obtained.

        Dai-ichi may also terminate the merger agreement if:

  •
  Protective has breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform is incapable of being cured by Protective prior to the end date and would result in a failure of certain conditions to the obligations of the Dai-ichi Parties to consummate the merger;

  •
  prior to the stockholders meeting, the Board has effected a change in recommendation within a period of 15 business days immediately preceding the date of termination; or

  •
  prior to the stockholders meeting, following the receipt by Protective of an alternative acquisition proposal (other than a tender offer), the Board has not publicly reaffirmed its recommendation that stockholders vote to adopt the merger agreement and fails to do so through a press release or similar means within five business days after the date Dai-ichi requests in writing that Protective do so, which request may be delivered by Dai-ichi only (i) once with respect to any alternative acquisition proposal and (ii) during the 30-day period immediately prior to the date on which the stockholders meeting is scheduled at the time of such request.

        Protective may also terminate the merger agreement if:

  •
  either of the Dai-ichi Parties has breached or failed to perform any of its representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform is incapable of being cured by the Dai-ichi Parties prior to the end date and would result in a failure of certain conditions to the obligations of Protective to consummate the merger; or

  •
  Protective, when permitted to do so under the terms of the merger agreement, effects a change in recommendation as a result of its receipt of a superior proposal and enters into a definitive written agreement providing for such superior proposal concurrently with or immediately following the termination of the merger agreement (provided that Protective pays Dai-ichi a termination fee in accordance with the terms of the merger agreement).

Termination Fees

        Protective has agreed to pay Dai-ichi a termination fee of $140 million in cash in the event that:

  •
  the merger agreement is terminated by Dai-ichi because (i) the Board has effected a change in recommendation within a period of 15 business days immediately preceding the date of such termination or (ii) prior to the stockholders meeting and following the receipt by Protective of an alternative acquisition proposal (other than a tender offer), the Board has not publicly reaffirmed its recommendation that the Company's stockholders vote to adopt the merger agreement and fails to do so through a press release or similar means within five business days after the date Dai-ichi requests in writing that Protective do so, which request may be delivered by Dai-ichi only (A) once with respect to any alternative acquisition proposal and (B) during the 30 day period immediately prior to the date on which the stockholders meeting is scheduled at the time of such request; or

  •
  the merger agreement is terminated by the Company because it has, when permitted to do so under the terms of the merger agreement, effected a change in recommendation as a result of its receipt of a superior proposal and the Company enters into a definitive written agreement providing for such superior proposal concurrently with or immediately following the termination of the merger agreement.

        Protective has also agreed to pay Dai-ichi all of Dai-ichi's and its affiliates' reasonable, documented out-of-pocket expenses, not to exceed $20 million in the aggregate (the "expense reimbursement"), in the event that the merger agreement is terminated by the Company or Dai ichi because (i) the merger has not been consummated by the end date, without the stockholder vote having occurred, and all of the conditions precedent to closing have been satisfied (other than the stockholder approval having been obtained) or (ii) the meeting of the Company's stockholders has concluded and the approval of the proposal to adopt the merger agreement has not been obtained and, in any such case, an alternative acquisition proposal is publicly announced or otherwise becomes publicly known or any party has publicly announced or communicated an intention, whether or not conditional, to make an alternative acquisition proposal, at any time after the date of the merger agreement or prior to the time of the taking of such a vote (or prior to termination of the merger agreement if there has been no such stockholders meeting has occurred) and at such time such alternative acquisition proposal or such intent has not been publicly withdrawn or repudiated by the relevant party.

        Furthermore, if within 12 months after the date of any termination set forth in the immediately preceding paragraph, the Company either consummates a transaction contemplated by any alternative acquisition proposal (including any alternative acquisition proposal made after the date of the termination of the merger agreement) or enters into a definitive agreement to consummate a transaction contemplated by any alternative acquisition proposal and the Company thereafter consummates such alternative acquisition proposal (whether or not within such 12-month period), then the Company has agreed to pay Dai-ichi the $140 million termination fee less the expense reimbursement (with all references to 15% in the definition of alternative acquisition proposal changed to 50% for purposes of this termination fee payment).

Amendment of the Merger Agreement

        The merger agreement may be amended, amended by the parties to the merger agreement, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the merger by the stockholders of Protective, but after such approval, no amendment will be made which by law or in accordance with the rules of the NYSE requires further approval by such stockholders without such further approval. Notwithstanding the preceding sentence, no amendment will be made to the merger agreement after the effective time of the merger. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Governing Law and Jurisdiction

        The merger agreement is to be interpreted, construed and governed by and in accordance with Delaware law, without regard to its rules of conflicts of law. Each party to the merger agreement has irrevocably agreed to submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware with respect to all matters arising out of or relating to the merger agreement, the interpretation and enforcement of the provisions of the merger agreement, and of the documents referred to in the merger agreement and in respect of the transactions contemplated by the merger agreement and have agreed not to commence any litigation relating to such matters except in such a Delaware state or federal courts.

Specific Performance

        The parties to the merger agreement are entitled (in addition to any other remedy that they may be entitled in law, equity or otherwise) to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

APPRAISAL RIGHTS

        Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply precisely with the provisions of Section 262 of the DGCL ("Section 262") in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a Protective stockholder in order to dissent from the merger and perfect appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of Common Stock unless otherwise indicated.

        THIS SUMMARY, HOWEVER, IS NOT A COMPLETE STATEMENT OF ALL APPLICABLE REQUIREMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, THE FULL TEXT OF WHICH APPEARS IN ANNEX C TO THIS PROXY STATEMENT. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN SECTION 262 COULD RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. MOREOVER, DUE TO THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS ARE ENCOURAGED TO SEEK THE ADVICE OF LEGAL COUNSEL.

        Beneficial owners of shares of Common Stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of Common Stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders' meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Protective stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 and a copy of the full text of Section 262 is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

  •
  You must not vote in favor of, or consent in writing to, the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy holder to vote against the merger agreement or abstain from voting on the merger agreement.

  •
  You must continue to hold your shares of Common Stock through the effective time of the merger. Therefore, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time of the merger will lose any right to appraisal with respect to such shares.

        If you fail to comply with any of these conditions and the merger is completed, among the other requirements of Section 262, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of Common Stock.

        All demands for appraisal pursuant to Section 262 should be addressed to Protective Life Corporation, c/o Corporate Secretary's Office, P.O. Box 2606, Birmingham, Alabama 35202, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock.

        Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder's demand for appraisal and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of

Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Protective, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal. There is no present intent on the part of Protective to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Protective will file such a petition or that Protective will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Common Stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262.

        When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

        In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company."

        The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        You should be aware that the fair value of your shares of Common Stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

        Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Common Stock is less than the per share merger consideration.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger or thereafter with the written approval of Protective, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective time of the merger.

        In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

 CURRENT MARKET PRICE OF COMMON STOCK

        Our common stock is traded on the NYSE under the symbol "PL." On August 15, 2014, there were 1,075 registered stockholders of our common stock. Below is a summary of the NYSE high and low sales prices of shares of Common Stock on the NYSE, as reported in published financial sources as well as the cash dividend paid per share for the periods specified below. The closing sale price of Common Stock on the NYSE on May 30, 2014, the last full trading day before the release of media reports regarding Dai-ichi's offer to acquire Protective for $70.00 per share, was $52.30. On August 22, 2014, the closing price for Common Stock on the NYSE was $69.24 per share. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares.

        Under the merger agreement, Protective is prohibited from paying dividends other than quarterly cash dividends not to exceed $0.24 per share.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is consummated prior to our 2015 annual meeting of stockholders, we will not have public stockholders, and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated prior to our 2015 annual meeting of stockholders, we will hold such meeting and will provide notice of or otherwise publicly disclose the date on which such meeting will be held. If we have public stockholders at the time of our 2015 meeting, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2015 annual meeting of the stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below, and the following deadlines apply to the submission of stockholder proposals to be considered at our 2015 annual meeting of stockholders.

        Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board proposals to be considered for submission to the stockholders at, and included in the proxy materials for, our 2015 annual meeting of stockholders. In order to be considered for inclusion in the proxy materials to be disseminated by the Board, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be received at Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202 no later than December 12, 2014.

        Under Protective's Amended and Restated Bylaws, no matter may be brought before, or acted upon at, any meeting of stockholders except (a) pursuant to the notice of meeting, given by or at the direction of the Board, the Chief Executive Officer or the Secretary, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a Protective stockholder who was a stockholder of record at the time of giving of the notice of meeting, who is entitled to vote on such matter at the meeting and who has given timely written notice to the Secretary. To be timely, a stockholder's notice must be delivered or mailed to, and received by, the Secretary at P.O. Box 2606, Birmingham, Alabama 35202 not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual stockholder meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with Protective's Amended and Restated Bylaws, and if he or she should do so determine, such presiding officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

 HOUSEHOLDING ISSUES

        The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other nominee) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including this proxy statement and other proxy materials, unless the affected stockholder has provided contrary instructions to Protective or its broker, bank or other nominee, as applicable. This procedure provides extra convenience for stockholders and cost savings for companies.

        Some banks, brokers and other nominees may be participating in the practice of "householding" proxy statements, including this proxy statement. This means that only one notice or one set of proxy materials may have been sent to multiple stockholders in your household. The bank, broker or other nominee will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. Protective also will promptly deliver a separate copy of the notice or proxy materials to you if you contact us at the following address or telephone number: Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, telephone (205) 268-3912, fax (205) 268-5547. If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee.

DELISTING OF COMPANY COMMON STOCK

        If the merger is completed, we expect that the Common Stock will be delisted from the NYSE and we will no longer file periodic reports with the SEC on account of the Common Stock. However, we will continue to make required securities filings with respect to our publicly-held debt.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of August 15, 2014 (unless otherwise noted) by each current director, each of the executive officers named in the Summary Compensation Table, all current directors and executive officers of Protective as a group, and persons we believe to beneficially own 5% or more of our Common Stock.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Power		Shared Power(2)	Percent of Class(1)
Management:
Richard J. Bielen	314,068	(3)	0	*
Robert O. Burton	32,961	(4)	0	*
Elaine L. Chao	7,439	(4)	0	*
Thomas L. Hamby	26,139	(4)	0	*
John D. Johns	781,166	(3)	34,210	*
Vanessa Leonard	17,398	(4)	0	*
Deborah J. Long	97,248	(3)	2,824	*
Charles D. McCrary	39,085	(4)	0	*
John J. McMahon, Jr.	69,308	(4)	77,938	*
Hans H. Miller	11,560	(4)	0	*
Malcolm Portera	47,652	(4)	0	*
C. Dowd Ritter	15,563		0	*
Jesse J. Spikes	13,199	(4)	0	*
Michael G. Temple	14,690	(3)	0	*
William A. Terry	42,848	(4)	0	*
Carl S. Thigpen	62,378	(3)	0	*
W. Michael Warren, Jr.	49,782	(4)	8,771	*
Vanessa Wilson	23,618		0	*
All current Directors and executive officers as a group (21 persons)	1,762,305	(3)(4)	123,743	2.38%
5% or More Beneficial Owners:
BlackRock, Inc.	4,694,861	(5)	0	5.92%
The Vanguard Group	5,219,813	(6)	43,606	6.59%

*
less than 1%

(1)
The number of shares reported includes shares that are deemed to be beneficially owned under SEC regulations. Under these regulations, a person is generally deemed to beneficially own shares as to which such person holds or shares, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned and on 79,250,726 shares of Common Stock outstanding on August 15, 2014.

(2)
This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer (or the spouse of the director or officer) as a trustee or as a custodian for children, or in the case of Mr. McMahon by another third party. Unless otherwise noted below, the directors and officers disclaim beneficial ownership of these shares.

(3)
Includes the following number of shares allocated to accounts under our 401(k) and Stock Ownership Plan: Mr. Bielen—19,283; Mr. Johns—22,666; Ms. Long—4,788; Mr. Temple—0; Mr. Thigpen—7,040; and all current directors and executive officers as a group—56,250.

  Includes the following number of stock equivalents held under our Deferred Compensation Plan for Officers: Mr. Bielen—148,523; Mr. Johns—422,327; Ms. Long—50,553; Mr. Temple—91; Mr. Thigpen—3,684; and all current directors and executive officers as a group—986,581. Each stock equivalent entitles the participant to receive, upon distribution, one share of Common Stock.

  Includes the following number of unvested restricted stock units: Mr. Bielen—29,008; Mr. Johns—118,689; Ms. Long—15,100; Mr. Temple—10,490; Mr. Thigpen—22,437; and all current directors and executive officers as a group—226,970.

(4)
Includes the following number of stock equivalents held under our Deferred Compensation Plan for Directors Who Are Not Employees of the Company: Mr. Burton—15,261; Secretary Chao—7,439; Mr. Hamby—24,539; Ms. Leonard—17,323; Mr. McCrary—38,985; Mr. McMahon—67,897; Mr. Miller—11,560; Dr. Portera—47,552; Mr. Spikes—13,199; Mr. Terry—42,848 Mr. Warren—49,782; and all current directors and executive officers as a group—986,581. Each stock equivalent entitles the participant to receive, upon distribution, one share of Common Stock.

(5)
Based on a Schedule 13G filed with the SEC on January 17, 2014. As of December 31, 2013, BlackRock, Inc., a parent holding company, may be deemed the beneficial owner of 4,694,861 shares of Common Stock. It has sole voting power of 4,367,533 shares, no shared voting power, sole investment power of 4,694,861 shares and no shared investment power. No one person's interest relates to more than 5% of the outstanding shares of Common Stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
Based on a Schedule 13G filed with the SEC on February 6, 2014. As of December 31, 2013, The Vanguard Group, a parent holding company, may be deemed the beneficial owner of 5,263,419 shares of Common Stock. It has sole voting power of 49,606 shares, no shared voting power, sole investment power of 5,219,813 shares and shared investment power of 43,606 shares. No one person's interest relates to more than 5% of the outstanding shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA, 19355.

(7)
Carolyn M. Johnson was an executive officer for whom disclosure was required in Protective's latest annual proxy statement; however, Ms. Johnson resigned from her position at the Company effective July 2013 and is therefore not included in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our directors and executive officers are required to file reports with the SEC showing changes in their beneficial ownership of Common Stock. In addition to reporting transactions such as purchases, sales, and the exercise of stock appreciation rights, the rules require disclosure of certain stock-based awards under our compensation arrangements for our executive officers, even if the officers cannot acquire shares of our stock under the awards until sometime in the future.

        We have reviewed copies of these reports and written representations from the individuals who are required to file reports. Based on this review, we believe that the reports filed by each of our directors and executive officers in 2013 were filed in a timely manner and complied with these reporting requirements with the following exceptions. The Company failed to file a timely report for the following officers: D. Scott Adams; Richard J. Bielen; John D. Johns; Carolyn M. Johnson; Carolyn King; Deborah J. Long; Carl L. Thigpen; Steven G. Walker; Judy Wilson (each resulting from the withholding of shares for tax purposes upon the vesting of RSUs); and Deborah J. Long (based on the sale of stock and the exercise of SARs). The Company failed to file a timely report for directors Thomas L. Hamby and Jesse J. Spikes based on the deferral of certain meeting fees.

        Prior to the effective time of the merger, Protective will take all steps that may be required to cause any dispositions of its equity securities (including derivative securities with respect to Common Stock) resulting from the transactions contemplated by the merger agreement to be exempt under

Rule 16b-3 promulgated under the Exchange Act for each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at www.protective.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (in each case, other than information and exhibits "furnished" to and not "filed" with the SEC in accordance with SEC rules and regulations):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed on February 28, 2014);

  •
  Quarterly Reports filed on Form 10-Q for the fiscal quarter ended March 31, 2014 (filed on May 8, 2014) and for the fiscal quarter ended June 30, 2014 (filed on August 8, 2014); and

  •
  Current Reports filed on Form 8-K filed with the SEC on February 12, 2014, May 8, 2014, May 12, 2014, June 4, 2014, June 5, 2014, June 26, 2014 and July 2, 2014.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, telephone (205) 268-3912, fax (205) 268-5547, on the Investor Relations page of our corporate website at www.protective.com or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 25, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AMONG

THE DAI-ICHI LIFE INSURANCE COMPANY, LIMITED,

DL INVESTMENT (DELAWARE), INC.

AND

PROTECTIVE LIFE CORPORATION

DATED AS OF JUNE 3, 2014

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER dated as of June 3, 2014 (this "Agreement") is made and entered into among The Dai-ichi Life Insurance Company, Limited, a kabushiki kaisha organized under the laws of Japan ("Dai-ichi"), DL Investment (Delaware), Inc., a Delaware corporation and wholly-owned subsidiary of Dai-ichi ("Merger Sub"), and Protective Life Corporation, a Delaware corporation ("Protective"). Dai-ichi, Merger Sub and Protective are referred to in this Agreement individually as a "Party" and collectively as the "Parties."

RECITALS

        WHEREAS, the respective Boards of Directors of Dai-ichi and Merger Sub have unanimously (a) approved the merger of Merger Sub with and into Protective with Protective surviving the Merger upon the terms and subject to the conditions set forth in this Agreement (the merger of Merger Sub with and into Protective being referred to in this Agreement as the "Merger") and becoming a wholly-owned subsidiary of Dai-ichi as a result of the Merger, (b) approved the execution, delivery and performance by Dai-ichi and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and (c) adopted and declared advisable this Agreement.

        WHEREAS, the Board of Directors of Protective has unanimously (a) determined that the Merger and the other transactions contemplated by this Agreement are fair to, advisable and in the best interests of Protective and its stockholders, (b) approved the execution, delivery and performance of this Agreement by Protective and consummation of the Merger and the other transactions contemplated hereby, (c) resolved to recommend the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Protective and (d) adopted and declared advisable this Agreement.

        WHEREAS, Protective, Dai-ichi and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINED TERMS

        SECTION 1.01.    Certain Defined Terms.     As used in this Agreement, the following terms have the meanings specified in this Section 1.01.

        "Acquisition Proposal" means any proposal or offer from any Person for a direct or indirect (a) merger, binding share exchange, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving Protective, pursuant to which such Person (or the shareholders of any Person) would acquire, directly or indirectly, 15 percent or more of the aggregate voting power of Protective or of the surviving entity in a merger involving Protective or the resulting direct or indirect parent of Protective or such surviving entity, (b) acquisition of 15 percent or more of the consolidated assets (based on the fair market value thereof) of Protective and the Protective Subsidiaries, taken as a whole, in one or a series of related transactions (including by way of reinsurance or otherwise) or (c) purchase, tender offer, exchange offer or other acquisition (including by way of merger, consolidation, share exchange or otherwise) that if consummated would result in the Beneficial Ownership by any Person of Securities representing 15 percent or more of the then-outstanding Common Stock (or of the shares of the surviving entity in a merger or of the direct or indirect parent of the surviving entity in a merger, in each case involving Protective); provided that the term "Acquisition Proposal" will not include the Merger or the other transactions contemplated by this Agreement.

        "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        "Affiliate" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract, as trustee or executor or otherwise.

        "Affiliated Distributor" means any brokers, broker-dealers, insurance agents, producers, distributors or other Persons who market, produce or sell the Insurance Contracts, or any successors thereto, that are employees or Affiliates of Protective.

        "Beneficial Owner" means, with respect to a Security, any Person who, directly or indirectly, through any Contract, relationship or otherwise, has or shares (a) the power to vote, or to direct the voting of, such Security, (b) the power to dispose of, or to direct the disposition of, such Security or (c) the right to profit or share in any profit derived from a transaction in such Security. The term "Beneficial Ownership" will be construed accordingly.

        "Benefit Plan" means any employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, Equity Right, Stock Plan, termination indemnity, redundancy, change in control, performance, retention, severance or termination pay, holiday pay, sick pay, workers' compensation, vacation pay, fringe benefit, educational assistance, housing assistance, relocation or expatriate, moving expense reimbursement, hospitalization or other medical, life, disability, welfare benefit or other insurance, supplemental unemployment benefits, profit-sharing, pension, superannuation or retirement plan, program or Contract, Tax gross-up or Tax indemnity Contract and each other employee benefit plan, program, or Contract (including employment Contracts), whether written or oral, currently sponsored, maintained or contributed to or required to be contributed to by Protective, any Protective Subsidiary or any ERISA Affiliate of Protective or any Protective Subsidiary, for the benefit of any current or former director, officer or employee of Protective or any Protective Subsidiary, other than any Multiemployer Plan or any such plan, program or Contract that is required by applicable Law.

        "Board of Directors" means the board of directors of a specified Person, or any committee thereof.

        "Broker-Dealer Activities" means activities by a Person that would require such Person to register with the SEC as a broker or dealer under the Exchange Act, except activities conducted pursuant to an exemption from such registration.

        "Burdensome Condition" means any arrangements, conditions or restrictions that (a) are not conditioned on the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof (b) as to the insurance regulatory approvals set forth in Section 5.04(b) of the Dai-ichi Disclosure Letter, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (c) as to the approvals of the Japan Financial Services Agency set forth in Section 5.04(b) of the Dai-ichi Disclosure Letter, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, operations or results of operations of Dai-ichi and the Dai-ichi Subsidiaries (not including Protective and the Protective Subsidiaries), taken as a whole.

        "Business Day" means any day, except Saturday or Sunday, on which commercial banks are not required or authorized to close in New York, New York, Dover, Delaware or Tokyo, Japan.

        "Change" means a change, circumstance, condition, event, effect, development or state of facts.

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Common Stock" means the Common Stock, par value $0.50 per share, of Protective.

        "Constituent Documents" means with respect to any entity, its certificate or articles of incorporation, bylaws and any similar charter or other organizational documents of such entity.

        "Contract" means any legally binding contract, agreement, lease, sublease, license, sublicense, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant or other legally binding arrangement, in each case, whether written or oral and whether one or a series of related Contracts.

        "DGCL" means the General Corporation Law of the State of Delaware, as amended.

        "Distribution Agreement" means any Contract for the distribution, selling or revenue sharing related to the distribution of Insurance Contracts issued by any Protective Insurance Subsidiary in an offering registered with the SEC, including any principal underwriting agreement for any Registered Insurance Contract.

        "Environmental Law" means any Law relating to pollution or protection or preservation of the environment, including any Law pertaining to (a) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste, (b) air, water and noise pollution, (c) groundwater or soil contamination, (d) the release or threatened release into the environment of toxic or hazardous substances or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping into the environment of pollutants, contaminants or chemicals, (e) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (g) public health and safety or (h) the protection of wild life, marine sanctuaries and wetlands, including all endangered and threatened species.

        "Environmental Permit" means any permit, license, authorization or consent required pursuant to applicable Environmental Laws.

        "Equity Right" means, with respect to any Person, any security or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, stock units, "phantom" awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" means, with respect to any entity, any trade or business, whether or not incorporated, that together with such entity and its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Expenses" means all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel, accountants, investment bankers, experts and consultants to a Party or its Affiliates) incurred by or on behalf of a Party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including the preparation, printing, filing and mailing of the Proxy Statement and any amendments or supplements thereto, the solicitation of the Stockholder Approval and all other matters related to the transactions contemplated by this Agreement.

        "Expense Reimbursement" means the amount of all reasonable, documented out-of-pocket Expenses, not to exceed $20,000,000 in the aggregate, incurred in connection with the transactions contemplated by this Agreement by Dai-ichi and its Affiliates.

        "Financial Statements" means the consolidated financial statements of Protective and the Protective Subsidiaries included in the SEC Documents together, in the case of year-end statements, with reports thereon by PricewaterhouseCoopers LLP, the independent auditors of Protective for the periods included therein, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders' equity and a consolidated statement of cash flows, and accompanying notes.

        "Governmental Authority" means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a foreign or other government, including any state-owned or state controlled instrumentality of a foreign or other government, (d) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department or other entity, any court or other tribunal, and the National Association of Insurance Commissioners), (e) international or multinational organization formed by states, governments or other international organizations, (f) organization that is designated by executive order pursuant to Section 1 of the United States International Organizations Immunities Act (22 U.S.C. 288 of 1945), as amended, and the rules and regulations promulgated thereunder or (g) other body (including any industry or self-regulating body) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police or regulatory authority or power of any nature (including, in any respect, Taxes).

        "Hazardous Substance" means any substance, material, contaminant, pollutant or waste that is regulated under any Environmental Law, including any admixture or solution thereof, and including petroleum and all derivatives thereof, asbestos or asbestos-containing materials in any form or condition and polychlorinated biphenyls.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Indebtedness" means, without duplication, (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes, mortgages or similar instruments or securities, (c) obligations upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practices), (d) obligations under conditional sale or other title retention Contracts relating to any property purchased, (e) obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for inventory, services and supplies incurred in the ordinary course of business consistent with past practices), (f) obligations under capital leases, (g) reimbursement, payment or similar obligations under letters of credit and (h) all guarantees and Contracts with respect to any of the liabilities described in the foregoing clauses (a) through (g), other than clearing house guarantees. Notwithstanding the foregoing, "Indebtedness" will not include (i) obligations under operating leases or real property leases, (ii) undrawn letters of credit or (iii) intercompany indebtedness, obligations or liabilities between or among Protective and any wholly-owned Protective Subsidiaries.

        "Independent Distributor" means the brokers, broker-dealers, insurance agents, producers, distributors or other Persons who market, produce or sell the Insurance Contracts, or any successors thereto, that are not employees or Affiliates of Protective.

        "Insurance Contracts" means the insurance or annuity policies and Contracts, together with all binders, slips, certificates, endorsements and riders thereto, issued or entered into by any Protective Insurance Subsidiary.

        "Insurance Laws" means any Law relating to the business of insurance or the regulation of insurance companies.

        "Intellectual Property" means rights in all of the following as recognized under applicable Law, whether or not filed, perfected, registered or recorded, including all renewals: (a) all patents and applications for patents (including all invention disclosures) and all related reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part (collectively, "Patents"), (b) all copyrights, copyright registrations and copyright applications, and copyrightable works (collectively, "Copyrights"), (c) all trade dress and trade names, logos, internet addresses and domain names, trademarks and service marks and related registrations and applications, including any renewals or extensions, and all other indicia of commercial source or origin (collectively, "Trademarks"), (d) all computer software (including source and object code), firmware, development tools, proprietary languages, algorithms, files, records and technical drawings (collectively, "Software"), (e) all mask works, mask work registrations and mask work applications, (f) all inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, technology, technical data and (g) trade secrets, confidential business information, manufacturing and production processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, advertising and promotional materials, customer, distributor, reseller and supplier lists and information, and other proprietary information of every kind (collectively, "Trade Secrets").

        "Intellectual Property License Agreements" means Contracts granting or obtaining any right to use or practice any rights under any Intellectual Property to which Protective or any of the Protective Subsidiaries is a party or otherwise bound.

        "Internal IT Systems" means the hardware, Software, network and telecommunications equipment and internet-related information technology infrastructure owned or leased by Protective or any of the Protective Subsidiaries.

        "Intervening Event" means a material Change with respect to Protective and the Protective Subsidiaries or the business of Protective and the Protective Subsidiaries, in each case taken as a whole, that (a) is unknown by the Board of Directors of Protective as of or prior to the date of this Agreement, (b) is not reasonably foreseeable as of the date of this Agreement and (c) first occurs, arises or becomes known to the Board of Directors of Protective after the date of this Agreement and on or prior to the date of the Stockholder Approval; provided that the receipt by Protective of an Acquisition Proposal or a Superior Proposal will not be deemed to constitute an Intervening Event.

        "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        "IRS" means the U.S. Internal Revenue Service.

        "Knowledge of Protective" means the actual knowledge, after reasonable inquiry, of any of the individuals set forth in Section 1.01 of the Protective Disclosure Letter.

        "Law" means any federal, state, local, municipal, foreign, international, multinational or other rule, regulation, statute, Order, ordinance, constitution, treaty, administrative interpretation, directive or code promulgated by any Governmental Authority, including any binding case law.

        "Lease" means any lease, sublease, license, occupancy agreement or similar Contract relating to real property.

        "Leased Real Property" means all real property interests of Protective or any of the Protective Subsidiaries acquired pursuant to any Lease.

        "Lien" means any mortgage, claim, pledge, hypothecation, assignment, deposit agreement, encumbrance, lien (statutory or other), servitude, easement, right of way, community or other material property interest, option, preference, priority, right of first offer or refusal or other charge or security interest of any kind or nature whatsoever (including any conditional sale or other title retention Contract).

        "Material Adverse Effect" means (a) a material adverse effect on the business, financial condition, operations or results of operations of Protective and the Protective Subsidiaries, taken as a whole or (b) a material adverse effect on the ability of Protective to consummate the Merger without material delay or impairment; provided that, solely for purposes of clause (a), none of the following will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been, a Material Adverse Effect: (i) any Change generally affecting economic, regulatory or political conditions, (ii) any Change generally affecting the financial, credit, securities or other capital markets in the United States or any foreign jurisdiction, (iii) any Change generally affecting the industries in which Protective and the Protective Subsidiaries operate, (iv) any hurricane, tornado, flood, earthquake, tsunami, volcanic eruption or other natural disaster, (v) any Change in national or international political conditions, including acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism occurring after the date of this Agreement, (vi) any Change occurring after the date of this Agreement in applicable Law, GAAP or SAP, (vii) the public announcement of the execution of this Agreement, (viii) any communication by Dai-ichi regarding plans or intentions with respect to modifications in the employment or business relationship between Protective or the Protective Subsidiaries and their respective employees or distributors following the Effective Time, (ix) any failure by Protective or the Protective Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (but not the facts or circumstances underlying or giving rise to such failure) or (x) any change in the market price or trading volume of the securities of Protective (but not the facts or circumstances underlying or giving rise to any such change), except, with respect to the foregoing clauses (i) through (vi), to the extent that the effects of any such matter are disproportionally adverse to the business, financial condition, operations or results of operations of Protective and the Protective Subsidiaries, taken as a whole, as compared to other companies operating in the industries and markets in which Protective and the Protective Subsidiaries operate.

        "Multiemployer Plan" means any plan or Contract that is a multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

        "NYSE" means the New York Stock Exchange, Inc.

        "Order" means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative.

        "Owned Intellectual Property" means all issued Patents, registered Trademarks or material unregistered Trademarks, registered Copyrights or material unregistered Copyrights, and Software material to the businesses of Protective or the Protective Subsidiaries, in each case, which are owned by Protective or the Protective Subsidiaries.

        "Owned Real Property" means real property, together with all improvements and fixtures located thereon or attached or appurtenant thereto, owned in fee by Protective or any Protective Subsidiary, including all easements, licenses, rights and appurtenances relating to the foregoing.

        "Permitted Liens" means (a) any Lien for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves have been established in the Financial Statements, as applicable, (b) carrier's, warehousemen's, mechanic's, materialmen's, repairmen's or other similar Liens incurred in the ordinary course of business consistent with past practices or which are being contested in good faith for which adequate reserves have been established in accordance with GAAP, (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (d) Liens comprising deposits required by applicable Insurance Law, (e) easements, rights-of-way, restrictions and other similar encumbrances, which do not materially interfere with the use of the property subject thereto, (f) statutory Liens in favor of lessors arising in connection with leased property and (g) Liens that, individually or in the aggregate, do not, and would not reasonably be expected to, materially detract from the value of any of the property, rights or assets of the business of Protective or any of the Protective Subsidiaries or materially interfere with the use thereof as currently used by Protective or, as the case may be, any of the Protective Subsidiaries.

        "Permits" means qualifications, registrations, franchises, filings, licenses, permits, certificates, consents, approvals or authorizations issued or granted by Governmental Authorities.

        "Person" means an individual, corporation, limited liability company, general or limited partnership, association, trust, unincorporated organization, Governmental Authority, other entity or group (as defined in the Exchange Act).

        "Personal Data" means a natural person's name, street address, telephone number, e-mail address, photograph, social security number, driver's license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person..

        "Preferred Stock" means the Preferred Stock, par value $1.00 per share, of Protective.

        "Proceeding" means an action, suit, claim, litigation, proceeding, arbitration, investigation, audit, charge, complaint, review or controversy, whether judicial or administrative.

        "Protective Advisers" means ProEquities, Inc. and Protective Investment Advisers, Inc.

        "Protective Broker-Dealers" means ProEquities, Inc. and Investment Distributors, Inc.

        "Registered Insurance Contract" means any Insurance Contract issued in an offering registered with the SEC, including variable life insurance and annuities and modified guaranteed annuities issued in a registered offering.

        "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal and migration, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the environment.

        "SAP" means, as to any Person, statutory accounting practices prescribed or permitted by the applicable Insurance Laws and the insurance regulatory authority of the jurisdiction in which such Person is domiciled.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

        "Securities" means, with respect to any Person, any class or series of common stock, preferred stock, membership interest and any other equity securities or capital stock of such Person, however described and whether voting or non-voting.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Separate Accounts" means the separate accounts maintained by the Protective Insurance Subsidiaries that are utilized in connection with their respective Insurance Contracts.

        "Stock Plan" means Protective's 2012 Amended and Restated Long-Term Incentive Plan, Stock Plan for Non-Employee Directors or any other equity or equity-based compensation plan of Protective.

        "Subsidiary" means, when used with respect to any Person, any other Person, whether incorporated or unincorporated, of which (a) more than 50 percent of the Securities or (b) Securities having by their terms ordinary voting power to elect more than 50 percent of the members of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

        "Superior Proposal" means any bona fide binding written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 15% to 50%) made by any Person (other than Dai-ichi or Merger Sub) that has not been withdrawn and did not result from a breach of the provisions of Section 6.05 and that the Board of Directors of Protective has determined in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) is more favorable to Protective's stockholders than the Merger and the other transactions contemplated by this Agreement (taking into account any proposals by Dai-ichi to amend the terms of this Agreement), after giving due consideration to whether the Acquisition Proposal is (a) more favorable from a financial point of view to the stockholders of Protective than the transactions contemplated by this Agreement and (b) reasonably capable of being completed, taking into account, in the case of both clause (a) and (b), all legal, financial, regulatory, timing and other aspects of such Acquisition Proposal, including the identity of the Person making such Acquisition Proposal.

        "Tax" means (a) any federal, state, local or foreign tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, goods and services, consumption, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental, capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee's income withholding, other withholding, unemployment or social security or other tax of whatever kind that is imposed by any Governmental Authority, but not including any guarantee fund assessment, or (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph.

        "Tax Return" means any report, return, filing, declaration, claim for refund, or information return or statement in connection with the determination, assessment, collection or imposition of any Taxes or otherwise related to Taxes, including any schedule or attachment, and including any amendment thereof.

        "Taxing Authority" means, with respect to any Tax, the Governmental Authority that imposes such Tax or is otherwise responsible for Tax Returns and the agency, if any, charged with the collection of such Tax for such Governmental Authority.

        "Termination Fee" means (a) if payable in connection with a termination of this Agreement on or prior to the No Shop Period Start Date by (i) Dai-ichi in accordance with Section 9.01(c)(ii) if the event giving rise to such termination is the submission of an Acquisition Proposal prior to the No Shop Period Start Date or (ii) Protective in accordance with Section 9.01(d)(ii) with respect to Protective entering into an definitive written agreement prior to the No Shop Period Start Date, then, in either case, an amount equal to $105,000,000, and (b) if payable in any other circumstance, an amount equal to $140,000,000.

        "Treasury Regulations" means the U.S. Treasury Regulations.

        "Virus" means any virus, Trojan horse, time bomb, key-lock, worm, malicious code or other software, program or file designed to or able to, without the knowledge and authorization of Protective or any of its Affiliates, disrupt, disable, harm or interfere with the operation of any Software, computer data, network, memory or hardware.

        SECTION 1.02.    Additional Defined Terms.     For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement.

Defined Term	Section
"Acceptable Confidentiality Agreement"	Section 6.05(a)
"Agreement"	Preamble
"Alternative Acquisition Agreement"	Section 6.05(c)
"Approval"	Section 4.06(b)
"Base Price"	Section 2.07(a)
"Certificate of Merger"	Section 2.03
"Certificate"	Section 2.06(f)
"Change in Recommendation"	Section 6.03(b)
"Closing Date"	Section 2.02
"Closing"	Section 2.02
"Copyrights"	Section 1.01, definition of "Intellectual Property"
"Confidentiality Agreement"	Section 6.04(c)
"Continuing Employee"	Section 7.02(a)
"D&O Insurance"	Section 7.04(a)
"Dai-ichi Disclosure Letter"	Article V
"Dai-ichi"	Preamble
"Dissenting Shares"	Section 2.06(c)
"DOJ"	Section 7.01(b)
"Effective Time"	Section 2.03
"End Date"	Section 9.01(b)(i)
"Exchange Agent"	Section 3.01(a)
"Exchange Fund"	Section 3.01(b)
"Excluded Shares"	Section 2.06(b)
"Filing"	Section 4.06(b)
"FINRA Rules"	Section 4.31(b)
"FTC"	Section 7.01(b)
"GAAP"	Section 4.07(b)
"Golden Gate Contracts"	Section 4.32(a)
"Indemnified Persons"	Section 7.04(a)
"Insurance Reserves"	Section 4.24(a)
"In-the-Money SAR"	Section 2.07(a)
"Investment Assets"	Section 4.29(a)
"Investment Guidelines"	Section 4.29(a)
"Maximum Annual Premium"	Section 7.04(a)
"Merger Consideration"	Section 2.06(a)
"Merger Sub"	Preamble
"Merger"	Recitals
"No Shop Period Start Date"	Section 6.05(a)
"Parties"	Preamble
"Party"	Preamble
"Per Share Merger Consideration"	Section 2.06(a)
"Performance Share Consideration"	Section 2.07(c)
"Performance Share"	Section 2.07(c)

Defined Term	Section
"Protective Actuarial Analyses"	Section 4.24(b)
"Protective Contracts"	Section 4.18(b)
"Protective Disclosure Letter"	Article IV
"Protective Financial Advisor"	Section 4.33
"Protective Insurance Subsidiary"	Section 4.21(a)
"Protective Reinsurance Contracts"	Section 4.23
"Protective Statutory Statements"	Section 4.22(a)
"Protective Subsidiary"	Section 4.02(a)
"Protective"	Preamble
"Proxy Statement"	Section 4.09
"Recommendation"	Section 6.03(b)
"Representatives"	Section 6.04(a)
"Restraints"	Section 8.01(d)
"RSU Consideration"	Section 2.07(b)
"RSU"	Section 2.07(b)
"SAR Consideration"	Section 2.07(a)
"SAR"	Section 2.07(a)
"SEC Documents"	Section 4.07(a)
"SEC"	Section 1.03
"Solicitation and Early Signing Period"	Section 6.05(a)
"Software"	Section 1.01, definition of "Intellectual Property"
"Stockholder Approval"	Section 4.04(d)
"Stockholders Meeting"	Section 6.03(a)
"Surviving Corporation Certificate of Incorporation"	Section 2.04
"Surviving Corporation Plans"	Section 7.02(b)
"Surviving Corporation"	Section 2.01
"Takeover Law"	Section 4.05
"Trade Secrets"	Section 1.01, definition of "Intellectual Property"
"Trademarks"	Section 1.01, definition of "Intellectual Property"

        SECTION 1.03.    Interpretation.     The language in this Agreement is to be construed in all cases according to its fair meaning. Dai-ichi and Protective acknowledge and agree that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party or the Party in favor of which a clause has been drafted or in favor of the Party who has committed itself in a clause, is not to be employed in the interpretation of this Agreement. Whenever used herein, the words "include," "includes" and "including" mean "include, without limitation," "includes, without limitation" and "including, without limitation," respectively. The masculine, feminine or neuter gender and the singular or plural number are each deemed to include the other whenever the context so indicates. The use of "or" is not intended to be exclusive unless expressly indicated otherwise. The word "days" means calendar days unless otherwise specified. Time periods within or following which any payment is to be made or act is to be done will, unless expressly indicated otherwise, be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Exhibits, Schedules and the Parties' disclosure letters) and not to any particular provision of this Agreement, and all Article, Section, Exhibit and Schedule references are to this Agreement unless otherwise specified. Where this Agreement states that a Party "shall," "will" or "must" perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with this Agreement. Any reference to a statute, rule or regulation is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. The Protective Disclosure Letter and the Dai-ichi Disclosure Letter, as well as all other schedules and exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement. Whenever this Agreement provides that documents or information have been "made available" to Dai-ichi, Merger Sub or their Representatives, such documents or information will be deemed to have been so made available if (a) at least two Business Days prior to the date of this Agreement, they were filed as exhibits to the SEC Documents and publicly available on the internet website of the Securities and Exchange Commission (the "SEC") or (b) not later than the last Business Day prior to the date of this Agreement, they were posted in the electronic data room entitled "Project Pearl" maintained at Merrill DataSite to which Dai-ichi, Merger Sub and their Representatives have been granted access by Protective, except, in each case, to the extent the contents of such documents were redacted.

ARTICLE II
THE MERGER AND CERTAIN RELATED MATTERS

        SECTION 2.01.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Protective and the separate existence of Merger Sub will cease. Protective will continue as the surviving corporation in the Merger (as such, the "Surviving Corporation") as a wholly-owned Subsidiary of Dai-ichi and will continue to be governed by the Laws of the State of Delaware. At the Effective Time, the effects of the Merger will be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of Protective and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of Protective and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 2.02.    Closing.     The closing of the Merger (the "Closing") will take place at the offices of Baker & McKenzie, LLP, 452 Fifth Avenue, New York, New York 10018, at 10:00 a.m., local time, on the date when the Effective Time is to occur (the "Closing Date").

        SECTION 2.03.    Effective Time.     Subject to the provisions of this Agreement, on the Closing Date, Dai-ichi and Protective will file a certificate of merger as contemplated by the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with such Secretary of State of the State of Delaware on the Closing Date, or at such other time as Dai-ichi and Protective may agree and specify in the Certificate of Merger. Subject to the provisions of this Agreement, unless otherwise agreed by Dai-ichi and Protective, Dai-ichi and Protective will cause the Effective Time to occur not later than the fourth Business Day after all of the conditions set forth in Article VIII have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). As used in this Agreement, the "Effective Time" means the time at which the Merger becomes effective.

        SECTION 2.04.    Surviving Corporation Constituent Documents.     At the Effective Time, (a) the certificate of incorporation of the Surviving Corporation will be amended and restated to read in its entirety as set forth in Exhibit A (the "Surviving Corporation Certificate of Incorporation"), and as so

amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and the DGCL and (b) the bylaws of the Surviving Corporation will be amended and restated to read in their entirety as set forth in Exhibit B, and as so amended and restated, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the terms of the Surviving Corporation Certificate of Incorporation, as may be amended, and the DGCL

        SECTION 2.05.    Surviving Corporation Directors and Officers.

          (a)   The directors of Merger Sub in office immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and bylaws of the Surviving Corporation or otherwise as provided by applicable Law.

          (b)   The officers of Protective in office immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and bylaws of the Surviving Corporation or otherwise as provided by applicable Law.

        SECTION 2.06.    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Dai-ichi, Merger Sub, Protective or the holders of any of the following securities:

          (a)   Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be converted into and will thereafter represent the right to receive $70.00 in cash, without interest (the "Per Share Merger Consideration" and in the aggregate for all shares of Common Stock, the "Merger Consideration").

          (b)   Each share of Common Stock owned by Dai-ichi or Protective or their respective direct or indirect wholly-owned Subsidiaries ("Excluded Shares"), in each case immediately prior to the Effective Time, will be canceled without any conversion thereof, and the Per Share Merger Consideration will not be paid with respect thereto.

          (c)   Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Shares") in accordance with Section 262 of the DGCL, will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive in lieu of the Merger Consideration payment of the appraised value of such Dissenting Shares determined in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration payable in respect of Common Stock. Notwithstanding anything to the contrary contained in this Section 2.06(c), if this Agreement is terminated prior to the Effective Time, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares pursuant to Section 262 of the DGCL will cease. Protective will give Dai-ichi (i) prompt notice of any written demands received by the Protective for appraisal of Dissenting Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL which are received by Protective relating to such holder's rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Protective will not, except with the prior written consent of Dai-ichi, make any payment with respect to any demand for appraisal or offer to settle or settle any such demands, and Dai-ichi will not commit to make any such payment or enter into any such settlement prior to the Effective Time without the prior written consent of Protective.

          (d)   Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and non assessable share of common stock of the Surviving Corporation.

          (e)   If after the date of this Agreement and prior to the Effective Time, Protective pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Common Stock (or undertakes any similar act), then the Per Share Merger Consideration will be appropriately adjusted to provide to the holders of the Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted will, from and after the date of such event, be the Per Share Merger Consideration, subject to further adjustment in accordance with this provision.

          (f)    From and after the Effective Time, the Common Stock converted into the Merger Consideration pursuant to this Section 2.06 will no longer remain outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate previously representing any such Common Stock or shares of Common Stock that are in non-certificated book-entry form (either case being referred to in this Agreement, to the extent applicable, as a "Certificate") will thereafter cease to have any rights with respect to such Common Stock except the right to receive the Merger Consideration and any dividends or other distributions as provided in Section 3.01(e).

        SECTION 2.07.    Treatment of Equity Compensation Awards.

          (a)   At or immediately prior to the Effective Time, each stock appreciation right with respect to shares of Common Stock granted under any Stock Plan (each, a "SAR") that is outstanding and unexercised immediately prior to the Effective Time and that has a base price per share of Common Stock underlying such SAR (the "Base Price") that is less than the Per Share Merger Consideration (each such SAR, an "In-the-Money SAR"), whether or not exercisable or vested, will be cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (i) the excess of the Per Share Merger Consideration over the Base Price of such In-the-Money SAR by (ii) the number of shares of Common Stock subject to such In-the-Money SAR (such amount, the "SAR Consideration"). At the Effective Time, each SAR that has a Base Price that is equal to or greater than the Per Share Merger Consideration, whether or not exercisable or vested, will be cancelled and the holder of such SAR will not be entitled to receive any payment in exchange for such cancellation.

          (b)   At or immediately prior to the Effective Time, each restricted share unit with respect to a share of Common Stock granted under any Stock Plan (each, a "RSU") that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (i) the Per Share Merger Consideration by (ii) the number of RSUs (such amount, the "RSU Consideration").

          (c)   At or immediately prior to the Effective Time, the number of performance shares earned for each award of performance shares granted under any Stock Plan will be calculated by determining the number of performance shares that would have been paid if the subject award period had ended on the December 31 immediately preceding the Effective Time (based on the conditions set for payment of performance share awards for the subject award period), provided that the number of performance shares earned for each award will not be less than the aggregate number of performance shares at the target performance level, and provided further that with respect to awards granted in the year in which the Effective Time occurs, performance shares will be earned at the same percentage as awards granted in the year preceding the year in which the Effective Time occurs. At or immediately prior to the Effective Time, each performance share so earned (each, a "Performance Share") that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (i) the Per Share Merger Consideration by (ii) the number of Performance Shares (such amount, the "Performance Share Consideration").

          (d)   Dai-ichi will cause the Surviving Company to pay the SAR Consideration, RSU Consideration and Performance Share Consideration, less any amounts required to be deducted or withheld with respect to the making of such payment under any applicable Law, at or reasonably promptly after the Effective Time, but in no event later than five Business Days after the Effective Time, through the payroll system of the Surviving Company; provided that, if payment of any such amount is subject to a deferral election, payment will be made in accordance with the terms specifed in such applicable election.

          (e)   Prior to the Effective Time, the Board of Directors of Protective (or, if appropriate, any committee thereof administering any Stock Plan) will adopt such resolutions or take action by written consent in lieu of a meeting to terminate each Stock Plan and any relevant award agreements applicable to each Stock Plan, and to cancel any Equity Rights that are outstanding and unexercised, whether or not vested or exercisable, at the Effective Time, subject to the right of the holders of such Equity Rights as provided in this Section 2.07.

ARTICLE III
PAYMENT FOR SHARES

        SECTION 3.01.    Surrender and Payment.

          (a)   Prior to the Effective Time, Dai-ichi will appoint a U.S. bank or trust company reasonably acceptable to Protective (the "Exchange Agent") for the purpose of exchanging Certificates for Merger Consideration. As soon as reasonably practicable after the Effective Time, but in no event more than two Business Days following the Effective Time, Dai-ichi will send, or will cause the Exchange Agent to send, to each holder of record of shares of Common Stock as of the Effective Time, whose shares of Common Stock were converted into the right to receive the Merger Consideration, a letter of transmittal (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent) in such form as Protective and Dai-ichi may reasonably agree, including instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent in exchange for the Merger Consideration.

          (b)   At or prior to the Effective Time, Dai-ichi will cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of shares of Common Stock, an amount of cash in United States dollars sufficient to make the payments contemplated by Section 2.06, payable upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) pursuant to the provisions of this Article III. All cash deposited with the Exchange Agent is referred to in this Agreement as the "Exchange Fund." The Exchange Agent will, pursuant to irrevocable instructions, deliver the appropriate Merger Consideration out of the Exchange Fund. The Exchange Fund will not be used for any other purpose. The Exchange Agent will invest any cash included in the Exchange Fund as directed by Dai-ichi; provided that no such investment or losses thereon will affect the Merger Consideration payable to holders of shares of Common Stock entitled to receive such consideration and Dai-ichi will promptly cause to be provided additional funds to the

  Exchange Agent for the benefit of holders of shares of Common Stock entitled to receive such consideration in the amount of any such losses. Any interest and other income resulting from such investments will be the property of, and paid to, Dai-ichi.

          (c)   Each holder of shares of Common Stock that have been converted into the right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate (or effective affidavits of loss in lieu thereof), together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor a check in the amount, if any, that such holder has the right to receive in cash pursuant to Section 2.06 and this Article III. The Merger Consideration will be paid as promptly as practicable (by mail or, to the extent commercially practicable, made available for collection by hand if so elected by the surrendering holder of a Certificate) after receipt by the Exchange Agent of the Certificate and letter of transmittal in accordance with the foregoing. No interest will be paid or accrued on any Merger Consideration or on any unpaid dividends and distributions payable to holders of Certificates.

          (d)   If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it will be a condition of such payment that the Person requesting such payment will pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or will establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it will be a condition to the registration thereof that the surrendered Certificate will be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration will pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (e)   After the Effective Time, there will be no further registration of transfers of shares of Common Stock outstanding prior to the Effective Time other than as provided for in Section 2.06(d). From and after the Effective Time, the holders of Certificates representing shares of Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares of Common Stock except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Certificates are presented to the Exchange Agent or Dai-ichi, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in Article II and this Article III. Notwithstanding anything to the contrary contained in this Agreement, the Surviving Corporation is obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Protective with respect to shares of Common Stock in accordance with the terms of this Agreement prior to the Effective Time which remain unpaid at the Effective Time.

          (f)    Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Common Stock one year after the Effective Time will be returned to Dai-ichi, upon demand, and any such holder who has not exchanged his or her shares of Common Stock for the Merger Consideration in accordance with this Article III prior to that time will thereafter look only to Dai-ichi for delivery of the Merger Consideration in respect of such holder's shares of Common Stock.

          (g)   Neither Dai-ichi, the Surviving Corporation nor the Exchange Agent will be liable to any former holder of Common Stock for any portion of the Merger Consideration delivered to any Government Authority pursuant to any applicable abandoned property, escheat or similar Law. In the event any Certificate has not been surrendered prior to the date as of which such Certificate or the Merger Consideration payable upon the surrender thereof escheats to or otherwise becomes the property of any Governmental Authority, Dai-ichi, the Surviving Corporation and the Exchange Agent will be permitted to comply with such Laws and the Merger Consideration otherwise payable upon the surrender of such Certificate will be treated for all purposes under this Agreement as having been paid to the holder of the shares of Common Stock represented by such Certificate.

        SECTION 3.02.    Lost, Stolen or Destroyed Certificates.     If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Dai-ichi, the posting by such Person of a bond, in such reasonable and customary amount as Dai-ichi may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Common Stock represented by such Certificate as contemplated by Article II and this Article III.

        SECTION 3.03.    Withholding Rights.     Dai-ichi, the Surviving Corporation and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of Common Stock pursuant to the Merger such amounts as Dai-ichi, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the applicable Governmental Authority or Taxing Authority, such deducted or withheld amounts will be treated for all purposes under this Agreement as having been paid to the holder of shares of Common Stock in respect of which such deduction and withholding was made.

        SECTION 3.04.    Further Assurances.     After the Effective Time, the directors and officers of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Protective, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Protective, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PROTECTIVE

        Except as otherwise disclosed in (a) the SEC Documents filed with the SEC and publicly available on the internet website of the SEC at least two Business Days prior to the date of this Agreement (excluding any portions of such SEC Documents that have been redacted and excluding any disclosure set forth in the sections titled "Risk Factors" or "forward-looking statements" or in any other section to the extent the disclosure is a forward-looking statement or cautionary, predictive or forward-looking in nature) or (b) the letter (the "Protective Disclosure Letter") dated as of the date hereof and delivered to Dai-ichi by Protective with respect to this Agreement (it being understood that any information contained therein will qualify and apply to the representations and warranties in this Article IV to which the information is specifically stated as referring to and will qualify and apply to other representations and warranties in this Article IV to the extent that it is reasonably apparent upon reading such information that such disclosure also qualifies or is responsive to such other sections), except that no information set forth in the SEC Documents will qualify or apply to the representations and warranties set forth in Section 4.03, Section 4.04, Section 4.06(b) or Section 4.34), Protective represents and warrants to Dai-ichi and Merger Sub as follows:

        SECTION 4.01.    Organization.     Protective is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Protective (a) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except where failure to have such power and authority, or to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Protective has made available to Dai-ichi accurate and complete copies of its Constituent Documents, as amended and in effect on the date of this Agreement.

        SECTION 4.02.    Subsidiaries.

          (a)   Each Subsidiary of Protective (individually, a "Protective Subsidiary" and collectively, the "Protective Subsidiaries") is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization. Each Protective Subsidiary (a) has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except where failure to have such power and authority, or to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   Protective or one or more Protective Subsidiaries is the record holder and Beneficial Owner of all of the outstanding Securities of each Protective Subsidiary, free and clear of any Liens and free of any other limitation or restriction, including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities, other than generally applicable limitations or restrictions on transfer arising under applicable securities Laws and applicable Insurance Laws governing the acquisition of control of the Protective Insurance Subsidiaries. All of the Securities so owned by Protective have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares have been issued in violation of any preemptive or similar rights by which Protective or any Protective Subsidiary is bound. Except for the Securities of the Protective Subsidiaries and investment assets acquired in the ordinary course of business consistent with the investment policies and guidelines applicable to Protective at the time of acquisition, Protective does not own, directly or indirectly, any Securities or other ownership interests in any Person or any Indebtedness of any Person.

        SECTION 4.03.    Capitalization.

          (a)   The authorized capital stock of Protective consists of 160,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock.

          (b)   At the close of business on May 31, 2014, 78,857,942 shares of Common Stock were issued and outstanding, 3,807,821 shares of Common Stock were reserved for issuance pursuant to the Stock Plans or pursuant to individual equity compensation award agreements, and no shares of Preferred Stock were issued and outstanding. Except as set forth above, as of May 31, 2014, no other Securities of Protective were issued, reserved for issuance or outstanding. All issued and outstanding shares of Common Stock have been, and all shares of Common Stock that may be issued pursuant to the exercise of outstanding Equity Rights will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights by which Protective or any Protective Subsidiary is bound.

          (c)   Section 4.03(c) of the Protective Disclosure Letter sets forth the number of shares of Common Stock authorized for issuance under each Stock Plan and, as of May 31, 2014, the aggregate number of shares of Common Stock subject to outstanding awards, whether or not vested, under each Stock Plan. Protective has made available to Dai-ichi the forms of grant agreements related to such awards. No changes (other than changes in vesting terms to accommodate particular circumstances) have been made to such forms in connection with any award that increase the rights provided under such an award in a manner that is materially detrimental to Protective.

          (d)   There are no preemptive or similar rights that obligate Protective or any of the Protective Subsidiaries to issue or sell any Securities of Protective or any Protective Subsidiary. Neither Protective nor any Protective Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for Securities having the right to vote) with the holders of any class of Securities of Protective or any Protective Subsidiary on any matter submitted to such holders of Securities. Except pursuant to this Agreement and as described above, there are no options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, Contracts or undertakings of any kind to which Protective or any Protective Subsidiary is a party or by which any of them is bound (i) obligating Protective or any Protective Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any Securities of Protective or any Protective Subsidiary, or any Security convertible or exercisable for or exchangeable into any Securities of Protective or any Protective Subsidiary, (ii) obligating Protective or any Protective Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, Contract or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Securities of Protective or any Protective Subsidiary. There are no proxies, voting trusts or other Contracts to which Protective or any Protective Subsidiary is a party or by which any of them is bound with respect to the voting of the Securities of Protective or any Protective Subsidiary or the registration of the Securities of Protective or the Protective Subsidiaries under any United States or foreign securities Law.

        SECTION 4.04.    Authorization; Board Approval; Voting Requirements.

          (a)   Protective has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Protective of this Agreement and the consummation by Protective of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Protective, subject to receipt of the Stockholder Approval and the filing of the appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by Protective and, assuming due authorization, execution and delivery by Dai-ichi and Merger Sub, is a legal, valid and binding obligation of Protective, enforceable against Protective in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.

          (b)   The Board of Directors of Protective, at a meeting duly called and held, has unanimously adopted resolutions approving an amendment to Protective's bylaws to include the provision set forth in Exhibit C. As of the date of this Agreement, such resolutions have not been amended or withdrawn.

          (c)   Subsequent to the adoption of the resolutions referred to in Section 4.04(b), the Board of Directors of Protective, at a meeting duly called and held, has unanimously adopted resolutions approving this Agreement, declaring this Agreement advisable and recommending that Protective's stockholders adopt this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn.

          (d)   The affirmative vote of holders of a majority of the outstanding shares of Common Stock at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the "Stockholder Approval") is the only vote or approval of the holders of any class or series of Securities of Protective necessary to adopt this Agreement.

        SECTION 4.05.    Takeover Statutes; No Restrictions on the Merger.     No "fair price," "moratorium," "control share acquisition," "business combination" or similar anti-takeover statute or regulation ("Takeover Law") is applicable to the Merger or the other transactions contemplated by this Agreement. Assuming the representations of Dai-ichi and Merger Sub set forth in Section 5.07 are true and correct, Protective has taken all necessary action to render the restrictions on business combinations contained in Section 203 of the DGCL inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. No other Takeover Laws or provisions in the Constituent Documents of Protective, including Article VII of Protective's certificate of incorporation, having such effect are applicable to the Merger, this Agreement, or any of the transactions contemplated hereby or thereby.

        SECTION 4.06.    Consents and Approvals; No Violations.

          (a)   Assuming that all Approvals of or from, or Filings with, Governmental Authorities described in Section 4.06(b) and Section 5.04(b) have been obtained or made, and that the Stockholder Approval is obtained, the execution and delivery of this Agreement by Protective does not and the consummation by Protective of the transactions contemplated by this Agreement will not (i) conflict with any provisions of the Constituent Documents of Protective or any Protective Subsidiary, (ii) violate any Law or Order, (iii) result, after the giving of notice, with lapse of time, or otherwise, in any violation, default or loss of a benefit under, or permit the acceleration or termination of any obligation under or require any consent under, any Contract, (iv) result in the creation or imposition of any Lien (other than Permitted Liens) upon any properties or assets of Protective or any Protective Subsidiary or (v) cause the suspension or revocation of any Permit of Protective or any Protective Subsidiary, except, in the case of clauses (ii), (iii), (iv) and (v), any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   No clearance, consent, approval, order, waiver, license or authorization of or from (an "Approval"), or declaration, registration or filing with, or notice to, any Governmental Authority (a "Filing") is required to be made or obtained by Protective or any Protective Subsidiary in connection with the execution or delivery of this Agreement by Protective or the consummation by Protective of the transactions contemplated by this Agreement, except for (i) compliance by Protective with the HSR Act, (ii) the matters set forth in Section 4.06(b) of the Protective Disclosure Letter, (iii) the filing with the SEC of the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act and such reports under and such other compliance with the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and (v) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.07.    SEC Reports; Financial Statements.

          (a)   Protective has timely filed or furnished all registrations, statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with or to the SEC since January 1, 2011 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the "SEC Documents"). As of its respective date, or, if amended, as of the date of the last such amendment, each of the SEC Documents complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act applicable to such SEC Documents and did not, and any SEC Documents filed with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   The Financial Statements, which have been derived from the books and records of Protective and the Protective Subsidiaries, complied at the time they were filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods presented, except as otherwise noted therein. The consolidated balance sheets (including the related notes) included in the Financial Statements present fairly in all material respects the financial position of Protective and the Protective Subsidiaries as at the respective dates thereof, and the consolidated statements of income, consolidated statements of stockholders' equity and consolidated statements of cash flows (in each case including the related notes) included in such Financial Statements present fairly in all material respects the results of operations, stockholders' equity and cash flows of Protective and the Protective Subsidiaries for the respective periods indicated, subject, in the case of any unaudited interim Financial Statements, to normal and recurring year-end adjustments.

          (c)   The books and records of Protective and the Protective Subsidiaries (i) are accurate and complete in all material respects, (ii) have been maintained in all material respects in accordance with applicable Law and (iii) are in material compliance with all record keeping maintenance requirements in applicable Insurance Contracts.

          (d)   As of the date of this Agreement, Protective has provided Dai-ichi with accurate and complete unredacted copies of all documents filed as exhibits to the SEC Documents subject to a request to the staff of the SEC for confidential treatment. Protective has not submitted any request for confidential treatment of documents filed as exhibits to the SEC Documents that as of the date of this Agreement is currently pending or that has otherwise not been acted upon by staff of the SEC. Protective has timely responded to all comment letters of the staff of the SEC received by it since January 1, 2011 relating to the SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. None of the SEC Documents is, to the Knowledge of Protective, the subject of ongoing SEC review.

          (e)   The audit committee of the Board of Directors of Protective has established "whistleblower" procedures that meet the requirements of Exchange Act Rule 10A-3 in all material respects, and has made available to Dai-ichi accurate and complete copies of such procedures. Since January 1, 2011 and except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, neither Protective nor any Protective Subsidiary has received any "complaints" (within the meaning of Exchange Act Rule 10A-3) in respect of any accounting, internal accounting controls or auditing matters and, to the Knowledge of Protective, no complaint seeking relief under Section 806 of the

  Sarbanes-Oxley Act has been filed with the United States Secretary of Labor and no employee has threatened to file any such complaint.

        SECTION 4.08.    Absence of Undisclosed Liabilities.     Protective and the Protective Subsidiaries do not have any liabilities or obligations, whether or not accrued, known or unknown, contingent or otherwise, and whether or not required to be recorded or reflected in a balance sheet prepared in accordance with GAAP or SAP, other than liabilities or obligations (a) reserved against in the Financial Statements included in the SEC Documents filed with the SEC and publicly available at least two Business days prior to the date of this Agreement or specifically disclosed in the notes thereto, (b) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or (c) incurred pursuant to or in connection with this Agreement and the transactions contemplated hereby in accordance with this Agreement.

        SECTION 4.09.    Proxy Statement.     The letter to stockholders, notice of meeting, proxy statement and form of proxy that will be provided to the stockholders of Protective in connection with the Merger (including any amendments or supplements thereto) and any annexes, schedules or exhibits required to be filed with the SEC in connection therewith (collectively, the "Proxy Statement") will not, on the date of filing with the SEC, at the time first mailed to the stockholders of Protective and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Protective makes no representation or warranty with respect to information supplied in writing by Dai-ichi, Merger Sub or any Representative or Affiliate of Dai-ichi or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

        SECTION 4.10.    Absence of Certain Changes.     Since January 1, 2014, (a) Protective and the Protective Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (b) there have not been any Changes that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

        SECTION 4.11.    Litigation.     There is no Proceeding (whether at Law or in equity) pending, or, to the Knowledge of Protective, threatened against or otherwise affecting Protective or any Protective Subsidiary or any of their respective directors, officers, properties or assets or any of the Separate Accounts, that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. There is no Order outstanding against or, to the Knowledge of Protective, investigation by any Governmental Authority involving Protective or any Protective Subsidiary or any of their respective directors, officers, properties or assets or any of the Separate Accounts, that, individually or in the aggregate, has had or would reasonable be expected to have a Material Adverse Effect.

        SECTION 4.12.    Compliance with Laws.

          (a)   Each of Protective and the Protective Subsidiaries hold all material Permits necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties, except where failure to hold Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each of Protective and the Protective Subsidiaries is in compliance with the terms of the Permits, except where non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither Protective nor the Protective Subsidiaries has received at any time since January 1, 2011 any notice or other written communication from any Governmental Authority regarding any actual or threatened revocation, withdrawal, suspension, cancellation, termination or material modification of any Permit, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, Protective, the Protective Subsidiaries and the Separate Accounts are and, since January 1, 2011, have been, in compliance with all applicable Laws. Since January 1, 2011, neither Protective nor any of the Protective Subsidiaries has received any written notice or, to the Knowledge of Protective, other communication from any Governmental Authority regarding any actual or possible noncompliance with any Law by Protective, any of the Protective Subsidiaries or any of the Separate Accounts, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (c)   Each of the principal executive officer of Protective and the principal financial officer of Protective (or each former principal executive officer of Protective and each former principal financial officer of Protective, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the SEC Documents, and the statements contained in such certifications are accurate and complete. For purposes of this Agreement, "principal executive officer" and "principal financial officer" will have the meanings given to such terms in the Sarbanes-Oxley Act.

          (d)   Protective maintains a system of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that receipts and expenditures are made in accordance with management's authorization, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Protective's properties or assets.

          (e)   Protective's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by Protective in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Protective's principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of Protective required under the Exchange Act with respect to such reports.

          (f)    Since January 1, 2011, neither the audit committee of the Board of Directors of Protective nor, to the Knowledge of Protective, any of Protective's outside auditors has received any oral or written notification of (i) any "significant deficiencies" or "material weaknesses" in the design or operation of internal control over financial reporting which could reasonably be expected to adversely affect Protective's ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Protective's internal control over financial reporting. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" will have the meanings assigned to them in Appendix A of Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement. Protective's current outside auditors have confirmed to Protective in writing that they are independent registered certified public accountants as required by the Exchange Act and the rules of the Public Company Accounting Oversight Board.

          (g)   Since January 1, 2011, (i) neither Protective nor any Protective Subsidiary has received any complaint, allegation, assertion or claim regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of Protective or any Protective

  Subsidiary or any concerns from employees of Protective or any Protective Subsidiary regarding questionable accounting or auditing matters with respect to Protective or any Protective Subsidiary relating to periods after January 1, 2011, in each case, which complaint, allegation, assertion, claim or concern is reasonably believed by Protective to be material to Protective and the Protective Subsidiaries, taken as a whole, in light of the facts known to Protective forming the basis of such complaint, allegation, assertion, claim or concern and (ii) no attorney representing Protective or any Protective Subsidiary, whether or not employed by Protective or any Protective Subsidiary, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by Protective or any of its directors, officers, employees or agents to the Board of Directors of Protective or any committee thereof or to the general counsel or chief executive officer of Protective pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act, in each case which report or purported violation of securities Laws, breach of fiduciary duty or similar violation is reasonably believed by Protective to be material to Protective and the Protective Subsidiaries, taken as a whole, in light of the facts known to Protective forming the basis of such report.

          (h)   This Section 4.12 does not relate to Tax matters (which is the subject of Section 4.13), employee plan matters (which is the subject of Section 4.15), intellectual property matters (which is the subject of Section 4.17), or environmental matters (which is the subject of Section 4.19).

        SECTION 4.13.    Taxes.

          (a)   Protective and each Protective Subsidiary has (i) duly and timely filed (or there have been duly and timely filed on its behalf), taking into account extensions, with the appropriate Governmental Authorities or Taxing Authorities all Tax Returns required to be filed by it in respect of any material Taxes, which Tax Returns were accurate and complete in all material respects, (ii) duly and timely paid in full (or Protective has paid on the Protective Subsidiaries' behalf) all Taxes shown as due on such Tax Returns, (iii) duly and timely paid in full, or established adequate reserves in accordance with GAAP for, all material Taxes that are due and payable by it, whether or not such Taxes were asserted by the relevant Governmental Authority or Taxing Authority, (iv) established adequate reserves in accordance with GAAP for the payment of all material Taxes not yet due and payable by Protective and each Protective Subsidiary on the most recent financial statements contained in the SEC Documents through the date thereof and (v) complied in all material respects with all Laws applicable to the withholding and payment over of Taxes and has timely withheld and paid over (or set aside in accounts for such purpose) to, or, where amounts have not been so withheld, established adequate reserves in accordance with GAAP for the payment to, the respective proper Governmental Authorities or Taxing Authorities all material amounts required to be so withheld and paid over.

          (b)   There is no Proceeding now pending, outstanding or, to the Knowledge of Protective as of the date of this Agreement, threatened (in writing or otherwise) against or with respect to Protective or any Protective Subsidiary in respect of any material Taxes or material Tax Returns.

          (c)   There are no Tax rulings or determinations, requests for Tax rulings or determinations, closing agreements, advanced pricing agreements, or other similar agreements or requests (including any gain recognition agreements under Section 367 of the Code and applications for a change in accounting method or to change the basis for determining items under Section 481 or Section 807 of the Code), filed, pending or in effect with any Taxing Authority relating to Protective or any Protective Subsidiary which could materially affect Protective's or such Protective Subsidiary's liability for Taxes.

          (d)   There are no material Tax sharing agreements, Tax indemnity agreements or other similar Contracts (other than Contracts between Protective and the Protective Subsidiaries and indemnities or gross-ups included in ordinary course Contracts) that will require any payment by Protective or any Protective Subsidiary of any Tax of another Person after the Closing Date.

          (e)   None of Protective or any Protective Subsidiary has any material liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated, consolidated, combined or unitary group for tax purposes under state, local or foreign Law (other than a group the common parent of which is Protective or any Protective Subsidiary), or has any material liability for the Taxes of any Person (other than Protective or the Protective Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor.

          (f)    None of Protective or any Protective Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting under Section 481 of the Code (or any similar provision of state, local or foreign Law), or change in the basis for determining any item referred to in Section 807(c) of the Code, for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date outside of the ordinary course of business, or (iv) any election under Section 108(i) of the Code.

          (g)   No material claim, other than claims that have been resolved, has been made within the past five years by an authority in a jurisdiction where Protective or any Protective Subsidiary has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (h)   Protective has adequately disclosed on the consolidated U.S. federal income Tax Returns of its affiliated group for the past six years all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.

          (i)    None of the Indebtedness of Protective or any U.S. Protective Subsidiary constitutes (i) "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an "applicable high yield discount obligation" under Section 163(i) of the Code.

          (j)    All material sales, use, value-added, good and services and similar Taxes that Protective or any Protective Subsidiary is required by Law to withhold or collect have been duly withheld or collected, or, where amounts have not been so withheld or collected, Protective or such Protective Subsidiary has established adequate reserves in accordance with GAAP with respect thereto. To the extent required by applicable Law, all such amounts have been paid over to the proper Governmental Authority.

          (k)   There are no material Liens or other encumbrances for Taxes upon any material property or assets of Protective or any Protective Subsidiary, except for Permitted Liens.

          (l)    Neither Protective nor any Protective Subsidiary has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) for any taxable period for which the statute of limitations remains open.

          (m)  Neither Protective nor any Protective Subsidiary has currently in effect any waiver of any statute of limitations in respect of Taxes or any agreement to any extension of time with regard to a material Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practices), and no such waivers are pending.

          (n)   None of Protective or any Protective Subsidiary has been a "controlled corporation" or a "distributing corporation" in any distribution (other than any distribution of an indirect Subsidiary of Protective from one direct or indirect Subsidiary to another such Subsidiary or to Protective that was not part of the same plan or series of transactions as the Merger, within the meaning of

  Section 355(e) of the Code) occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 or Section 361 of the Code.

          (o)   None of Protective nor any Protective Subsidiary has elected to be treated as a "domestic corporation" within the meaning of Section 953(d) of the Code.

          (p)   Neither Protective nor any Protective Subsidiary owns any interest in any Person classified as a "controlled foreign corporation" within the meaning of Section 957 of the Code with respect to which Protective or any Protective Subsidiary which is a "United States shareholder" within the meaning of Section 951(b) of the Code.

          (q)   Neither Protective nor any Protective Subsidiary has a "policyholders surplus account" within the meaning of Section 815 of the Code which has a positive balance.

          (r)   Protective and each Protective Insurance Subsidiary is and has been a life insurance company under Section 816(a) of the Code and subject to United States federal income taxation under Section 801 of the Code.

        SECTION 4.14.    Real Property.

          (a)   With respect to the Owned Real Property and Leased Real Property all buildings, structures, fixtures and improvements are in all respects adequate and sufficient and in satisfactory condition, to support the operations of Protective and the Protective Subsidiaries as presently conducted, except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   With respect to each parcel of material Owned Real Property (i) Protective or the applicable Protective Subsidiary has good and marketable fee simple (or equivalent) title to such Owned Real Property, free and clear of all Liens other than Permitted Liens, (ii) there are no outstanding written agreements or other Contracts to purchase, exchange, place a Lien against, lease or otherwise transfer such Owned Real Property, other than Contracts to acquire or dispose of investment assets in the ordinary course of business consistent with past practices and the Investment Guidelines and (iii) there are no pending or, to the Knowledge of Protective, threatened condemnation or other Proceedings relating to the Owned Real Property, except, in each case, in respects that, individually or in the aggregate, have not had and would not reasonably be expect to have a Material Adverse Effect.

          (c)   With respect to each Lease relating to a parcel of material Leased Real Property (i) Protective or the applicable Protective Subsidiary that is party thereto has good and valid leasehold interests in such Lease (subject to the terms of the applicable Lease governing its interests therein), in each case free and clear of all Liens, other than Permitted Liens, (ii) each such Lease is the legal, valid, binding and enforceable obligation of Protective or the applicable Protective Subsidiary that is lessee thereunder and (iii) Protective or the applicable Protective Subsidiary has complied with the terms of such Lease, except, in each case, in respects that, individually or in the aggregate, have not had and would not reasonably be expect to have a Material Adverse Effect.

        SECTION 4.15.    Employee Benefit Plans and Related Matters; ERISA.

          (a)   With respect to each of the material Benefit Plans, Protective has made available to Dai-ichi accurate and complete copies of each of the following documents: (i) such Benefit Plan (including all material amendments thereto), (ii) the annual report and actuarial report, if required under ERISA or the Code, for the most recent plan year ending prior to the date hereof, (iii) the most recent summary plan description, together with each summary of material modifications, if required under ERISA, (iv) if the Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding Contract (including all amendments thereto) and the latest financial statements with respect to the reporting period ended most recently preceding the date thereof, (v) the most recent determination letter or opinion letter received from the IRS with respect to each Benefit Plan that is intended to be qualified under Section 401(a) of the Code and (vi) all material notices with respect to any Benefit Plan that were given by any Governmental Authority to Protective, any Protective Subsidiary or any ERISA Affiliate of the foregoing or any Benefit Plan in the last three plan years ending prior to the date of this Agreement or in the period ending on the date of this Agreement. Section 4.15(a) of the Protective Disclosure Letter contains an accurate and complete list of each material Benefit Plan in effect as of the date of this Agreement.

          (b)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) no liability under Title IV of ERISA has been incurred by Protective or any ERISA Affiliate of Protective that has not been satisfied in full when due, and no condition exists that could be reasonably expected to present a material risk to Protective or any ERISA Affiliate of Protective of incurring a liability under Title IV of ERISA, (ii) no Benefit Plan subject to the minimum funding requirements of Section 302 of ERISA or any trust established thereunder has failed to meet such minimum funding standards (as described in Section 302 of ERISA), whether or not waived, as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date of this Agreement, (iii) no Benefit Plan is a multiple employer welfare association within the meaning of Section 3(40) of ERISA, (iv) any cessation of benefit accruals under a Benefit Plan was effected in accordance with any applicable requirements of ERISA and the Code, including (to the extent applicable) Section 204(h) of ERISA and (v) all contributions required to be made to any Benefit Plan by applicable Law and the terms of such Benefit Plan, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the Closing Date, have been timely made or paid in full, or, to the extent not required to be made or paid on or before the Closing Date, have been fully reflected in line items on the applicable financial statements of Protective or Protective Subsidiary, as applicable. Neither Protective nor any ERISA Affiliate of Protective maintains or contributes to any Multiemployer Plan and neither Protective nor any ERISA Affiliate of Protective has incurred or has any reason to believe it has incurred or will incur any withdrawal liability under Title IV of ERISA.

          (c)   Each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS, on which it can currently rely, as to its qualification and, to the Knowledge of Protective as of the date of this Agreement, no event has occurred that could reasonably be expected to result in disqualification of such Benefit Plan.

          (d)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each of the Benefit Plans has been maintained, operated and administered in all respects in accordance with its terms and all applicable Laws, including ERISA and the Code.

          (e)   Section 4.15(e) of the Protective Disclosure Letter includes an accurate and complete list of all change in control, severance and similar agreements to which any officer of Protective is a party as of the date hereof and information in reasonable detail regarding all Equity Rights held by such officer as of the date of this Agreement. Except as otherwise disclosed in the Contracts and information set forth on Section 4.15(e) of the Protective Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former director, officer, employee or agent of Protective or any Protective Subsidiary to any material severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such current or former director, officer, employee or agent. The consummation of the transactions contemplated by this Agreement will not result in any material prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or accelerate the funding of any nonqualified deferred compensation plan or arrangement.

          (f)    Section 4.15(f) of the Protective Disclosure Letter includes an accurate and complete list of each material Benefit Plan that provides benefits, including death or medical benefits (whether or not insured), with respect to current or former directors, officers, employees or agents of Protective or any Protective Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits or retirement benefits under any "employee pension plan" (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of Protective or a Protective Subsidiary or (iv) benefits the full costs of which are borne by the current or former director, officer, employee or agent or his or her beneficiary.

          (g)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, there are no pending or, to the knowledge of Protective, threatened claims by or on behalf of any of the Benefit Plans, by any employee or beneficiary covered under any Benefit Plan or otherwise involving any Benefit Plan.

          (h)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each Benefit Plan and each employment, management, severance, consulting, relocation, repatriation, expatriation or similar agreement between Protective or any Protective Subsidiary and any current or former employee, consultant or independent contractor that provides deferred compensation subject to Section 409A of the Code is in compliance with applicable guidance under Section 409A of the Code in form and operation.

          (i)    Except for circumstances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, Protective or a Protective Subsidiary, as applicable, has the right to modify and terminate benefits (other than vested benefits) with respect to both retired and active employees under each Benefit Plan (other than vested benefits under any defined benefit or defined contribution retirement plans).

        SECTION 4.16.    Employees; Labor Matters.     Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) as of the date of this Agreement, there is no organizational effort currently being made or, to the Knowledge of Protective, threatened by or on behalf of any labor union, works council, employee committee or representative or other labor organization to organize any employees of Protective or any Protective Subsidiary and (ii) as of the date of this Agreement, to the Knowledge of Protective, no petition has been filed, nor has any Proceeding been instituted by any employee of Protective or any Protective Subsidiary or group of employees of Protective or any Protective Subsidiary with any labor relations board or commission seeking recognition of a collective bargaining or similar representative in the past three years. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, there is no labor union, works council, employee committee or representative or other labor organization representing employees of Protective or any Protective Subsidiary which, pursuant to applicable Law or any applicable collective bargaining agreement or other Contract, must be notified, consulted or with which negotiations are required to be conducted in connection with the transactions contemplated by this Agreement. Neither Protective nor any Protective Subsidiary is party to or otherwise bound by any collective bargaining agreement or similar labor Contract with any labor union, works council, employee committee or representative or other labor organization with respect to employees of Protective or any Protective Subsidiary.

        SECTION 4.17.    Intellectual Property.

          (a)   Except in respects that, individually or in the aggregate, have not had and would not be reasonably expected to have a Material Adverse Effect, Protective and the Protective Subsidiaries are the owners of (with valid right, title and interest in), free and clear of all Liens (except Permitted Liens), and have a valid right to use in their business as currently conducted, all items of Owned Intellectual Property. Protective and the Protective Subsidiaries have a valid right to use in their business as currently conducted all items of Intellectual Property that are the subject of any Intellectual Property License Agreement, subject to the terms of the applicable Intellectual Property License Agreement and except where the failure to have the right to use such Owned Intellectual Property, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   There are no pending or, to the Knowledge of Protective, threatened Proceedings before any court, agency, arbitral tribunal or registration authority in any jurisdiction alleging that the activities or conduct of the business of Protective and the Protective Subsidiaries infringe upon, misappropriate or constitute the unauthorized use of the Intellectual Property rights of any third party or challenging Protective's ownership, use, validity, enforceability or registrability of any Owned Intellectual Property, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (c)   To the Knowledge of Protective, the conduct of the business of Protective and the Protective Subsidiaries by Protective as currently conducted does not infringe upon or misappropriate (either directly or indirectly, such as through contributory infringement or inducement to infringe) any Intellectual Property rights of any other Person, except where such infringement or misappropriation, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (d)   To the Knowledge of Protective, no third party is misappropriating, infringing, or diluting any Owned Intellectual Property, and no Proceedings or other adversarial claims have been brought or threatened against any third party by Protective, except for such misappropriation, infringement or dilution or Proceeding or claim that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (e)   Protective and the Protective Subsidiaries have taken reasonable measures to protect the confidentiality of their Trade Secrets. None of the material Trade Secrets of Protective and the Protective Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a nondisclosure agreement, except where such disclosure or authorization, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect. To the Knowledge of Protective, no third party to any nondisclosure agreement with Protective or any Protective Subsidiary is in material breach, violation or default, except where such breach, violation or default, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

          (f)    Protective and the Protective Subsidiaries are and, since January 1, 2011, have been in compliance with all applicable federal, state, local and foreign Laws, as well as their own policies, relating to privacy, data protection, breach notification, export and the collection and use of Personal Data and user information gathered or accessed in the course of the operations of its business, except where such noncompliance, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect. Protective and the Protective Subsidiaries use commercially reasonable measures to protect the secrecy of Personal Data that they collect and maintain and to prevent unauthorized access to such Personal Data by any Person. Since January 1, 2011, none of Protective or the Protective Subsidiaries nor, to the Knowledge of Protective, any third Person working on behalf of any of them, has had a breach of security or an incident of unauthorized access, disclosure, use destruction or loss of any Personal Data and, with respect to any such breach or incident, each of them has complied with all data breach notification and related obligations under all applicable Laws and has taken reasonable corrective action to prevent recurrence of the foregoing, except, with respect to any of the foregoing, to the extent any such breach or incident, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (g)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, all Internal IT Systems (i) are in good repair and operating condition and are adequate and suitable for the purposes for which they are being used or held for use, (ii) conform in all material respects with their related documentation and (iii) to the Knowledge of Protective, do not contain any Virus that would reasonably be expected to interfere with the ability to conduct their respective businesses as currently conducted. Protective and the Protective Subsidiaries in the operation of their respective businesses, maintain and follow a commercially reasonable disaster recovery plan that will enable the Internal IT Systems to be replaced and substituted in the event of a disaster without material disruption to their business.

        SECTION 4.18.    Contracts.

          (a)   As of the date of this Agreement, all Contracts required to be filed as exhibits to the SEC Documents have been so filed. Section 4.18(a) of the Protective Disclosure Letter sets forth a true and complete list of the following Contracts to which Protective or any Protective Subsidiary is a party or by which it is bound, except for the Golden Gate Contracts and those Contracts and other documents filed as exhibits to, or incorporated by reference in, the SEC Documents:

              (i)  any joint venture, partnership, limited liability company or other similar Contract relating to the formation, creation, operation, management, sharing of profit or losses or control of any partnership, strategic alliance or joint venture, in each case, material to Protective and the Protective Subsidiaries, taken as a whole, but excluding investment portfolio transactions in the ordinary course of business consistent with past practices;

             (ii)  any Contract, including any option Contract, entered into since January 1, 2006, relating to the acquisition or disposition, with material obligations remaining to be performed or material liabilities continuing after the date of this Agreement, of any business or real property that is material to Protective and the Protective Subsidiaries, taken as a whole (whether by merger, sale of stock, sale of assets or otherwise);

            (iii)  any investment advisory Contract or any other Contract relating to investment management, investment advisory or subadvisory services to which any Protective Insurance Subsidiary is a party or under which any Protective Subsidiary provides such services and which involves annual fee revenue in excess of $1,000,000 per year;

            (iv)  the top five Contracts, measured by payments received thereunder by Protective and the Protective Subsidiaries during the 12-month period ended December 31, 2013, under which any Protective Insurance Subsidiary or any Separate Account invests in or provides services to any mutual fund in connection with any Insurance Contract;

             (v)  the top five Distribution Agreements, measured by commissions and other fees paid by Protective and the Protective Subsidiaries thereunder in the 12-month period ended December 31, 2013;

            (vi)  any Contract (including any exclusivity Contract) that limits or restricts or purports to limit or restrict either the type of business in which Protective or any Protective Subsidiary (or, after the Effective Time, the Surviving Corporation or its Affiliates) may engage or the manner or locations in which any of them may so engage in any business, including any covenant not to compete (geographically or otherwise), "most favored nations" or similar rights, in each case that is material to Protective and the Protective Subsidiaries, taken as a whole;

           (vii)  any Contract that imposes "standstill" restrictions on any Person with respect acquisitions of Common Stock or mergers, consolidations, acquisitions of stock or assets or other business combinations involving Protective or any Protective Subsidiary; or

          (viii)  any "material contract" within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act that has not been filed as an exhibit to or incorporated by reference in the SEC Documents filed prior to the date of this Agreement.

          (b)   The Contracts listed or required to be listed in Section 4.18(a) of the Protective Disclosure Letter or filed as an exhibit to any SEC Document are referred to herein as the "Protective Contracts." Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) each Protective Contract is a valid and binding Contract of Protective or a Protective Subsidiary, as the case may be, and to the Knowledge of Protective, each other party thereto, and is in full force and effect, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity and (ii) none of Protective, any Protective Subsidiary or, to the Knowledge of Protective, any other party thereto is (with or without notice or lapse of time, or both) in default or breach under the terms of any such Protective Contract. Protective has made available to Dai-ichi accurate and complete copies of each such Protective Contract (including all modifications and amendments thereto and any material waivers by Protective or the applicable Protective Subsidiary thereunder).

        SECTION 4.19.    Environmental Laws and Regulations.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (a)   Protective and the Protective Subsidiaries are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all Environmental Permits currently required for their respective business and operations.

          (b)   Since January 1, 2011, neither Protective nor any of the Protective Subsidiaries has received any written notice of violation, notification of liability, demand, request for information, citation, summons or order alleging any liability of Protective or any Protective Subsidiaries pursuant to any Environmental Law. No complaint has been filed, and no penalty or fine has been assessed, against Protective or any Protective Subsidiaries in writing by any Governmental Authority under any applicable Environmental Law that remains unresolved. No remedial or corrective action by Protective or any Protective Subsidiaries is being required or requested to be taken (or, to the Knowledge of Protective, is being threatened) in writing by any Governmental Authority or any other Person. No Proceeding is pending or, to the Knowledge of Protective, threatened by any Person against Protective or any Protective Subsidiary relating to or arising under any Environmental Law.

          (c)   No Release of Hazardous Substances has occurred at, on, above, under or from any properties currently or, to the Knowledge of Protective, formerly owned, leased, operated or used by Protective or any Protective Subsidiary that, in each case, has resulted in or would reasonably be expected to result in any cost, liability or obligation of Protective or any Protective Subsidiary under applicable Environmental Law for any cleanup or other remedial action.

          (d)   Except in compliance with applicable Environmental Law, neither Protective nor any Protective Subsidiary is currently operating any landfill, surface impoundment, disposal area or underground storage tank at any properties or assets currently owned, leased, operated or used by Protective or any Protective Subsidiary.

          (e)   There have been no Releases of Hazardous Substances that could reasonably be expected to result in any liability or obligation of Protective or any Protective Subsidiary under any Environmental Law for any cleanup or other remedial action relating to (i) the environmental conditions at, on or under any properties or assets currently owned, leased, operated or used (or, to the Knowledge of Protective, formerly owned, leased operated or used) by Protective or any Protective Subsidiary or (ii) the past or present use, management, handling, transport, treatment, generation, storage or disposal of Hazardous Substances by Protective or any Protective Subsidiary.

        SECTION 4.20.    Insurance Coverage.     Protective and the Protective Subsidiaries maintain policies of insurance in such amounts and against such risks as Protective believes to be commercially reasonable. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all such insurance policies are in full force and neither Protective nor any of the Protective Subsidiaries is in breach or default under any such policy.

        SECTION 4.21.    Protective Insurance Subsidiaries.

          (a)   Each Protective Subsidiary that conducts the business of insurance (each, a "Protective Insurance Subsidiary") holds all material Permits necessary to conduct its business as currently conducted. All such material Permits are valid and in full force and effect. No Protective Insurance Subsidiary is "commercially domiciled" under the Laws of any jurisdiction. Protective and the Protective Insurance Subsidiaries have timely filed all material reports, statements, documents, registrations, filings or submissions (including any sales material) required to be filed with any Governmental Authority since January 1, 2011 in the manner prescribed by applicable Laws. Such reports, statements, documents, registrations, filings and submissions complied when filed with the requirements of applicable Laws, and no deficiencies have been asserted in writing by any such Governmental Authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been remedied, except for any non-compliance or deficiencies that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   Neither Protective nor any of the Protective Insurance Subsidiaries is a party to any written Contract, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any cease-and-desist or other order or directive by, or a recipient of any extraordinary supervisory letter from, or has adopted any policy, procedure or board or stockholder resolution at the request of, any Governmental Authority that restricts materially the conduct of its business or gives rise to any capital maintenance obligations.

        SECTION 4.22.    Statutory Statements; Examinations.

          (a)   Protective has made available to Dai-ichi accurate and complete copies of all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and actuarial opinions, affirmations or certifications filed or submitted by each Protective Insurance Subsidiary with or to the appropriate Governmental Authority of the jurisdiction in which such Protective Insurance Subsidiary is domiciled since the later of January 1, 2011 and the date such Protective Insurance Subsidiary became a Subsidiary of Protective (collectively, the "Protective Statutory Statements"). The financial statements included in the Protective Statutory Statements were prepared in conformity with SAP in effect as of the date of the respective Protective Statutory Statements, applied on a consistent basis during the periods involved, and fairly present in all material respects the statutory financial position of the relevant Protective Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus of such Protective Insurance Subsidiary for the respective periods then ended. The Protective Statutory Statements complied in all material respects with all applicable Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any

  Governmental Authority with respect to any of the Protective Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Governmental Authority.

          (b)   Protective has made available to Dai-ichi true and complete copies of all material examination reports and market conduct reports of any Governmental Authority received by it on or after January 1, 2011 through the date of this Agreement. To the Knowledge of Protective, all material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Governmental Authority.

        SECTION 4.23.    Reinsurance.     Each reinsurance treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Protective Insurance Subsidiary cedes premium (the "Protective Reinsurance Contracts") is valid and binding on the applicable Protective Insurance Subsidiary, and to the Knowledge of Protective, each other party thereto, and is in full force and effect, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity, and except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. None of the applicable Protective Insurance Subsidiaries or, to the Knowledge of Protective, any counterparty to any Protective Reinsurance Contract is (with or without notice or lapse of time or both) in default or breach under the terms of such Protective Reinsurance Contract, except where such default or breach, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. None of the Protective Insurance Subsidiaries or, to the Knowledge of Protective, any reinsurer under any Protective Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No notice of intended cancellation has been received by the Protective Insurance Subsidiary from any such reinsurer, and there are no disputes under any Protective Reinsurance Contract, except for cancellations or disputes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, no Protective Reinsurance Contract contains any provision providing that any party thereto (other than Protective or any Protective Subsidiary) may terminate, cancel or commute the same by reason of the consummation of the Merger.

        SECTION 4.24.    Insurance Reserves; Actuarial Reports.

          (a)   The reserves for benefits, losses (including incurred but not reported losses and losses in course of settlement), claims, expenses and unearned premium arising under or in connection with the Insurance Contracts (collectively, "Insurance Reserves") contained in the Protective Statutory Statements (i) were based on assumptions and methodologies that were in accordance with or more conservative than those called for in the provisions of the relevant Insurance Contracts, (ii) were determined in accordance with generally accepted actuarial standards consistently applied throughout the specified period and the immediately prior period, (iii) are fairly stated in accordance with sound actuarial principles and SAP and (iv) satisfied the requirements of all applicable Laws with respect to the establishment of reserves and are at least as great as the minimum aggregate amounts required by applicable Law. Protective does not make any representation or warranty in this Section 4.24 or in any other provision of this Agreement to the effect that the Insurance Reserves will be sufficient or adequate for the purposes for which they were established or that such Insurance Reserves may not develop adversely or, subject to Section 4.23, that the reinsurance recoverables taken into account in determining the amount of the Insurance Reserves will be collectible.

          (b)   Protective has made available to Dai-ichi an accurate and complete copy of any material actuarial reports prepared by third-party actuaries with respect to any Protective Insurance Subsidiary from January 1, 2011 (or such later date as the applicable Protective Insurance Subsidiary became a Subsidiary of Protective) through the date of this Agreement, and all attachments, addenda, supplements and modifications thereto (the "Protective Actuarial Analyses"). The factual information and data furnished by any Protective Insurance Subsidiary to its actuaries in connection with the preparation of the Protective Actuarial Analyses were (i) obtained from the books and records of the relevant Protective Insurance Subsidiaries and (ii) complete and accurate in all material respects.

        SECTION 4.25.    Insurance Contracts.     The Insurance Contracts are, and since January 1, 2011 have been, to the extent required under applicable Law, on forms and at rates approved by applicable Governmental Authorities or filed and not objected to by such Governmental Authority within the period provided for objection, in each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.26.    Distributors.

          (a)   Each of the Protective Insurance Subsidiaries, each of the Affiliated Distributors and, to the Knowledge of Protective, each of their respective Independent Distributors are and have been since January 1, 2011, in connection with the Insurance Contracts, in compliance in all material respects with all applicable Laws regulating the marketing and sale of life insurance policies and annuity contracts, regulating advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions. For purposes of this Section 4.26(a), (i) "advertisement" means any material designed to create public interest in life insurance policies and annuity contracts or in an insurer, or in an insurance producer, or to induce the public to purchase, increase, modify, reinstate, borrow on, surrender, replace or retain such a policy or contract and (ii) "replacement transaction" means a transaction in which a new life insurance policy or annuity contract is to be purchased by a prospective insured and the proposing producer knows or should know that one or more existing life insurance policies or annuity contracts will lapse, or will be forfeited, surrendered, reduced in value or pledged as collateral.

          (b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, since January 1, 2011 (i) each Affiliated Distributor and, to the Knowledge of Protective, each Independent Distributor, at the time that such Distributor wrote, sold or produced any Insurance Contract, was duly licensed, authorized and appointed (for the type of business written, sold or produced by such Distributor) in the particular jurisdiction in which such Distributor wrote, sold or produced such business, and no such Distributor violated any term or provision of applicable Law relating to the writing, sale or production of such business in any material respect, (ii) no Affiliated Distributor and, to the Knowledge of Protective, no Independent Distributor has breached the terms of any agency or broker Contract with Protective, any Protective Insurance Subsidiary or any of their respective Affiliates in any material respect or violated any applicable Law or policy of Protective, any Protective Subsidiary or any such Affiliate in the solicitation, negotiation, writing, sale or production of such business in any material respect and (iii) no Affiliated Distributor and, to the Knowledge of Protective, no Independent Distributor has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation in any material respect of any applicable Law in connection with such Distributor's actions in his, her or its capacity as a Distributor for the Insurance Contracts, and there exists no enforcement or disciplinary proceeding alleging any such violation.

        SECTION 4.27.    Separate Accounts.

          (a)   Each Separate Account is (i) duly and validly established and maintained in compliance in all material respects with applicable Law and (ii) is operating and, at all times since January 1, 2011 (or, if later, the date of its establishment), has been operated in compliance in all material respects with applicable Law.

          (b)   Each Separate Account is either duly registered as an investment company under the Investment Company Act, and such registration is in full force and effect, or is excluded from the definition of "investment company" pursuant to Section 3(c)(1), 3(c)(7) or 3(c)(11) of the Investment Company Act. Each Separate Account that is registered under the Investment Company Act is, and since January 1, 2011 has been, operated in compliance with the Investment Company Act, has filed all reports and amendments of its registration statement required to be filed, has been granted all exemptive relief necessary to conduct its operations as currently conducted, and is in compliance with all conditions to any such relief, except, in each case, as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Insurance Contracts under which Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and such registration statement is currently in effect to the extent necessary to allow the applicable Protective Insurance Subsidiary to receive contributions under such Insurance Contracts. Since January 1, 2011, the relevant registration statements, at the time that each became effective, contained no untrue statement of a material fact, and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (c)   Since January 1, 2011, each prospectus, offering document, sales brochure, sales literature or advertising material, as amended or supplemented, relating to any Separate Account, as of their respective mailing dates or dates of use, complied in all material respects with applicable Law, including U.S. federal and state securities Laws and Insurance Laws. Since January 1, 2011, all advertising or marketing materials relating to a Separate Account that were required to be filed with FINRA or any other Governmental Authority have been or will be timely filed therewith, except where such failure to comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.28.    Product Tax Matters.

          (a)   The Tax treatment of each Insurance Contract is not, and since the time of issuance or subsequent modification has not been, less favorable to the purchaser, policyholder or intended beneficiaries thereof, than the Tax treatment either that was purported to apply in written materials provided by the issuer of such Insurance Contract, in each case at the time of its issuance (or any subsequent modification of such Insurance Contract) or for which such Insurance Contract would reasonably have been expected to qualify at the time of issuance (or subsequent modification), in each case except where the failure to have such Tax treatment, individually or in the aggregate, is not, and would not reasonably be expected to be, material to the issuer of any such Insurance Contract. The issuer of any Insurance Contract has no reason to believe that the Tax treatment of any such Insurance Contract will at any time be less favorable to the purchaser, policyholder or intended beneficiaries thereof than the Tax treatment either that was purported to apply in written materials provided by the issuer of such Insurance Contract, in each case at the time of its issuance (or any subsequent modification of such Insurance Contract), or for which any such Insurance Contract would reasonably have been expected to qualify, at the time of issuance (or subsequent modification), except where the failure to have such tax treatment would not be material to any such issuer.

          (b)   The issuer of each Insurance Contract maintains systems that are adequate to maintain compliance with qualification provisions of the Code, including Sections 7702 and 7702A of the Code, and to comply with the withholding and reporting requirements of the Code applicable to the Insurance Contracts, including Sections 3405 and 6047 of the Code, except where failure to maintain such systems would not be material to any such issuer.

        SECTION 4.29.    Investment Assets.

          (a)   Protective has made available to Dai-ichi (i) a true, correct and complete list of all of the investment assets and cash owned beneficially or of record by any of the Protective Insurance Subsidiaries (together with investment assets and cash owned beneficially or of record by Protective or any other Protective Subsidiary, the "Investment Assets") as of March 31, 2014 and (ii) accurate and complete copies of the investment policies and guidelines applicable to the Protective Insurance Subsidiaries' investment activities in effect as of the date of this Agreement (the "Investment Guidelines").

          (b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (i) each of the Investment Assets owned by a Protective Insurance Subsidiary complied in all material respects with the investment policies and guidelines as in effect at the time such Investment Asset was acquired by the applicable Protective Insurance Subsidiary and (ii) Protective and each Protective Subsidiary has good and marketable title in and to all of the Investment Assets it purports to own, free and clear of all Liens, other than Permitted Liens.

          (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (i) neither Protective nor any Protective Subsidiary has any material funding obligations of any kind, or material obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets and (ii) there are no material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which Protective or any Protective Subsidiary may be subject upon or after the Closing.

        SECTION 4.30.    Investment Advisers.

          (a)   Each Protective Adviser is registered with the SEC as an investment adviser under the Advisers Act or is exempt from such registration and is registered as an investment adviser in each state in which such registration is required, and each Protective Adviser is a member in good standing of such other organizations in which its membership is required in order to conduct its business as now conducted, in each case except such failures, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   No Protective Adviser is required to register as a commodity trading adviser or commodity pool operator with the U.S. Commodity Futures Trading Commission.

          (c)   Each Protective Adviser has filed a Form ADV with the appropriate Governmental Authorities, which form at the time of filing, and as amended and supplemented as of the date hereof, is in effect pursuant to and in material compliance with the requirements of the Advisers Act or applicable state investment adviser Laws. Protective has made available to Dai-ichi accurate and complete copies of such Forms ADV as amended or supplemented through the date of this Agreement.

          (d)   Each Protective Adviser has adopted a code of ethics, which complies in all material respects with all applicable provisions of the Advisers Act (including Section 204 thereof and Rule 204A-1 thereunder), and each Protective Adviser has adopted a written policy regarding insider trading and other material policies as required by applicable Law, copies of which have been made available to Dai-ichi. Since January 1, 2011, there have been no material violations or, to the Knowledge of Protective, allegations of material violations of such code of ethics, insider trading policies and material policies.

          (e)   The officers and employees of Protective and the Protective Subsidiaries who are required to be approved, licensed or registered as investment advisory representatives for the activities conducted by them on behalf of Protective and the Protective Subsidiaries are and at all times since January 1, 2011 have been duly approved, licensed or registered in each state or jurisdiction in which and with each Governmental Authority with whom such approval, licensing or registration is so required, except where the failure to be so approved, licensed or registered, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (f)    Each ERISA client to which a Protective Adviser provides investment management, advisory or sub-advisory service has, since January 1, 2011, been managed or advised by such Protective Adviser such that the exercise of such management or provision of such advisory services is in compliance in all material respects with (i) the applicable requirements of ERISA and Section 4975 of the Code and (ii) the applicable Contract. The Protective Advisers do not provide discretionary advisory services to any ERISA client.

        SECTION 4.31.    Broker-Dealers.     Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

          (a)   Each Protective Broker-Dealer is and has been, since January 1, 2011, duly registered as a broker-dealer under the Exchange Act and in all jurisdictions where such registration, licensing or qualification is so required. Since January 1, 2011, none of Protective or the Protective Subsidiaries other than the Protective Broker-Dealers engages or has engaged in Broker-Dealer Activities other than pursuant to an exemption from registration. Each Protective Broker-Dealer is a member of FINRA and such other organizations in which its membership is required in order to conduct its business as now conducted, except as , individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Protective has made available to Dai-ichi accurate and complete copies of each Protective Broker-Dealer's Form BD as most recently filed with the SEC and all state registration forms, each as amended to the date of this Agreement. The information contained in each such form was accurate and complete in all material respects at the time of filing and each Protective Broker-Dealer has made all amendments to such form as it is required to make under any applicable Law, except as , individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   No Protective Broker-Dealer nor, to the Knowledge of Protective, any "associated person" (within the meaning of the Exchange Act) of any Protective Broker-Dealer is ineligible or disqualified pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person of a registered broker-dealer. There is no Proceeding pending or, to the Knowledge of Protective, threatened in writing that would reasonably be expected to result in any Protective Broker-Dealer or, to the Knowledge of Protective, any "associated person" (as defined in the Exchange Act or the rules under FINRA (the "FINRA Rules")) thereof becoming ineligible to act in such capacity.

          (c)   Each of the Protective Broker-Dealers' respective officers, employees, "associated persons" (as defined under the FINRA Rules) and independent contractors, or any other natural persons who are "associated persons" of Protective or a Protective Subsidiary and who are parties to any selling, distribution or wholesaling agreement to which a Protective Broker-Dealer is a party, who are required under applicable Law to be registered, licensed or qualified as a "registered representative" (as such term is defined under the FINRA Rules) are, and have been since January 1, 2011, duly registered as such and such registrations are and were, since January 1, 2011, in full force and effect, or are or were in the process of being registered as such within the time periods required by any Governmental Authority, as applicable, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

        SECTION 4.32.    Excess Reserve Financing Arrangements.

          (a)   The Contracts listed in Section 4.32 of the Protective Disclosure Letter (the "Golden Gate Contracts") constitute all of the material contracts comprising the excess reserve financing arrangements known as Golden Gate, Golden Gate II, Golden Gate III, Golden Gate IV and Golden Gate V. Each of the Golden Gate Contracts is valid and binding on Protective or the applicable Protective Subsidiary that is a party thereto, as the case may be, and to the Knowledge of Protective, each other party thereto, and is in full force and effect, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity. None of Protective, any Protective Subsidiary or, to the Knowledge of Protective, any other party thereto is (with or without notice or lapse of time, or both) in default or breach in any material respect under the terms of any such Golden Gate Contract. Protective has made available to Dai-ichi accurate and complete copies of each such Golden Gate Contract (including all modifications and amendments thereto and any material waivers by Protective or the applicable Protective Subsidiary thereunder). To the Knowledge of Protective, (i) no counterparty under any such Golden Gate Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and (ii) the financial condition of any such counterparty is not impaired to the extent that a default thereunder is reasonably anticipated. No notice of intended cancellation or termination has been received by Protective or by any of the Protective Subsidiaries from any such counterparty, and neither Protective nor any of the Protective Subsidiaries has received or delivered any notice of dispute under any such Golden Gate Contract, except as would not reasonably be expected to permit any such counterparty to terminate any such Golden Gate Contract or would not otherwise reasonably be expected to be materially adverse to Protective and the Protective Subsidiaries, considered as a whole.

          (b)   Protective and the applicable Protective Subsidiaries have received all material clearances, consents, approvals, orders, waivers, licenses or authorizations of or from, and have made all material declarations and filings with, all Governmental Authorities required to be obtained or made by Protective and such Protective Subsidiaries in connection with the consummation of the transactions contemplated by the Golden Gate Contracts and all such clearances, consents, approvals, orders, waivers, licenses and authorizations are in full force and effect and have not been withdrawn, revoked or rescinded. With respect to any reinsurance agreement included in the Golden Gate Contracts for which any Protective Insurance Subsidiary has taken credit on a balance sheet included within the Protective SAP Statements, such taking of credit was in compliance with the applicable Law of the Protective Insurance Subsidiary's domiciliary state. No Golden Gate Contract contains any provision providing that any party thereto (other than Protective or a Protective Subsidiary) may terminate, cancel or commute the same by reason of the consummation of the Merger.

          (c)   Since the date of this Agreement, The National Association of Insurance Commissioners has not changed its accreditation standards, and there has not been any change in statutory accounting principles or applicable Law (including model Laws) adopted by the National Association of Insurance Commissioners, in either case that: (A)(i) relates to the use of captive reinsurers as a means of financing statutory reserves associated with level premium term life insurance policies and universal life insurance policies with secondary guarantee or (ii) changes the required treatment under SAP of the financings effected through the Golden Gate Contracts; and

  (B) after giving effect to any measures that have been taken by Protective or any of its Affiliates, or Dai-ichi or any of its Affiliates, pursuant to Section 6.09(d) to mitigate the effects of any such change, has had a material adverse effect on the statutory financial condition of the Protective Insurance Subsidiaries that are cedants under the Golden Gate Contracts, taken as a whole, as would be reflected in financial statements of such Protective Insurance Subsidiaries prepared in accordance with applicable SAP as of the Closing Date

        SECTION 4.33.    Opinion of Financial Advisor.     The Board of Directors of Protective has received the written opinion of Morgan Stanley & Co. LLC (the "Protective Financial Advisor"), dated as of June 3, 2014 that, as of such date and subject to the limitations and assumptions set forth therein, the Per Share Merger Consideration to be paid to the holders of Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders.

        SECTION 4.34.    Brokers.     No Person other than the Protective Financial Advisor is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any Party in connection with the transactions contemplated by this Agreement based upon Contracts made by or on behalf of Protective or any Protective Subsidiary. Protective has made available to Dai-ichi an accurate and complete copy of each Contract between Protective or any Protective Subsidiary and the Protective Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.

        SECTION 4.35.    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article IV, Dai-ichi acknowledges that none of Protective, the Protective Subsidiaries or any other Person on behalf of Protective makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF DAI-ICHI AND MERGER SUB

        Except as otherwise disclosed in the letter (the "Dai-ichi Disclosure Letter") dated as of the date hereof and delivered to Protective by Dai-ichi with respect to this Agreement (it being understood that any information contained therein will qualify and apply to the representations and warranties in this Article V to which the information is specifically stated as referring to and will qualify and apply to other representations and warranties in this Article V to the extent that it is reasonably apparent that such disclosure also qualifies or is responsive to such other sections), Dai-ichi and Merger Sub jointly and severally represent and warrant to Protective as follows:

        SECTION 5.01.    Organization.     Dai-ichi is a joint stock company (kabushiki kaisha) duly incorporated, validly existing and in good standing under the Laws of Japan. Dai-ichi has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where failure to have such power or authority, individually or in the aggregate, has not prevented or materially impaired or materially delayed and would not reasonably be expected to prevent or materially impair or materially delay the ability of Dai-ichi to consummate the Merger. Dai-ichi has made available to Protective accurate and complete copies of its Constituent Documents, as amended and in effect on the date of this Agreement.

        SECTION 5.02.    Merger Sub.

          (a)   Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where failure to be so incorporated or organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not prevented or materially impaired or materially delayed and would not reasonably be expected to prevent or materially impair or materially delay the ability of Dai-ichi to consummate the Merger.

          (b)   Dai-ichi is, directly or indirectly, the record holder and Beneficial Owner of all of the outstanding Securities of Merger Sub, free and clear of any Liens. All of the Securities so owned by Dai-ichi have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares have been issued in violation of any preemptive or similar rights by which Dai-ichi or any of its Subsidiaries is bound.

          (c)   Merger Sub has been formed by Dai-ichi solely for purposes of the transactions contemplated by this Agreement. Merger Sub has not conducted any business or activities other than those incident to its formation and pursuant to this Agreement and the transactions contemplated hereby.

        SECTION 5.03.    Authorization; Board Approval.

          (a)   Each of Dai-ichi and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Dai-ichi or Merger Sub are necessary for it to authorize this Agreement or to consummate the transactions contemplated by this Agreement, except for the filing of the appropriate merger documents as required by the DGCL. No vote of holders of capital stock of Dai-ichi is necessary to approve this Agreement and the Merger and to consummate the other transactions contemplated by this hereby. This Agreement has been duly and validly executed and delivered by each of Dai-ichi and Merger Sub and, assuming due authorization, execution and delivery by Protective, is a legal, valid and binding obligation of each of Dai-ichi and Merger Sub, enforceable against each of Dai-ichi and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.

          (b)   The Board of Directors of Merger Sub, acting by unanimous written consent in lieu of special meeting, has duly adopted resolutions (i) approving this Agreement, (ii) declaring this Agreement advisable and (iii) recommending that Dai-ichi, as Merger Sub's sole stockholder, adopt this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn.

          (c)   The Board of Directors of Dai-ichi, at a meeting duly called and held, has duly and unanimously adopted resolutions adopting this Agreement and approving the payment of the Merger Consideration upon the consummation of the Merger in accordance with this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn.

        SECTION 5.04.    Consents and Approvals; No Violations.

          (a)   Assuming that all Approvals of or from, or Filings with, Governmental Authorities described in Section 4.06(b) and Section 5.04(b) have been obtained or made, the execution and delivery of this Agreement by Dai-ichi and Merger Sub does not and the consummation by Dai-ichi and Merger Sub of the transactions contemplated by this Agreement will not (i) conflict with any provisions of the Constituent Documents of Dai-ichi, Merger Sub or any material Dai-ichi Subsidiary, (ii) violate any Law or Order, (iii) result, after the giving of notice, with lapse of time, or otherwise, in any violation, default or loss of a benefit under, or permit the acceleration or termination of any obligation under or require any consent under, any Contract, (iv) result in the creation or imposition of any Lien upon any properties or assets of Dai-ichi, Merger Sub or any material Dai-ichi Subsidiary or (v) cause the suspension or revocation of any Permit of Dai-ichi or Merger Sub, except, in the case of clauses (ii), (iii), (iv) and (v), any matters that, individually or in the aggregate, have not prevented or materially impaired or materially delayed and would not reasonably be expected to prevent or materially impair or materially delay the ability of Dai-ichi to consummate the Merger.

          (b)   No clearance, consent, approval, order, waiver, license or authorization of or from, or declaration, registration or filing with, or notice to, or permit issued by, any Governmental Authority is required to be made or obtained by Dai-ichi or any Dai-ichi Subsidiary in connection with the execution or delivery of this Agreement by Dai-ichi and Merger Sub or the consummation by Dai-ichi and Merger Sub of the transactions contemplated by this Agreement, except for (i) compliance by Dai-ichi with the HSR Act, (ii) the matters set forth in Section 5.04(b) of the Dai-ichi Disclosure Letter, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, and regulations to permit the consummation of the Merger and (iv) such other matters that, individually or in the aggregate, have not prevented or materially impaired or materially delayed and would not reasonably be expected to prevent or materially impair or materially delay the ability of Dai-ichi to consummate the Merger.

          (c)   As of the date of this Agreement, Dai-ichi has a reasonable basis to believe that all of the clearances, consents, approvals, orders, waivers, licenses or authorizations of or from any Governmental Authority that are necessary for the execution and delivery of this Agreement by Dai-ichi and Merger Sub and the consummation by Dai-ichi and Merger Sub of the Merger and the other transactions contemplated by this Agreement will be obtained prior to the End Date.

        SECTION 5.05.    Litigation.     There is no Proceeding (whether at Law or in equity) pending, or, to the knowledge of Dai-ichi, threatened against or otherwise affecting Dai-ichi, Merger Sub or any Dai-ichi Subsidiary that seeks to enjoin, or would reasonably be expected to have the effect of preventing, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or materially delay, the ability of Dai-ichi to consummate the Merger. There is no Order outstanding against Dai-ichi or Merger Sub or any of their respective properties or assets that would reasonably be expected to prevent or materially impair or materially delay the ability of Dai-ichi to consummate the Merger.

        SECTION 5.06.    Financing.     Dai-ichi and Merger Sub will have available at the Effective Time sufficient funds to make the deposit into the Exchange Fund required pursuant to Section 3.01(b) and to consummate the Merger and the other transactions contemplated hereby.

        SECTION 5.07.    Ownership of Common Stock.     Neither Dai-ichi nor any of its Subsidiaries own any shares of Common Stock and, at the time immediately preceding the execution of this Agreement, neither Dai-ichi nor any of its affiliates or associates (as such terms are defined in Section 203 of the DCGL) was or had been within the prior three years, with respect to Protective, an "interested stockholder" of Protective, as such term is defined in Section 203 of the DGCL.

        SECTION 5.08.    Proxy Statement.     None of the information supplied or to be supplied by Dai-ichi, Merger Sub or any Representative or Affiliate of Dai-ichi or Merger Sub in writing for inclusion in the Proxy Statement will, on the date of filing with the SEC, at the time first mailed to the stockholders of Protective and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Neither Dai-ichi nor Merger Sub makes any representation or warranty with respect to any information supplied by any other Person that is included in the Proxy Statement.

        SECTION 5.09.    Brokers.     No Person other than Goldman, Sachs & Co. is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any Party in connection with the transactions contemplated by this Agreement based upon Contracts made by or on behalf of Dai-ichi or any Dai-ichi Subsidiary.

        SECTION 5.10.    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article V, Protective acknowledges that none of Dai-ichi, Merger Sub or any other Person on behalf of Dai-ichi makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS OF PROTECTIVE

        SECTION 6.01.    Operating Covenants.     From the date of this Agreement until the Effective Time, unless Dai-ichi otherwise consents in writing (which will not be unreasonably withheld, delayed or conditioned) or except as set forth in Section 6.01 of the Protective Disclosure Letter or as otherwise expressly provided for in this Agreement, Protective will, and will cause each of the Protective Subsidiaries to, conduct its business in the ordinary course of business consistent with past practices, and will use its reasonable best efforts to preserve intact its business organization and goodwill and relationships with all Governmental Authorities, customers, suppliers, business associates, distributors, strategic and joint venture partners and others having business dealings with it, to keep available the services of its current officers and key employees and to maintain its current rights and franchises, in each case, consistent with past practices. In addition to and without limiting the generality of the foregoing, except as expressly set forth in Section 6.01 of the Protective Disclosure Letter or as otherwise expressly provided for in this Agreement or as required by applicable Law, from the date of this Agreement until the Effective Time, without the prior written consent of Dai-ichi (which will not be unreasonably withheld, delayed or conditioned), Protective will not, and will not permit any Protective Subsidiary to:

          (a)   amend or modify any of the Constituent Documents of Protective (as amended as provided in Section 4.04(b)) or any Protective Subsidiary;

          (b)   declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its Securities, other than dividends or distributions (i) by wholly-owned Protective Subsidiaries to another such Protective Subsidiary or to Protective or (ii) regular quarterly cash dividends by Protective consistent with past practices to holders of Common Stock, which will not exceed $0.24 per share per calendar quarter;

          (c)   split, combine or reclassify any of its Securities or issue or authorize the issuance of any other Securities or Equity Rights in respect of, in lieu of, or in substitution for, its Securities, other than issuances of shares of Common Stock in connection with the exercise of Equity Rights that are outstanding on the date of this Agreement or granted thereafter in accordance with Section 6.01(e)(i);

          (d)   repurchase, redeem or otherwise acquire or settle any Securities or Equity Rights of Protective or any Protective Subsidiary, or any rights, warrants or options to acquire any such Securities, other than (i) the acquisition by Protective of shares of Common Stock in connection with the surrender of shares of Common Stock by holders of Equity Rights in order to pay the exercise price thereof, (ii) the withholding of shares of Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Stock Plans or pursuant to individual equity compensation award agreements, (iii) the acquisition by Protective of Equity Rights of Protective in connection with the forfeiture of such Equity Rights or (iv) as required by any Benefit Plan as in effect on the date of this Agreement;

          (e)   issue, sell, grant, pledge or otherwise encumber any Securities, or Equity Rights, other than (i) issuances of Equity Rights in the ordinary course of business consistent with past practices in accordance with the terms of the Stock Plans or pursuant to individual award agreements with directors, officers, employees or agents of Protective or the Protective Subsidiaries, (ii) issuances of Common Stock in connection with the exercise of or settlement of Equity Rights that are outstanding on the date of this Agreement or any Equity Rights granted after the date hereof in accordance with the foregoing clause (i) and (iii) issuance of Securities between or among Protective and any wholly-owned Protective Subsidiaries;

          (f)    merge or consolidate with any Person or acquire, directly or indirectly, all or substantially all of the assets or Securities of any other Person;

          (g)   knowingly (after being advised by Dai-ichi that an intended action would violate the covenant set forth in this Section 6.01(g)) establish, acquire or dispose of any affiliated Person that would become a "subsidiary" (kogaisha, as defined under Article 2, item 12 of the Insurance Business Act of Japan), "subsidiary, etc." (ko houjin tou, as defined under Article 13-5-2, paragraph 3 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) or "affiliate, etc." (kanren houjin tou, as defined under Article 13-5-2, paragraph 4 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) of Dai-ichi upon the Closing;

          (h)   knowingly (after being advised by Dai-ichi that an intended action would violate the covenant set forth in this Section 6.01(h)) make any change in lines of business of, or otherwise make such change with respect to, Protective or any affiliated Person that would become a "subsidiary" (kogaisha, as defined under Article 2, item 12 of the Insurance Business Act of Japan), "subsidiary, etc." (ko houjin tou, as defined under Article 13-5-2, paragraph 3 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) or "affiliate, etc." (kanren houjin tou, as defined under Article 13-5-2, paragraph 4 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) of Dai-ichi upon the Closing, as would require a revision to or otherwise affect the application for Approval or the Filing with the Japanese Financial Services Agency;

          (i)    make any loans, advances or capital contributions to, or investments in, any other Person other than (i) by Protective or any wholly-owned Protective Subsidiary to or in Protective or any wholly-owned Protective Subsidiary, (ii) policy loans under Insurance Contracts in the ordinary course of business consistent with past practices, (iii) pursuant to any Contract or other legal obligation existing at the date of this Agreement set forth on Section 6.01(i) of the Protective Disclosure Letter or (iv) acquisitions of Investment Assets consistent with the Investment Guidelines;

          (j)    create, incur, guarantee or assume any Indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement, except (i) Indebtedness incurred in the ordinary course of business consistent with past practices not to exceed $10,000,000 in the aggregate, (ii) Indebtedness incurred under facilities or lines of credit in existence on the date of this Agreement, (iii) Indebtedness in replacement of existing Indebtedness on customary commercial terms, consistent in all material respects with the Indebtedness being replaced, and (iv) guarantees by Protective of Indebtedness of wholly-owned Protective Subsidiaries or guarantees by Protective Subsidiaries of Indebtedness of Protective;

          (k)   make or commit to make any capital expenditure, except for (i) aggregate expenditures (calculated net of proceeds from normal course asset disposals) in an amount not in excess of (and for projects consistent with) the capital expenditure budget made available to Dai-ichi prior to the date of this Agreement (the amount of the capital expenditure budget being set forth in Section 6.01(k) of the Protective Disclosure Letter) and (ii) additional expenditures in an amount not to exceed $10,000,000 in the aggregate;

          (l)    make any material change in the actuarial, underwriting, claims administration, reinsurance, reserving or payment policies, practices or principles of any Protective Insurance Subsidiary;

          (m)  make any material change to the Investment Guidelines or acquire or dispose of any Investment Assets in any manner inconsistent with the Investment Guidelines;

          (n)   abandon, modify, waive or terminate any material Permit;

          (o)   materially amend or, other than pursuant to its current terms, terminate, renew or extend any Protective Contract, or enter into any Contract that would be a Protective Contract if in effect on the date of this Agreement or amend any Golden Gate Contract;

          (p)   other than in the ordinary course of business consistent with past practices, forgive, cancel or compromise any debt or claim, or waive or release any right, of material value, or fail to pay or satisfy when due any material liability or obligation (other than any such liability or obligation that is being contested in good faith);

          (q)   other than in the ordinary course of business consistent with past practices, as required by any Benefit Plan or as necessary to comply with applicable Law, (i) amend or otherwise modify benefits under any Benefit Plan, (ii) accelerate the payment or vesting of benefits or amounts payable or to become payable under any Benefit Plan as currently in effect on the date of this Agreement or (iii) terminate or establish any Benefit Plan;

          (r)   except as required by any Benefit Plan, grant any material increase (determined with reference to the compensation paid to the individuals involved) in the compensation or benefits of directors, officers, employees or agents of Protective or any Protective Subsidiary; provided that Protective or any Protective Subsidiary may grant increases (i) in base salaries to non-executive employees, non-executive officers and agents in the ordinary course of business consistent with past practices or (ii) in compensation and benefits in the context of promotions based on job performance or workplace requirements, in the ordinary course of business consistent with past practices and provided that such increases are consistent with the past practices of increasing compensation and benefits to promoted employees in similar positions;

          (s)   enter into or materially amend or modify any severance, consulting, retention or employment agreement, plan, program or Contract, other than (i) in the case of consulting agreements, in the ordinary course of business consistent with past practices or (ii) with respect to new hires or employees in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practices; provided that (i) in the case of new hires, such agreements, plans, programs or Contracts, or any amendments or modifications thereto, are consistent with the past practices of entering into such agreements, plans, programs or Contracts, for newly hired employees in similar positions and (ii) in the case of promotions, such amendments or modifications are consistent with the past practices of making such amendment or modifications for promoted employees in similar positions;

          (t)    enter into or otherwise become bound by a collective bargaining agreement or similar labor Contract with a labor union, works council, employee committee or representative or other labor organization with respect to employees of Protective or any Protective Subsidiary;

          (u)   settle or compromise any Proceeding involving claims for monetary damages (excluding settlements and compromises relating to Taxes), other than (i) settlements or compromises of claims under Insurance Contracts within applicable policy limits or (ii) settlements or compromises that require only payments of money by Protective or the Protective Subsidiaries without ongoing limits on the conduct or operation of Protective or the Protective Subsidiaries, which payments of money will not exceed $5,000,000 per Proceeding or $15,000,000 in the aggregate for all such

  Proceedings, or enter into any consent, decree, injunction or similar restraint or form of equitable relief that, individually or in the aggregate, are material to Protective and the Protective Subsidiaries, taken as a whole, or would reasonably be expected to impede or delay in any material respect the consummation of the transactions contemplated by this Agreement, including obtaining the Stockholder Approval;

          (v)   adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation, recapitalization or other reorganization of Protective or any Protective Subsidiary; provided that any Tax election otherwise permitted by Section 6.01(w) will not be prohibited by this Section 6.01(v);

          (w)  other than in the ordinary course of business consistent with past practices, (i) make, revoke or amend any material election relating to Taxes, file any amended Tax Return or surrender any right to claim a Tax refund, offset or other reduction in Tax liability, (ii) settle or compromise any Proceeding relating to Taxes in an amount in excess of $2,500,000 per Proceeding or $10,000,000 in the aggregate for all such Proceedings, (iii) make a request for a written ruling of a Taxing Authority relating to Taxes, other than any request for a determination concerning qualified status of any Benefit Plan intended to be qualified under Section 401(a) of the Code or (iv) except as required by Law, change any method of Tax accounting or change the basis for determining any item referred to in Section 807(c) of the Code, in each case, to the extent that such action would reasonably be expected to materially increase the Taxes of Protective or any Protective Subsidiary;

          (x)   for non-Tax purposes, change in any material respect any method of accounting or accounting principles or practices (or any system of internal accounting controls) by Protective or any Protective Subsidiary, except for any such change required by a change in GAAP or SAP or by a Governmental Authority or applicable Law; or

          (y)   agree or commit to do any of the foregoing.

        SECTION 6.02.    Preparation and Mailing of Proxy Statement.

          (a)   As promptly as practicable following the date of this Agreement, Protective will prepare and file the Proxy Statement with the SEC. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act.

          (b)   Protective (i) will provide Dai-ichi with a reasonable opportunity to review and comment on the Proxy Statement (such comments to be provided as promptly as reasonably practicable) and any amendment or supplement to the Proxy Statement and any related communications (including any responses to any comments of the SEC) prior to filing such documents or communications with the SEC, (ii) will not file such document or communication with the SEC prior to receiving the approval of Dai-ichi (which will not be unreasonably withheld, delayed or conditioned) and (iii) will promptly provide Dai-ichi with a copy of all such filings and communications made with the SEC. Protective will, as promptly as reasonably practicable after receipt thereof, provide Dai-ichi with copies of any written comments and advise Dai-ichi of any oral comments with respect to the Proxy Statement received from the staff of the SEC.

          (c)   Protective will cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or that Protective may commence mailing the Proxy Statement. Each of Protective and Dai-ichi will take all actions reasonably required to be taken under any applicable state securities Laws in connection with the Merger and will furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action.

          (d)   If at any time prior to the Effective Time any information relating to the Parties, or any of their respective Affiliates, directors or officers, is discovered by any of the Parties which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Parties will file as promptly as practicable with the SEC a mutually acceptable (as reasonably determined by the Parties) amendment of, or supplement to, the Proxy Statement and, as required by Law, disseminate the information contained in such amendment or supplement to the stockholders of Protective.

        SECTION 6.03.    Stockholders Meeting; Recommendation.

          (a)   Protective will duly take all lawful action, in accordance with its Constituent Documents, to call, give notice of, convene and hold a meeting of the stockholders of Protective (the "Stockholders Meeting") on a date as promptly as practicable after the expiration of the applicable SEC review period for the purpose of obtaining the Stockholder Approval. Subject to Section 6.05, Protective will take all lawful action to solicit and obtain the Stockholder Approval. Without limiting the generality of the foregoing, Protective will engage a proxy solicitation firm reasonably acceptable to Dai-ichi for purposes of assisting in the solicitation of proxies for the Stockholders Meeting.

          (b)   Subject to Section 6.05, the Board of Directors of Protective will include in the Proxy Statement its recommendation of the adoption of this Agreement by the stockholders of Protective to the effect set forth in Section 4.04(c) (the "Recommendation"). Subject to Section 6.05, neither the Board of Directors of Protective nor any committee thereof will (i) fail to include the Recommendation in the Proxy Statement, (ii) change, withhold, withdraw or adversely qualify or modify, or propose publicly to change, withhold, withdraw or adversely qualify or modify, the Recommendation or (iii) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal (any of the foregoing actions, a "Change in Recommendation").

        SECTION 6.04.    Access to Information; Confidentiality.

          (a)   Upon reasonable notice, Protective will, and will cause each of the Protective Subsidiaries to, afford to Dai-ichi and its directors, officers, employees, accountants, auditors, counsel, financial advisors, consultants, financing sources and other advisors or representatives (collectively, "Representatives") reasonable access during normal business hours to the respective properties, books, records (including Tax records), Contracts, commitments and personnel of Protective and the Protective Subsidiaries and will furnish, and will cause to be furnished, as promptly as practicable to Dai-ichi and its Representatives (i) a copy of each material report, including all Protective Statutory Statements, filed or submitted with insurance regulatory authorities after the date of this Agreement and (ii) all other information with respect to Protective and the Protective Subsidiaries, as applicable, as Dai-ichi or its Representatives may reasonably request.

          (b)   Notwithstanding Section 6.04(a), Protective will not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of Protective would (i) violate applicable Law, (ii) waive the protection of an attorney-client privilege or other legal privilege (subject to reasonable cooperation between the Parties with respect to entering into appropriate joint defense, community of interest or similar agreements or arrangements with respect to the preservation of such privileges) or (iii) result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality. Without limiting the foregoing, in the event that Protective does not provide access or information in reliance on the immediately preceding sentence, it will provide notice to Dai-ichi that it is withholding such access or information and will use reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation or risk waiver of such privilege.

          (c)   All information furnished pursuant to this Section 6.04 or otherwise pursuant to this Agreement will be subject to the confidentiality agreement dated as of April 12, 2014 between Protective and Dai-ichi (the "Confidentiality Agreement"). No investigation pursuant to this Section 6.04 will affect the representations, warranties or conditions to the obligations of the Parties contained in this Agreement.

        SECTION 6.05.    Acquisition Proposals.

          (a)   During the period beginning on the date of this Agreement and continuing until 5:00 p.m., New York City time, on June 29, 2014 (such period, the "Solicitation and Early Signing Period" and such date, the "No Shop Period Start Date"), Protective and its Representatives will have the right to (i) initiate, solicit, facilitate or encourage any inquiry or the making or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal and (ii) participate or engage in or continue any discussions or negotiations regarding, furnish to any Person any information or data with respect to, or otherwise cooperate with or take any other action to facilitate any proposal that constitutes or would reasonably be expected to lead to any Acquisition Proposal. Any non-public information relating to Protective and the Protective Subsidiaries furnished to any such Person will be furnished pursuant to and in accordance with a written confidentiality agreement containing confidentiality terms that are no more favorable in the aggregate than those contained in the Confidentiality Agreement (as amended by the terms of this Agreement) (any such confidentiality agreement, an "Acceptable Confidentiality Agreement"). No Acceptable Confidentiality Agreement may contain any provision that would prevent Protective from complying with its obligation to provide any disclosure to Dai-ichi required pursuant to this Section 6.05(a), Section 6.05(d) or Section 6.05(h). All information provided or made available by Protective or any Protective Subsidiary to any Person entering into an Acceptable Confidentiality Agreement that has not been previously provided or made available to Dai-ichi must be provided or made available by Protective concurrently with, or, if impractical, within 48 hours following, the time it is provided or made available to such Person. From the tenth day following the date of this Agreement through the No Shop Period Start Date, Protective will provide a written report to Dai-ichi every five Business Days setting forth (i) the total number of Persons contacted to date pursuant to this Section 6.05(a), (ii) the number of Persons that have affirmatively declined to receive information or enter into discussions regarding an Acquisition Proposal, (iii) the number of Persons that have affirmatively expressed interest in receiving information or entering into discussions regarding an Acquisition Proposal and (iv) the number of Persons that have executed an Acceptable Confidentiality Agreement. The foregoing reports will not be required to include the identity of any of the foregoing Persons. In addition, as of 11:59 p.m., New York City time, on June 28, 2014, Protective will provide Dai-ichi with a written list identifying each Person that, on or prior to such date, has executed an Acceptable Confidentiality Agreement and has not subsequently affirmatively declined to receive information or enter into discussions regarding an Acquisition Proposal. Protective will be required to provide information in accordance with Section 6.05(h) with respect to any Acquisition Proposal received by Protective after the date of this Agreement whether prior to, on or following the No Shop Period Start Date.

          (b)   Except as otherwise permitted by this Section 6.05, from and after the No Shop Period Start Date, Protective and the Protective Subsidiaries will immediately cease and cause to be terminated, and Protective will cause its Representatives to terminate, any existing discussions or negotiations with any Person or its Representatives (other than Dai-ichi and Merger Sub and their Representatives) conducted prior to the No Shop Period Start Date with respect to any Acquisition Proposal.

          (c)   Except as otherwise permitted by this Section 6.05, from and after the No Shop Period Start Date, Protective and the Protective Subsidiaries will not, and Protective will cause its Representatives not to, directly or indirectly (i) initiate, solicit or knowingly facilitate or encourage any inquiry or the making or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) participate or engage in or continue any discussions or negotiations regarding, furnish to any Person any information or data with respect to, or otherwise cooperate with or knowingly take any other action to facilitate any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) enter into any Contract (including any letter of intent, memorandum of understanding or agreement in principle) providing for an Acquisition Proposal (an "Alternative Acquisition Agreement"), (iv) take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination" or similar anti-takeover statute or regulation (including the approval of any Person becoming an "interested stockholder" pursuant to Section 203 of the DGCL), or any restrictive provision of any applicable anti-takeover provision in Protective's Constituent Documents, inapplicable to any transactions contemplated by an Acquisition Proposal or (v) resolve, propose or agree to do any of the foregoing.

          (d)   Notwithstanding Section 6.05(b) and Section 6.05(c), at any time prior to the receipt of the Stockholder Approval, with respect to any Person that has executed an Acceptable Confidentiality Agreement during the Solicitation and Early Signing Period, Protective, after the No Shop Period Start Date, may continue to furnish information and data to such Person or its Representatives pursuant to and in accordance with such Acceptable Confidentiality Agreement and continue to participate and engage in discussions or negotiations with such Person or its Representatives regarding such Acquisition Proposal or any successor Acquisition Proposal, if and only if, and after such time as, such Person submits a bona fide written Acquisition Proposal and the Board of Directors of Protective determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal or successor Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal. Notwithstanding Section 6.05(b) and Section 6.05(c), at any time prior to the receipt of the Stockholder Approval, with respect to any Person that has submitted an unsolicited bona fide written Acquisition Proposal on or after the No Shop Period Start Date that did not result from a breach of this Section 6.05, Protective may furnish information and data to such Person or its Representatives pursuant to and in accordance with an Acceptable Confidentiality Agreement and participate and engage in discussions or negotiations with such Person or its Representatives regarding such Acquisition Proposal, if and only if the Board of Directors of Protective has determined in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal. Any material non-public information provided by Protective or any Protective Subsidiary to any Person entering into an Acceptable Confidentiality Agreement that has not been previously provided to Dai-ichi must be provided to Dai-ichi concurrently with, or, if impractical, within 48 hours following, the time it is provided or made available to such Person.

          (e)   Notwithstanding Section 6.03(b) but subject to Section 6.05(f), at any time prior to the Stockholder Approval, if (i) an Intervening Event has occurred or (ii) Protective receives an Acquisition Proposal that the Board of Directors of Protective has determined constitutes a Superior Proposal, then, in either case, the Board of Directors of Protective may effect a Change in Recommendation if and only if the Board of Directors of Protective has determined in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so would be inconsistent with the directors' fiduciary duties to the stockholders of Protective under applicable Law.

          (f)    Notwithstanding Section 6.05(e), the Board of Directors of Protective may not effect a Change in Recommendation unless (i) the Board of Directors of Protective has first provided written notice to Dai-ichi that it is prepared to effect a Change in Recommendation, which notice will, in the case of the occurrence of an Intervening Event, include a written description in reasonable detail of such Intervening Event, and in the case of a Superior Proposal, attach the most current unredacted version of the proposed agreement relating to such Superior Proposal (or if there is no proposed agreement, a description in reasonable detail of the material terms and conditions of such Superior Proposal, including the identity of the Person making such Superior Proposal) and (ii) Dai-ichi does not make, within five Business Days after the receipt of such notice, a proposal that the Board of Directors of Protective determines in good faith (taking into account any revisions to the terms of the transaction contemplated by this Agreement proposed by Dai-ichi as provided in this Section 6.05(f)), after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, obviates the need for a Change in Recommendation. Protective agrees that, during such five Business Day period, Protective and its Representatives will negotiate in good faith with Dai-ichi and its Representatives regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Dai-ichi. If, following the execution by the Parties of an amendment to this Agreement providing for revisions to the terms of the transactions contemplated by this Agreement that obviate the need for a Change in Recommendation or the proposal by Dai-ichi of such revisions, there is a material change in the facts or circumstances relating to the Intervening Event or to the terms and conditions of the Superior Proposal, in each case that gave rise to such Change in Recommendation, or Protective receives a Superior Proposal from another Person, then the provisions of this Section 6.05(f) will be applicable with respect to a Change in Recommendation relating to such Intervening Event or amended or additional Superior Proposal. Any other provision of this Agreement notwithstanding, Dai-ichi will be permitted to exercise its rights under this Section 6.05(f) on not more than two occasions with respect to a Superior Proposal or a successor Superior Proposal made by any particular Person and Protective will have no obligation under clause (i) of this Section 6.05(f) or otherwise to provide or deliver any subsequent notice that it is prepared to effect a Change in Recommendation with respect to any such Superior Proposal or of any changes to the pertinent Superior Proposal or to afford to Dai-ichi any further period to negotiate or propose changes. If the rights set forth in this Section 6.05(f) have been exercised or are exercisable by Dai-ichi prior to the No Shop Period Start Date with respect to any Acquisition Proposal, the No Shop Period Start Date will be deemed extended until the second day following the day Dai-ichi is no longer entitled to exercise any rights with respect to pertinent Superior Proposal under this Section 6.05(f). Notwithstanding any other provision of this Agreement, Protective may not enter into an Alternative Acquisition Agreement without effecting a Change in Recommendation and complying with the provisions of this Section 6.05(f).

          (g)   Notwithstanding any Change in Recommendation, the Board of Directors of Protective will continue to comply with its obligations under Section 6.02 and Section 6.03 and will submit this Agreement to the stockholders of Protective for the purpose of obtaining the Stockholder Approval unless this Agreement has been terminated prior to the date of the Stockholders Meeting, or any adjournment or postponement thereof, in accordance with Article IX.

          (h)   Except as set forth in Section 6.05(f), as promptly as practicable after the receipt by Protective of any Acquisition Proposal, whether orally or in writing, and in any case within 48 hours after the receipt thereof by an executive officer of Protective, Protective will provide oral or written notice to Dai-ichi of such Acquisition Proposal, the identity of the Person making any such Acquisition Proposal and the material terms and conditions of such Acquisition Proposal. Protective (or its outside counsel) will, in person, by email or by telephone, keep Dai-ichi (or its outside counsel) reasonably informed on a prompt basis (and in any event within 48 hours) with respect to any change to price or other material terms of such Acquisition Proposal. Protective will, promptly upon receipt or delivery thereof (and in any event within 48 hours), provide Dai-ichi (or its outside counsel) with copies of material documents comprising such Acquisition Proposal and any amendments thereto.

          (i)    Nothing contained in Section 6.03(b) or this Section 6.05 will prohibit Protective from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal; provided that (i) any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, a rejection of or recommendation against any applicable Acquisition Proposal or a reaffirmation of the Recommendation will be deemed to be a Change of Recommendation and (ii) neither Protective or the Board of Directors of Protective may effect a Change in Recommendation except in accordance with Section 6.05(f).

          (j)    Protective will promptly inform its and the Protective Subsidiaries' respective Representatives of the restrictions set forth in this Section 6.05. Any breach or violation of the restrictions set forth in this Section 6.05 by any Representative of Protective or any Protective Subsidiary will be deemed to be a breach or violation of this Section 6.05 by Protective.

        SECTION 6.06.    Release under Confidentiality Agreement; State Takeover Laws.     Protective hereby releases Dai-ichi and Merger Sub from the "standstill" provisions contained in the Confidentiality Agreement. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or becomes applicable to the transactions contemplated by this Agreement, Protective and its Board of Directors will use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and will otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated by this Agreement.

        SECTION 6.07.    Section 16 of the Exchange Act.     Prior to the Effective Time, Protective will take all such steps as may be required to cause any dispositions of Protective equity securities (including derivative securities with respect to Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        SECTION 6.08.    Stockholder Litigation.     Protective will promptly advise Dai-ichi orally and in writing of any Proceeding brought by any stockholder of Protective against Protective or its directors or officers relating to this Agreement or the transactions contemplated by this Agreement and will keep Dai-ichi fully informed regarding any such litigation. Protective will give Dai-ichi the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, will give due consideration to Dai-ichi's advice with respect to such litigation and will not settle any such litigation without the prior written consent of Dai-ichi, such consent not to be unreasonably withheld, delayed or conditioned. Dai-ichi will promptly advise Protective orally and in writing of any Proceeding brought by any stockholder of Dai-ichi against Dai-ichi or its directors or officers relating to this Agreement or the transactions contemplated by this Agreement and will keep Protective fully informed regarding any such litigation. Dai-ichi will give Protective the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, will give due consideration to Protective's advice with respect to such litigation and will not settle any such litigation without the prior written consent of Protective if such settlement would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger.

        SECTION 6.09.    Cooperation.

          (a)   Protective will, and will cause its Subsidiaries and their respective Representatives to, reasonably cooperate with Dai-ichi and its Representatives and provide all financial and other information reasonably requested by Dai-ichi from time to time in order to permit Dai-ichi to comply with its obligations under applicable Law and the listing rules of the Tokyo Stock Exchange in connection with the transactions contemplated by this Agreement, including with respect to Dai-ichi's arrangement of financing in connection with such transactions. Dai-ichi will, promptly upon request by Protective, reimburse Protective for all reasonable out-of-pocket costs incurred by Protective or its Subsidiaries in connection with such cooperation. All Evaluation Material (as defined in the Confidentiality Agreement) regarding Protective and its Subsidiaries obtained by Dai-ichi or its Representatives pursuant to this Section 6.09 will be subject to the confidentiality obligations set forth in the Confidentiality Agreement; provided that, after giving reasonable advance written notice to Protective of such disclosure, Dai-ichi may disclose such information to Persons providing financing to Dai-ichi in connection with the transactions contemplated by this Agreement (and the Representatives of such Person who reasonably need to have access to such information) so long as such Persons and their Representatives acknowledge and agree to be bound by the confidentiality obligations set forth in the Confidentiality Agreement applicable to Representatives of Dai-ichi.

          (b)   The Parties and their legal counsel will cooperate in good faith to develop and implement appropriate procedures to facilitate compliance by Protective and the Protective Subsidiaries with the covenants sets forth in Section 6.01(g) and Section 6.01(h). Dai-ichi, upon the request of Protective from time to time, will consult and cooperate with Protective and its legal advisors in good faith to determine whether actions proposed to be taken by Protective or the Protective Subsidiaries may be taken in compliance with such covenants.

          (c)   Dai-ichi and Protective will discuss in good faith and cooperate with respect to matters which require reporting to Dai-ichi and with respect to the future governance model between Dai-ichi and Protective following the Closing for the purpose of compliance with the Laws (including any rules of any applicable securities exchange) applicable to Dai-ichi or for the purpose of compliance with Dai-ichi's internal consolidated accounting reporting requirement and other internal policies, or for the purposes of dealing with the applicable Governmental Authorities in Japan. In furtherance of the foregoing and without limitation thereto, Dai-ichi and Protective will establish a steering committee after the date of this Agreement for the purpose of discussing in advance of the Closing governance structure and other relevant arrangements following the Closing.

          (d)   In the event that Protective reasonably believes that actions taken by the National Association of Insurance Commissioners after the date of this Agreement may materially and adversely affect reserve financing structures that are already established by Protective or the Protective Subsidiaries or contemplated to be established by any of them in the future, then Protective and Dai-ichi will in good faith discuss possible ways in which Dai-ichi might mitigate the effect of any such actions by providing reserve financing or otherwise reasonably assisting Protective and the Protective Subsidiaries with their efforts to secure alternative financing.

ARTICLE VII
ADDITIONAL AGREEMENTS

        SECTION 7.01.    Consents and Approvals.

          (a)   Subject to the terms and conditions of this Agreement, each of Dai-ichi and Protective will, and will cause its Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to consummate promptly the Merger and the other transactions contemplated by this Agreement, including (i) determining all necessary or, in the reasonable judgment of Dai-ichi and Protective, advisable Filings necessary to consummate the Merger and the other transactions contemplated by this Agreement (including Filings with Governmental Authorities or third parties), (ii) preparing and filing as promptly as practicable (but in no event more than 45 days after the date of this Agreement) documentation necessary to effect such Filings, (iii) obtaining all Approvals from any Governmental Authority or third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including any such Approvals required under applicable Insurance Laws and the HSR Act, it being understood and agreed that "reasonable best efforts" will be deemed to include, subject to Section 7.01(f), complying with any requirements of applicable Law or of any Governmental Authority that may arise or be imposed in connection with such Approvals and (iv) defending any Proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

          (b)   In furtherance and not in limitation of the foregoing, each of Dai-ichi and Protective will (i) make, or cause to be made, the Filings required of such Party (or, in the reasonable judgment of Dai-ichi and Protective, Filings that are advisable to be made by such Party) with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (ii) comply at the earliest practicable date with any request for additional information, documents or other materials (including a "second request" under the HSR Act) received by such Party from the United States Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "DOJ") or any other Governmental Authority under any applicable Laws with respect to such Filings and Approvals, (iii) act in good faith and reasonably cooperate with the other Party in connection with any such Filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any applicable Insurance Laws, the HSR Act or any other applicable Laws with respect to any such Filing or any such transaction and (iv) not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Party.

          (c)   To the extent not prohibited by applicable Law, each of Dai-ichi and Protective will use its reasonable best efforts to furnish to the other Party all information required by such other Party for any Filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; provided that materials may be redacted (i) to remove references concerning the valuation of Dai-ichi, Protective or any of their Subsidiaries, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege or confidentiality concerns. Subject to applicable Laws and the requirements of any Governmental Authority, Protective and Dai-ichi will keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing each other with copies of notices or other communications received by Protective or Dai-ichi, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Authority with respect to the such transactions. Protective and Dai-ichi will each permit the other Party a reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed Filing or other material written communication with any

  Governmental Authority and will each provide the other party copies of all written communications (other than communications relating to non-substantive matters) to any Governmental Entity promptly after their filing or submission, in each case subject to applicable Laws and the requirements of any Governmental Authority.

          (d)   Each of Dai-ichi and Protective will give the other Party reasonable prior notice of any communication with, and any proposed understanding, undertaking or Contract with, any Governmental Authority regarding any such Filings. Each of Dai-ichi and Protective will not independently participate in any substantive meeting, or engage in any substantive conversation, with any Governmental Authority in respect of any such filings, investigation or other inquiry without using reasonable best efforts to give such other Party prior notice of the meeting or conversation and, unless prohibited by any such Governmental Authority, the opportunity to attend or participate in such meeting or conversation. Except as otherwise provided in this Section 7.01, Dai-ichi will, on behalf of Dai-ichi and Protective, control and lead all communications and strategy related to the any filings, obtaining any necessary approvals, and resolving any investigation or other inquiry of any such agency or other Governmental Authority under any applicable Laws.

          (e)   Subject to the foregoing provisions of this Section 7.01, each of Dai-ichi and Protective will use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under any applicable Insurance Laws or the HSR Act. Each of Dai-ichi and Protective will use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as possible after the date of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.01 will limit the right of a Party to terminate this Agreement in accordance with Section 9.01, so long as such Party has until that time complied in all material respects with its obligations under this Section 7.01.

          (f)    Notwithstanding anything to the contrary in Section 7.01(e) or anything else in this Agreement to the contrary, nothing in this Agreement will be deemed to require Dai-ichi or Protective or any of their respective Subsidiaries to agree to or take any action that would result in any Burdensome Condition.

          (g)   As soon as reasonably practicable after the date of this Agreement, Protective will cause the Protective Advisers to inform their advisory clients of the transactions contemplated by this Agreement and will, in compliance with the Advisers Act and any other applicable Law, request, and make reasonable best efforts to obtain, such clients' consent as may be necessary to effect the assignment of their investment advisory contracts. Dai-ichi agrees that Protective may satisfy this obligation (other than collective investment arrangements managed by a Protective Adviser as to which the governing instruments or applicable Law require any different or supplemental procedure, in which case such different or supplemental procedures must be followed), by providing each such client with the notice contemplated by the first sentence of this Section 7.01(g) and obtaining either a new investment advisory contract with such client effective at the Closing or such client's consent in the form of an actual written consent or in the form of an implied consent. It is understood that such implied consent may be obtained by requesting written consent as aforesaid and informing in writing such client of (i) the transactions contemplated by this Agreement and Protective's intention to complete such transactions so as to result in a statutory assignment of such investment advisory agreements, (ii) the applicable Protective Adviser's intention to continue the advisory services, under the existing investment advisory agreement with such client after the Closing if such client does not terminate such investment advisory agreement prior to the Closing and (iii) the fact that if such client continues to accept such advisory services without termination, then the consent of such client will be implied effective on the 60th day following the mailing of such request.

        SECTION 7.02.    Employee Matters.

          (a)   From and after the Effective Time, Dai-ichi and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) will honor all Benefit Plans and compensation arrangements and agreements of Protective and the Protective Subsidiaries in accordance with their terms as in effect immediately before the Effective Time. For a period of one year following the Effective Time, Dai-ichi and its Subsidiaries will cause the Surviving Corporation and its Subsidiaries to provide or cause to be provided to each employee of Protective and any Protective Subsidiary who remains in the employment of the Surviving Corporation and its Subsidiaries following the Effective Time, other than an employee who has entered into an employment continuation agreement with Protective (each, a "Continuing Employee") (i) at least the same level of base salary or wages (as applicable) and target cash incentive bonus opportunities and commission opportunities as were made available to such Continuing Employee by Protective and its Subsidiaries in effect immediately prior to the date hereof (or as the same may hereafter have been modified in compliance with the applicable provisions of Section 6.01) and (ii) employee benefits (other than equity or equity-based benefits and other than cash incentive bonus and commission opportunities) that are, in the aggregate, at least as favorable to those provided as of the date hereof to such Continuing Employee by Protective and its Subsidiaries pursuant to the Benefit Plans. Notwithstanding any other provision of this Agreement to the contrary, Dai-ichi will cause the Surviving Corporation and its Subsidiaries to provide to each Continuing Employee whose employment is involuntarily terminated by the Surviving Corporation or its Subsidiary without cause during the one-year period following the Effective Time severance benefits at least equal to the severance benefits that would have been payable by Protective and its Subsidiaries in the ordinary course of business consistent with past practices but not in excess of one year (52 weeks) of base salary or wages, as applicable.

          (b)   Except to the extent necessary to avoid the duplication of benefits, the Surviving Corporation will recognize the service of each Continuing Employee with Protective or the Protective Subsidiaries before the Effective Time as if such service had been performed with Dai-ichi or its Affiliates (i) for all purposes under the Benefit Plans maintained by the Surviving Corporation or its Affiliates after the Effective Time (to the extent such plans, programs or Contracts cover the Continuing Employee), (ii) for purposes of eligibility and vesting under any employee benefit plans and programs of the Surviving Corporation or its Affiliates other than the Benefit Plans (the "Surviving Corporation Plans") in which the Continuing Employee participates after the Effective Time and (iii) for benefit accrual purposes under any Surviving Corporation Plan that is a vacation or severance plan in which the Continuing Employee participates after the Effective Time.

          (c)   With respect to any welfare plan maintained by the Surviving Corporation or its Affiliates in which Continuing Employees are eligible to participate after the Effective Time, the Surviving Corporation and its Affiliates will use their reasonable best efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the corresponding welfare plans maintained by Protective or its Affiliates prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid by such Continuing Employee prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

          (d)   This Agreement is not intended by the Parties to (i) constitute an amendment to any Benefit Plan, employee benefit plan, fund or program, (ii) obligate Dai-ichi, the Surviving Corporation or any of their Affiliates to maintain any particular compensation or benefit plan, program, policy or arrangement or (iii) create any obligation of the Parties with respect to any employee benefit plan of Dai-ichi, the Surviving Corporation or any of their Affiliates. Nothing contained in this Agreement, express or implied, is intended to confer upon any employee any benefits under any employee benefit plan, fund or program, including severance benefits or the right to employment or continued employment with Dai-ichi, the Surviving Corporation or any of their Affiliates for any period by reason of this Agreement.

        SECTION 7.03.    Fees and Expenses.     Subject to Section 9.03, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the Party incurring such Expenses.

        SECTION 7.04.    Directors' and Officers' Indemnification and Insurance.

          (a)   From and after the Effective Time, Dai-ichi will cause the Surviving Corporation to (i) indemnify and hold harmless, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of Protective and the Protective Subsidiaries (in all of their capacities) (the "Indemnified Persons") (A) to the same extent such Indemnified Persons are indemnified or exculpated or have the right to advancement of expenses as of the date of this Agreement by Protective pursuant to Protective's Constituent Documents and indemnification Contracts, if any, in existence on the date of this Agreement with the Indemnified Persons and (B) without limitation to clause (A), to the fullest extent permitted by Law, (ii) honor the provisions regarding elimination of liability of directors, indemnification of directors and officers and advancement of expenses contained in Protective's Constituent Documents immediately prior to the Effective Time and (iii) maintain for a period of six years after the Effective Time policies of directors' and officers' liability insurance and fiduciary liability insurance ("D & O Insurance") covering each person covered by Protective's current D & O Insurance as of the Effective Time, providing for at least the same coverage and amounts as, and containing terms and conditions which are no less favorable to the insured than, such current D & O Insurance, with respect to claims arising from facts or events that occurred on or before the Effective Time, including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, in no event will the Surviving Corporation be required to expend for any one coverage year more than 300 percent of the current annual premium expended by Protective and the Protective Subsidiaries to maintain or procure such D & O Insurance immediately prior to the Effective Time (such amount, the "Maximum Annual Premium"). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. In lieu of the foregoing insurance coverage, Dai-ichi may cause the Surviving Corporation to purchase six-year prepaid "tail" insurance coverage, at a cost no greater than the six times the Maximum Annual Premium, that provides coverage not less favorable to the insured than the coverage described above. Notwithstanding the foregoing, Protective may in its sole discretion purchase, prior to the Effective Time, six-year prepaid "tail" insurance coverage, at a cost no greater than the six times the Maximum Annual Premium, that provides not less favorable to the insured than the coverage described above, and if Protective has obtained such prepaid "tail" policy prior to the Effective Time, Dai-ichi will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the

  Surviving Corporation, and Dai-ichi will have no further obligation to purchase or pay for insurance pursuant to this Section 7.04(a).

          (b)   The rights of each Indemnified Person hereunder will be in addition to, and not in limitation of, any other rights such Indemnified Person may have under the Constituent Documents of Protective or any of the Protective Subsidiaries or the Surviving Corporation, any other indemnification Contract, the DGCL or otherwise.

          (c)   The provisions of this Section 7.04 will survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Persons and his or her heirs. In the event that the Surviving Corporation or any of its respective successors or assigns consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger or transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume and comply with the obligations set forth in this Section 7.04.

          (d)   The obligations of the Surviving Corporation under this Section 7.04 will not be terminated or modified in such a manner as to adversely affect any Indemnified Person without the consent of such Indemnified Person, it being expressly agreed that the Indemnified Persons will be third party beneficiaries of this Section 7.04. Dai-ichi will honor, guaranty and stand as a surety for, and will cause the Surviving Corporation and its Subsidiaries and successors to honor and comply with, in accordance with their respective terms, each of the covenants contained in this Section 7.04 without limit as to time. Dai-ichi will pay all reasonable expenses that may be incurred by an Indemnified Person in enforcing the indemnity and other obligations provided in this Section 7.04.

        SECTION 7.05.    Public Announcements.     Dai-ichi and Protective will develop a joint communications plan and each Party, from the date of this Agreement until the Effective Time or the date of the termination of this Agreement in accordance with Article IX, will (a) ensure that all press releases and other public statements or communications with respect to the transactions contemplated by this Agreement are consistent with such joint communications plan and (b) unless otherwise required by applicable Law or by obligations pursuant to the rules of the NYSE, the Tokyo Stock Exchange or any other applicable securities exchange, consult with each other before issuing any press release or, to the extent practicable, otherwise making any public statement or communication with respect to this Agreement or the transactions contemplated by this Agreement. In addition to the foregoing, from the date of this Agreement until the Effective Time or the date of the termination of this Agreement in accordance with Article IX, except to the extent disclosed in or consistent with the Proxy Statement in accordance with the provisions of Section 6.02, neither Dai-ichi nor Protective will issue any press release or otherwise make any public statement or disclosure concerning the other Party or the other Party's business, financial condition or results of operations without the consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned.

        SECTION 7.06.    Notice of Certain Events.     Each of Dai-ichi and Protective will promptly notify the other after receiving or becoming aware of (a) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Dai-ichi or Protective, as the case may be) and (b) any Proceeding commenced or, to its knowledge, threatened against, relating to or otherwise involving Dai-ichi or any of the Dai-ichi Subsidiaries or Protective or any of the Protective Subsidiaries, as the case may be, that relates to the consummation of the transactions contemplated by this Agreement.

        SECTION 7.07.    Control of Operations.     Without limiting any Party's rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement will give either Party, directly or indirectly, the right to control, direct or influence the other Party's operations prior to the Effective Time and (b) prior to the Effective Time, each Party will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        SECTION 7.08.    Certain Transfer Taxes.     Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by Protective or any the Protective Subsidiaries immediately prior to the Merger, if applicable and due with respect to the Merger, will be borne by the Surviving Corporation and expressly will not be a liability of stockholders of Dai-ichi or Protective.

ARTICLE VIII
CONDITIONS PRECEDENT

        SECTION 8.01.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each Party to effect the Merger are subject to the satisfaction or waiver (if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)   Protective must have obtained the Stockholder Approval;

          (b)   the waiting period (and any extension thereof) applicable to the Merger under the HSR Act must have been terminated or expired;

          (c)   all Approvals of Governmental Authorities in connection with the consummation of the Merger and the transactions contemplated by this Agreement that are set forth in Section 8.01(c) of the Dai-ichi Disclosure Letter must have been obtained and must be in full force and effect and all waiting periods required by applicable Law with respect thereto must have expired or been terminated, in each case without the imposition of a Burdensome Condition with respect to the Party seeking to invoke the condition set forth in this Section 8.01(c); and

          (d)   no Laws must have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other Order, judgment, decision, opinion or decree must have been issued and remain in effect issued by a court or other Governmental Authority of competent jurisdiction, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger (collectively, "Restraints"); provided that, prior to asserting this condition, the Party asserting this condition must have used its reasonable best efforts in accordance with Section 7.01 (subject to the second sentence of Section 7.01(e)) to prevent the entry of any such Order, judgment, decisions, opinion or decree and to appeal as promptly as practicable any Order, judgment, decision, opinion or decree that may be entered.

        SECTION 8.02.    Conditions to Obligations of Dai-ichi and Merger Sub.     The obligations of Dai-ichi and Merger Sub to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable Law) by Dai-ichi, on or prior to the Closing Date of the following additional conditions:

          (a)   each of the representations and warranties of Protective set forth in this Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or "Material Adverse Effect," must be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties are made as of another specified date prior to the date of this Agreement), except where the failure of such representations and warranties to be true and correct as so made would not, individually or in the aggregate, have a Material Adverse Effect; provided that notwithstanding the foregoing each of the representations and warranties of Protective set forth in (i) the first sentence of Section 4.03(b) must be true in correct as of the date of this Agreement, except for de minimis breaches not involving more than 10,000 shares of Common Stock, (ii) Section 4.04 (other than Section 4.04(b)),

  Section 4.05 and Section 4.34 must be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (iii) Section 4.10(b) and Section 4.32(c) must be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

          (b)   Protective must have performed or complied in all material respects with all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date; and

          (c)   Dai-ichi must have received a certificate of a duly authorized officer of Protective to the effect that the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

        SECTION 8.03.    Conditions to Obligations of Protective.     The obligations of Protective to effect the Merger are subject to the satisfaction of, or waiver (if permissible under applicable Law) by Protective, on or prior to the Closing Date of the following additional conditions:

          (a)   each of the representations and warranties of Dai-ichi set forth in this Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or "material adverse effect," must be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties are made as of another specified date prior to the date of this Agreement), except where the failure of such representations and warranties to be true and correct as so made would not prevent or materially impair or materially delay the ability of Dai-ichi or Merger Sub to consummate the Merger; provided that notwithstanding the foregoing, each of the representations and warranties of Dai-ichi and Merger Sub set forth in Section 5.03 and Section 5.09 must be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

          (b)   each of Dai-ichi and Merger Sub must have performed or complied in all material respects with all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date; and

          (c)   Protective must have received a certificate of duly authorized officer of Dai-ichi to the effect that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

        SECTION 8.04.    Frustration of Closing Conditions.     Neither Protective nor Dai-ichi may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party's breach of any material provision of this Agreement or failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 7.01.

ARTICLE IX
TERMINATION

        SECTION 9.01.    Termination.     This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval (except as otherwise expressly noted):

          (a)   by mutual written consent of Dai-ichi and Protective;

          (b)   by either Dai-ichi or Protective, if:

              (i)  the Merger has not been consummated by February 28, 2015 (the "End Date"); provided that (A) the right to terminate this Agreement pursuant to this Section 9.01(b)(i) will not be available to any Party whose failure to perform in all material respects its obligations under this Agreement was the primary cause of the failure of the Merger to be consummated by the End Date and (B) if on such date any of the conditions precedent to the Closing set forth in Section 8.01(b) or Section 8.01(c) have not been satisfied but all other conditions precedent to the Closing have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on such date), then the End Date will automatically be extended to April 30, 2015;

             (ii)  any Restraint having any of the effects set forth in Section 8.01(d) is in effect and has become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 9.01(b)(ii) must have complied in all material respects with its obligations under Section 7.01; or

            (iii)  the Stockholder Approval is not obtained at the Stockholders Meeting or any adjournment or postponement thereof, in each case at which a vote on the adoption of the Merger Agreement was taken;

          (c)   by Dai-ichi:

              (i)  if Protective has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform (A) is incapable of being cured by Protective prior to the End Date and (B) would result in a failure of any condition set forth in Section 8.02(a) or Section 8.02(b);

             (ii)  prior to the Stockholders Meeting, if the Board of Directors of Protective has effected a Change in Recommendation within a period of fifteen Business Days immediately preceding the date of such termination; or

            (iii)  prior to the Stockholders Meeting, if, following the receipt by Protective of an Acquisition Proposal (other than a tender offer), the Board of Directors of Protective has not publicly reaffirmed the Recommendation and fails to do so through a press release or similar means within five Business Days after the date Dai-ichi requests in writing that Protective so reaffirm the Recommendation, which request may be delivered by Dai-ichi only (A) once with respect to any Acquisition Proposal and (B) during the 30 day period immediately prior to the date on which the Stockholders Meeting is scheduled at the time of such request;

          (d)   by Protective, if:

              (i)  Dai-ichi or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform (A) is incapable of being cured by Dai-ichi or Merger Sub prior to the End Date and (B) would result in a failure of any condition set forth in Section 8.03(a) or Section 8.03(b); or

             (ii)  Protective effects a Change in Recommendation as a result of its receipt of a Superior Proposal when permitted to do so in accordance with Section 6.05(e) and Section 6.05(f) and Protective enters into a definitive written agreement providing for such Superior Proposal concurrently with or immediately following the termination of this Agreement; provided that the termination of this Agreement pursuant to this Section 9.01(d)(ii) will not be effective unless and until Protective has paid the Termination Fee to Dai-ichi in accordance with Section 9.03(a).

        SECTION 9.02.    Effect of Termination.     In the event of any termination of this Agreement as provided in Section 9.01, written notice thereof will forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and the obligations of the Parties under this Agreement will terminate and there will be no liability on the part of any Party with respect thereto, except that the Confidentiality Agreement, the confidentiality provisions of Section 6.04 and the provisions of this Section 9.02, Section 9.03, Article I and Article X, will survive such termination and remain in full force and effect; provided that no Party will be relieved or released from any liability or damages arising from (a) any failure to consummate the Merger and the other transactions contemplated hereby if required to pursuant to this Agreement, (b) fraud or (c) an intentional and material breach of any provision of this Agreement prior to such termination, and in each case the aggrieved Party will be entitled to all rights and remedies available at Law or in equity (which the Parties acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs, and may include the benefit of the bargain lost by Dai-ichi, or by Protective or Protective's stockholders (taking into consideration relevant matters, including the total amount payable to such stockholders under this Agreement and the time value of money), which shall be deemed in such event to be damages of Protective). Without limiting the foregoing, Protective acknowledges and agrees that the payment of the Termination Fee and Expense Reimbursement pursuant to Section 9.03 will not preclude Dai-ichi, in the case of an intentional and material breach of this Agreement or fraud by Protective, from seeking additional damages from Protective on account of such intentional and material breach or fraud. For purposes of this Agreement, "intentional and material breach" means a material breach that is a consequence of an act (or failure to act) undertaken by the breaching party with the knowledge (actual or constructive) that the taking of (or the failure to take) such act would, or would be reasonably expected to, cause a breach of this Agreement.

        SECTION 9.03.    Termination Fee and Expense Reimbursement.

          (a)   Protective will pay to Dai-ichi, by wire transfer of immediately available funds, the amounts set forth in this Section 9.03(a) if this Agreement is terminated under the following circumstances (it being understood and agreed that in no event will Protective be required to pay the Termination Fee on more than one occasion):

              (i)  if this Agreement is terminated pursuant to Section 9.01(c)(ii) or Section 9.01(c)(iii), then Protective will pay the Termination Fee by the second Business Day following the date of such termination (it being understood that Protective's failure to reaffirm under such circumstances will not be deemed an intentional and material breach of this Agreement);

             (ii)  if this Agreement is terminated (A) by either Party pursuant to Section 9.01(b)(i) without a vote of the stockholders of Protective contemplated by this Agreement at the Stockholders Meeting having occurred and, on the End Date, all of the conditions precedent to the Closing (other than the condition precedent set forth in Section 8.01(a)) have been satisfied (or in the case of conditions precedent that by their terms are to be satisfied at the Closing, are capable of being satisfied on the End Date) or (B) pursuant to Section 9.01(b)(iii) and, in any such case, an Acquisition Proposal has been publicly announced or has otherwise become publicly known, or any Person has publicly announced or communicated an intention, whether or not conditional, to make an Acquisition Proposal, at any time after the date of this Agreement and prior to the time of the taking of the vote of the stockholders of Protective at the Stockholders Meeting (or prior to the termination of this Agreement if there has been no Stockholders Meeting), and at such time such Acquisition Proposal or such intent has not been publicly withdrawn or repudiated by such Person, then

              (A)  Protective will pay the Expense Reimbursement to Dai-ichi by wire transfer of immediately available funds within three Business Days after delivery by Dai-ichi to

      Protective of a written statement setting forth the amount thereof and attaching applicable documentation; and

              (B)  if, within 12 months after the date of such termination, Protective either consummates a transaction contemplated by any Acquisition Proposal (including any Acquisition Proposal made after the date of the termination of this Agreement), or enters into a definitive agreement to consummate a transaction contemplated by any Acquisition Proposal and Protective thereafter consummates such Acquisition Proposal (whether or not within such 12-month period), then Protective will pay the Termination Fee by the third Business Day following the date Protective consummates such transaction; provided that, for purposes of this Section 9.03(a)(ii)(B), all references to 15 percent including in the definition of the term "Acquisition Proposal" will be changed to 50 percent; and provided, further, that the amount of any Expense Reimbursement paid to Dai-ichi pursuant to the foregoing clause (A) will be credited against and will reduce the Termination Fee payable pursuant to this Section 9.03(a)(ii)(B); or

            (iii)  if this Agreement is terminated pursuant to Section 9.01(d)(ii), then Protective will pay the Termination Fee on the date, and as a condition to the effectiveness, of such termination.

          (b)   Protective acknowledges and agrees that the agreements contained in this Section 9.03 are an integral part of the transaction contemplated by this Agreement and that, without these agreements, Dai-ichi would not enter into this Agreement. Accordingly, if Protective fails promptly to pay any amounts due under this Section 9.03 and, in order to obtain such payment, Dai-ichi commences any Proceeding that results in a judgment against Protective for such amounts, Protective will pay interest on such amounts from the date payment of such amounts was due to the date of actual payment at the prime rate of the Bank of New York Mellon Corporation in effect on the date such payment was due, together with the costs and expenses (including reasonable legal fees and expenses) incurred by Dai-ichi in connection with such Proceeding.

ARTICLE X
GENERAL PROVISIONS

        SECTION 10.01.    Non-Survival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for those covenants and agreements contained in this Agreement and such other instruments that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X.

        SECTION 10.02.    Notices.     All notices and other communications in connection with this Agreement will be in writing and will be deemed duly given (a) on the date of delivery if delivered personally or by facsimile, upon confirmation of receipt or (b) on the third Business Day following the date of dispatch if delivered by a recognized express courier service. All notices in connection with this Agreement will be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

    If to Dai-ichi or Merger Sub, to:

    Dai-ichi Life International (U.S.A.), Inc.
    1133 Avenue of the Americas, 28th Floor
    New York, New York 10036
    United States of America
    Facsimile: (212) 354-1866
    Attention: Sugio Suzuki, President

    with a copy (which will not constitute notice) to:

    Baker & McKenzie (Gaikokuho Joint Enterprise)
    Ark Hills Sengokuyama Mori Tower, 28th Floor
    1-9-10, Roppongi, Minato-ku
    Tokyo 106-0032
    Japan
    Facsimile: +81 3 5549 7736
    Attention: Jiro Toyokawa

    Baker & McKenzie LLP
    300 East Randolph Street
    Chicago, Illinois 60601
    United States of America
    Facsimile: (312) 861-2899
    Attention: Craig A. Roeder
                        Jakub J. Teply

    Willkie Farr & Gallagher LLP
    787 Seventh Avenue
    New York, New York 10019
    United States of America
    Facsimile: (212) 728-8111
    Attention: Alexander M. Dye

    If to Protective, to:

    Protective Life Corporation
    2801 Highway 280 South
    Birmingham, Alabama 35223
    United States of America
    Facsimile: (205) 268-3597
    Attention: General Counsel

    with a copy (which will not constitute notice) to:

    Debevoise & Plimpton LLP
    919 Third Avenue
    New York, New York 10022
    United States of America
    Facsimile: (212) 909-6836
    Attention: Nicholas F. Potter
                        Jeffrey J. Rosen

        SECTION 10.03.    Entire Agreement; Third Party Beneficiaries.     This Agreement (including the Exhibits, Schedules and the Parties' disclosure letters) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to their subject matter. This Agreement will be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or will confer upon any Person not a party to this Agreement any rights, benefits or remedies of any nature whatsoever, other than (a) Section 7.04, which is intended to be for the benefit of the Indemnified Persons and their heirs and assigns covered thereby and may be enforced by such Indemnified Persons and their heirs and assigns and (b) Article II, which is intended to be for the benefit of holders of shares of Common Stock and Equity Rights with respect to the right of such holders to receive, as applicable, the Merger Consideration and the consideration set forth in

Section 2.07. Dai-ichi's obligations under the Confidentiality Agreement will terminate as of the Closing.

        SECTION 10.04.    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

        SECTION 10.05.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent will be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

        SECTION 10.06.    Amendment.     This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Protective, but after such approval, no amendment will be made which by Law or in accordance with the rules of the NYSE requires further approval by such stockholders without such further approval. Notwithstanding the preceding sentence, no amendment will be made to this Agreement after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        SECTION 10.07.    Extension; Waiver.     At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Boards of Directors, may to the extent legally permitted (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. No extension or waiver will be made which by Law or in accordance with the rules of the NYSE requires further approval by the stockholders of Protective without such further approval. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

        SECTION 10.08.    Governing Law and Venue: Waiver of Jury Trial.

          (a)   THIS AGREEMENT WILL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS WILL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW. The Parties irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware with respect to all matters arising out of or relating to this Agreement the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement, and waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties agree that all claims with respect to such action or proceeding will be heard and determined exclusively in such a Delaware state or federal court. The Parties consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.02 or in such other manner as may be permitted by Law will be valid and sufficient service. Without limiting the foregoing, Dai-ichi irrevocably appoints The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 as its agent for service of process for purposes of any Proceeding in connection with this Agreement and the transactions contemplated hereby.

          (b)   EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS Section 10.08(b).

        SECTION 10.09.    Enforcement.     The Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in any court referred to in Section 10.08, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

        SECTION 10.10.    Counterparts; Effectiveness.     This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original but all of which will constitute one and the same instrument. This Agreement will become effective when each Party has received counterparts signed and delivered (by facsimile, electronic mail or otherwise) by the other Parties.

[Signature page follows.]

        IN WITNESS WHEREOF, Dai-ichi, Merger Sub and Protective have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

THE DAI-ICHI LIFE INSURANCE COMPANY, LIMITED
By:	/s/ SHIGEO TSUYUKI
	Name:	Shigeo Tsuyuki
	Title:	Representative Director, Deputy President
DL INVESTMENT (DELAWARE), INC.
By:	/s/ SUGIO SUZUKI
	Name:	Sugio Suzuki
	Title:	President
PROTECTIVE LIFE CORPORATION
By:	/s/ JOHN D. JOHNS
	Name:	John D. Johns
	Title:	Chairman of the Board, President and Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

PROTECTIVE LIFE CORPORATION

ARTICLE 1

        The name of the corporation is: Protective Life Corporation

ARTICLE 2

        The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE 3

        The purpose of the corporation is to engage in any part of the world in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE 4

        The total number of shares of stock which the corporation shall have authority to issue is 5,000, all of which shall be common stock, and the par value of each such share shall be $0.01.

ARTICLE 5

        In furtherance and not in limitation of the powers conferred by statute, the board of directors shall have the power, both before and after receipt of any payment for any of the corporation's capital stock, to adopt, amend, repeal or otherwise alter the bylaws of the corporation; provided, however, that the grant of such power to the board of directors shall not divest the stockholders of or limit their power to adopt, amend, repeal or otherwise alter the bylaws of the corporation.

ARTICLE 6

        Meetings of stockholders may be held within or outside the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

ARTICLE 7

        A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

ARTICLE 8

        (a)   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Article 8, Section (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Article 8 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 8 or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (b)   If a claim under Article 8, Section (a) is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

        (c)   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        (d)   The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware.

 ARTICLE 9

        Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE 10

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by applicable law, and all rights and powers conferred upon stockholders herein are granted subject to this reservation.

*	*	*

EXHIBIT B

BYLAWS

OF

Protective Life Corporation

(a Delaware corporation)

ARTICLE 1

OFFICES

1.1   REGISTERED OFFICE

        The corporation shall maintain a registered office and registered agent in the state of Delaware. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

1.2   OTHER OFFICES

        The corporation may also have offices at such other places both within or outside the state of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1   ANNUAL MEETING; ELECTION OF DIRECTORS

        (a)   An annual meeting of the stockholders shall be held for the election of directors on a date and at a time and place designated by the board of directors. Any other proper business may also be transacted at the annual meeting.

        (b)   The stockholders may elect the board of directors by written consent in lieu of the annual meeting. If the consent is less than unanimous, it will constitute a consent in lieu of the annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of the consent were (i) vacant at the effective time and (ii) filled by action of the consent.

        (c)   If the annual meeting is not held on the date designated for it or if the board of directors has not been elected by written consent in lieu of an annual meeting, the standing directors shall cause the meeting to be held as soon as is convenient.

2.2   SPECIAL MEETINGS

        Except as otherwise required by law, special meetings of the stockholders for any purpose may be called and the location of the meeting designated by the board of directors, the chairman of the board, or the president. Holders of shares entitled to cast not less than one-third of the votes entitled to be cast at the meeting may also call a special meeting by written request. The written request must state the purposes of the meeting and must be delivered to the chairman of the board or the president. The chairman of the board or the president, as the case may be, shall fix a date, time and place for the meeting as promptly as practicable following receipt of the written request.

2.3   REMOTE COMMUNICATION

        The board of directors may, in its sole discretion, determine that a stockholders meeting shall not be held at any place, but may instead be held solely by means of remote communication. Further, the board of directors may, in its sole discretion, authorize stockholders and proxyholders not physically present at a meeting of stockholders to, by means of remote communication and subject to such guidelines and procedures as the board of directors may adopt: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If the board of directors authorizes a meeting solely by remote communication or authorizes presence, participation and voting at a meeting by means of remote communication, the corporation must (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) maintain a record of any vote or other action taken at the meeting by means of remote communication by any stockholder or proxyholder.

2.4   NOTICE OF MEETINGS

        Except as provided in Section 230 of the General Corporation Law of the State of Delaware (the "Delaware GCL"), written or printed notice of each annual or special meeting of the stockholders shall be given to each stockholder entitled to vote at the meeting. The notice (a) shall state the place, if any, date, time, means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, (b) shall be given not less than 10 days nor more than 60 days before the date of the meeting, and (c) shall be given in a manner provided by and subject to Article 9 of these bylaws.

2.5   STOCKHOLDERS LIST

        At least ten days before every meeting of stockholders, the officer having charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at the meeting. The list must be arranged in alphabetical order and show the address of each such stockholder and the number of shares registered in the name of the stockholder. Electronic mail addresses or other electronic contact information need not be included on the list. The list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the corporation. In the event the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time of the meeting, and may be inspected by any stockholder present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.6   QUORUM

        The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise required by law, the certificate of incorporation or these bylaws. If, however, a separate vote by class or series is required with respect to any matter, the holders of a majority of the shares of such class or series, as the case may be, shall constitute a quorum (as to such class or series) with respect to the matter. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum is present or represented.

2.7   ADJOURNED MEETINGS

        When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if its time and place, if any, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8   VOTE REQUIRED

        Except as otherwise required by law, the certificate of incorporation, or these bylaws, when a quorum is present at a meeting: (a) the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders; and (b) where a separate vote by class or series is required, the affirmative vote of the majority of shares of such class or series present in person or represented by proxy shall be the act of such class or series.

2.9   PROXIES

        Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. No proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary. No shares may be represented or voted under a proxy that has been found to be invalid or irregular.

        Without limiting the manner in which a stockholder may authorize a proxy, the following shall constitute valid means of doing so:

          (a)   A stockholder may execute a writing authorizing another person to act for the stockholder as proxy. Either the stockholder or the stockholder's authorized officer, director, employee or agent may sign the writing. Alternatively, such person may cause his or her signature to be affixed to the writing by any reasonable means, including facsimile signature.

          (b)   A stockholder may authorize another person to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission. Any such transmission must either set forth or be submitted with information from which it can be determined that the stockholder authorized the transmission. If it is determined that the transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

        Any copy, facsimile telecommunication or other reliable reproduction of such writing or transmission may be substituted or used in lieu of the original writing or transmission for all purposes for which the original writing or transmission could be used, provided that the reproduction is a complete reproduction of the entire original writing or transmission.

2.10 VOTING OF CERTAIN SHARES

        With respect to shares entitled to vote:

          (a)   Shares standing in the name of another corporation or other entity, domestic or foreign, may be voted by such officer, agent, or proxy as the (i) bylaws or other governing document of such corporation or entity may prescribe or, (ii) in the absence of such provision, as the board of directors or other governing body of such corporation or entity may determine.

          (b)   Shares held in a fiduciary capacity may be voted by the fiduciary.

          (c)   Shares standing in the name of a trustee, receiver or pledgee may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by statute.

        If the shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing such persons or creating the relationship, their acts with respect to voting shall have the following effect:

        if only one votes, the voter's act binds all;

          (d)   if more than one vote, the act of the majority so voting binds all;

          (e)   if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately unless otherwise ordered by a court having jurisdiction.

        If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split shall be a majority or even split in interest.

2.11 ACTION BY WRITTEN CONSENT OR ELECTRONIC TRANSMISSION

        (a)   Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by written consent without a meeting, without prior notice and without a vote, as follows:

            (i)  The holders of outstanding capital stock of the corporation having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted must sign and date the written consent setting forth the action so taken. Consents may be executed in counterparts.

           (ii)  The consent(s) must be delivered to the corporation's registered office in Delaware, to its principal place of business, or to an officer or agent of the corporation having custody of the book(s) in which proceedings of meetings of the stockholders are recorded. Delivery made to the registered office must be by hand or by certified or registered mail, return receipt requested, and will be deemed delivered upon actual receipt by the registered office.

        (b)   All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.

        (c)   A stockholder or proxyholder may consent to action by means of a telegram, cablegram or other electronic transmission. The stockholder, the proxyholder or a person or persons authorized to act for the stockholder or proxyholder must transmit the consent. The consent shall be deemed to be written, signed and dated if the transmission sets forth or is delivered with information from which the corporation can determine (i) that the transmission was transmitted by the stockholder, proxyholder or authorized person(s), and (ii) the date on which it was transmitted. The date on which the transmission is transmitted shall be deemed to be the date on which the consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until it is reproduced in a paper form and delivered in accordance with Section 2.11(a), provided, however, that it may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by the board of directors.

        (d)   Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for all purposes for which the original writing could be used, provided that the reproduction is of the entire original writing.

        (e)   Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided above.

2.12 TREASURY STOCK

        Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by such corporation, shall not be entitled to vote nor counted for quorum purposes. Notwithstanding the foregoing, the corporation may vote shares of its own stock that it holds in a fiduciary capacity.

ARTICLE 3

DIRECTORS

3.1   NUMBER, ELECTION AND TERM OF OFFICE

        The board of directors shall consist of not less than one nor more than ten members, which number shall be fixed from time to time by action of the board of directors or the stockholders. The initial board of directors shall consist of            directors. Except as provided in Sections 3.3 and 3.4, the directors shall be elected at the annual meeting of stockholders. Elections of directors need not be by written ballot unless the board of directors votes to require a written ballot. If the election is to be by written ballot, then, if the board of directors authorizes it, a ballot submitted by electronic transmission may satisfy the requirement of a written ballot. Any such electronic transmission must either set forth or be submitted with information from which the corporation can determine that it was authorized by the stockholder or proxyholder. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Each director shall hold office until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal as hereinafter provided.

3.2   MANAGEMENT OF AFFAIRS OF CORPORATION

        The property and business of the corporation shall be managed by or under the direction of its board of directors. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not reserved exclusively to the stockholders by law, the certificate of incorporation or these bylaws.

3.3   RESIGNATIONS AND VACANCIES

        Any director may resign at any time by giving notice to the board of directors, the chairman of the board or the president in writing or by electronic transmission. Any such resignation shall take effect on the date of the receipt of the notice or at any later time specified in the notice. Acceptance of the resignation shall not be necessary to make it effective. If, at any time other than the annual meeting of the stockholders, any vacancy occurs in the board of directors or any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office (even if less than a quorum) may choose a successor or fill the newly created directorship. Unless removed sooner, the director so chosen shall hold office until the next annual election of directors by the stockholders and until such director's successor is duly elected and qualified. Whenever the certificate of incorporation entitles holders of any class or series of stock to elect one or more directors, vacancies and newly created directorships of such class or series may be filled by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected.

3.4   REMOVAL AND VACANCIES

        Any director or the entire board of directors may be removed by the holders of a majority of the shares then entitled to vote at an election of directors except as follows: (a) if the stockholders are entitled to exercise cumulative voting rights, then no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, and (b) if there are classes of directors, then the stockholders may effect such removal only for cause. The successor to any director so removed may be elected at the meeting at which the removal was effectuated. The remaining directors may fill any remaining vacancies created by the removal. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

3.5   ANNUAL AND REGULAR MEETINGS

        The annual meeting of the board of directors shall be held, without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of the stockholders. Regular meetings of the board of directors, other than the annual meeting, may be held at such time and at such place as the board may from time to time fix by resolution and no notice (other than the resolution) need be given as to any regular meeting.

3.6   SPECIAL MEETINGS

        Special meetings of the board of directors may be called by the chairman of the board or the president and shall be called by the secretary at the request of any director, to be held at such time and place, either within or outside Delaware, as shall be designated by the call and specified in the notice of such meeting.

3.7   NOTICE OF MEETINGS

        Notice of special meetings of the board of directors shall be provided to each director pursuant to Article 9 of these bylaws. If such notice is mailed, it shall be deposited in the United States mail, postage prepaid, at least three days before such meeting. If such notice is given by overnight courier, it shall be given to the overnight courier service for delivery at least two days before such meeting. If such notice is given personally or by electronic transmission, it shall be delivered or transmitted at least 24 hours before the time of the meeting. Except as otherwise provided by law or these bylaws, meetings may be held at any time without notice if all of the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.

3.8   QUORUM REQUIRED, VOTE AND ADJOURNMENT

        Except as otherwise provided by law or these bylaws: (a) at each meeting of the board of directors, the presence of not less than a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business; and (b) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present.

3.9   COMMUNICATIONS EQUIPMENT

        Unless otherwise restricted by the certificate of incorporation, any member of the board of directors or of any committee designated by the board may participate in a meeting of the directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

3.10 PRESUMPTION OF ASSENT

        Unless applicable law provides otherwise, a director of the corporation who is present at a meeting of the board of directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless: (a) the director's dissent is entered in the minutes of the meeting; or (b) the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or forwards the dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of any action.

3.11 ACTION BY WRITTEN CONSENT

        Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or of such committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the board or committee. The filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

3.12 EXECUTIVE COMMITTEE

        The board of directors may designate one or more directors of the corporation to constitute an executive committee, which, to the extent provided in the resolution and except as otherwise provided by law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.

3.13 OTHER COMMITTEES

        The board of directors may designate other committees consisting of one or more directors. Each member of a committee shall serve for such term and the committee shall have and may exercise such duties, functions and powers as these bylaws and the board of directors may provide, except as otherwise restricted by law.

3.14 ALTERNATES

        The board of directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of the absent or disqualified member.

3.15 QUORUM AND MANNER OF ACTING—COMMITTEES

        The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action at the meeting.

3.16 COMMITTEE CHAIRMAN, BOOKS AND RECORDS, ETC.

        The chairman of each committee shall be selected by the board of directors from among the members of the committee. Each committee shall fix its own rules of procedure not inconsistent with these bylaws or the resolution of the board of directors designating the committee. Each committee shall meet at such times and places and upon such call or notice as shall be provided by such rules. Each committee shall keep a record of its actions and proceedings and shall report on them to the board of directors at the board's next meeting.

3.17 FEES AND COMPENSATION OF DIRECTORS

        Directors shall not receive any stated salary for their services as such, but by resolution of the board of directors a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the board. Members of the board shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.18 RELIANCE UPON RECORDS

        Every director of the corporation, or member of any committee designated by the board of directors, shall, in the performance of such director's duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

3.19 DIVIDENDS AND RESERVES

        Except as otherwise provided by law or the certificate of incorporation, the board of directors may declare dividends upon stock of the corporation at any regular or special meeting. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The board of directors may set apart, out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

ARTICLE 4

OFFICERS

4.1   OFFICERS AND OFFICIAL POSITIONS

        The officers of the corporation shall consist of a president and a secretary, and may consist of a chairman of the board, a chief financial officer, a treasurer, one or more vice presidents, and such assistant secretaries, assistant treasurers, and other officers as the board of directors shall determine. The same person may hold any two or more offices. The board of directors may choose not to fill any office for any period as it may deem advisable. None of the officers need be a director, a stockholder of the corporation or a resident of Delaware. The board of directors may from time to time establish, and abolish, official positions within the divisions into which the business and operations of the corporation are divided, pursuant to Article 5 of these bylaws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the corporation. The board of directors shall appoint persons to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

4.2   ELECTION AND TERM OF OFFICE

        The board of directors shall elect the officers of the corporation at its annual meeting. If the election of officers is not held at such meeting, the election shall be held at a regular or special meeting of the board of directors as soon thereafter as may be convenient. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's death, resignation or removal.

4.3   REMOVAL

        The board of directors may remove an officer at any time, either with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the officer.

4.4   VACANCIES

        The board of directors may fill a vacancy in any office for the unexpired portion of the term.

4.5   CHAIRMAN OF THE BOARD

        The chairman of the board, if a chairman of the board has been elected and is serving, shall preside at all meetings of the stockholders and the board of directors. The chairman of the board shall perform such other duties and have such other powers as the board of directors may from time to time assign to him or her. The chairman may sign with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance.

4.6   PRESIDENT

        The president shall be the chief executive officer of the corporation and, in the absence of the chairman of the board, shall preside at all meetings of the stockholders, the board of directors or any committee of the board of which the president is a member. The president shall have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to such policies and directions as the board of directors may provide. The president shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation is not inconsistent with applicable law, these bylaws or action of the board of directors. The president shall also have power to execute, and shall execute, deeds, mortgages, bonds, contracts and other instruments of the corporation except where required or permitted by law to be otherwise executed and except where the board of directors or president expressly delegates the execution to some other officer or agent of the corporation. The president may sign with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance. The president shall vote, or give a proxy, power of attorney or other delegation of authority to any other person to vote, all equity interests of any other entity standing in the name of the corporation. The president in general shall have all other powers and shall perform all other duties incident to the chief executive office of a corporation or as the board of directors may from time to time assign to the president.

4.7   VICE PRESIDENTS

        In the absence of the president, at the president's request or in the event of the president's inability or refusal to act, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors or the president shall perform all duties of the president, including the duties of the chairman of the board if and as assumed by the president, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties, not inconsistent with applicable laws, these bylaws, or action of the board of directors, as the board of directors or the president may from time to time assign to them. Any vice president may sign, with the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certificates for shares of stock of the corporation the board of directors has authorized for issuance.

4.8   SECRETARY

        The secretary shall: (a) keep the minutes of the meetings of the stockholders, the board of directors and committees of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder, director and committee member which shall from time to time be furnished to the secretary by such stockholder, director or member; (e) sign with the chairman of the board, the president or a vice president, certificates for shares of stock of the corporation the board of directors has authorized for issuance; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of secretary and such other duties as the board of directors, the chairman of the board, or president may from time to time assign to the secretary. The secretary may delegate such details of the performance of duties of the secretary's office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties.

4.9   TREASURER

        The treasurer shall: (a) be responsible to the board of directors for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with these bylaws; (c) disburse the funds of the corporation as ordered by the board of directors or the president or as otherwise required in the conduct of the business of the corporation; (d) render to the president or the board of directors, upon request, an account of all his or her transactions as treasurer and on the financial condition of the corporation; and (e) in general, perform all duties incident to the office of treasurer and such other duties as the board of directors, the chairman of the board, or the president may from time to time may assign to the treasurer. The treasurer may delegate such details of the performance of duties of such office as may be appropriate in the exercise of reasonable care to one or more persons in his or her stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties, as the board of directors shall determine.

4.10 ASSISTANT TREASURERS AND ASSISTANT SECRETARIES

        The assistant treasurers and assistant secretaries shall perform all functions and duties which the secretary or treasurer, as the case may be, may assign or delegate; but such assignment or delegation shall not relieve the principal officer from the responsibilities and liabilities of his or her office. In addition, an assistant secretary or an assistant treasurer may sign with the chairman of the board, the president, or a vice president, certificates for shares of stock the board of directors has authorized for issuance; and the assistant secretaries and assistant treasurers shall, in general, perform such duties as the secretary or the treasurer, respectively, or the president or board of directors may from time to time assign to them. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the board of directors shall determine.

4.11 SALARIES

        The salaries of the officers shall be fixed from time to time by the board of directors, by such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a director of the corporation.

ARTICLE 5

DIVISIONS

5.1   DIVISIONS OF THE CORPORATION

        The board of directors shall have the power to create and establish such operating divisions of the corporation as it may from time to time deem advisable.

5.2   OFFICIAL POSITIONS WITHIN A DIVISION

        The chairman of the board or the president may appoint individuals to, and may, with or without cause, remove them from, official positions established within a division but not filled by the board of directors. The individuals appointed need not be officers of the corporation. Neither the chairman of the board nor the president may remove any individual appointed by the board of directors.

ARTICLE 6

CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.1   CONTRACTS AND OTHER INSTRUMENTS

        The board of directors may authorize any officer(s), agent(s) or employee(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, subject to applicable law. Such authority may be general or confined to specific instances.

6.2   LOANS

        No loans shall be contracted on behalf of the corporation, or any division thereof, and no evidence of indebtedness, other than in the ordinary course of business, shall be issued in the name of the corporation, or any division thereof, unless authorized by the board of directors. Such authorization may be general or confined to specific instances.

6.3   CHECKS, DRAFTS, ETC.

        All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, outside of the ordinary course of business shall be signed by such officers or agents of the corporation, and in such manner, as the board of directors may from time to time authorize.

6.4   DEPOSITS

        All funds of the corporation, or any division thereof, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE 7

CERTIFICATES OF STOCK AND THEIR TRANSFER

7.1   CERTIFICATES OF STOCK

        The certificates of stock of the corporation shall be in a form approved by the board of directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the chairman of the board, the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officer of the corporation may be facsimile. In case any officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer before the certificate has been issued, the certificate may nevertheless be issued with the same effect as if he or she were such officer at the date of issue. All certificates properly surrendered to the corporation for transfer shall be cancelled and, except as set forth in Section 7.2 below, no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares has been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer.

7.2   LOST, STOLEN OR DESTROYED CERTIFICATES

        The corporation may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, and may also require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of a new certificate or uncertificated shares.

7.3   TRANSFERS OF STOCK

        Transfers of shares of stock shall be made only on the books of the corporation by the registered holder thereof or by its attorney or successor duly authorized as evidenced by documents filed with the secretary or transfer agent of the corporation. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and in compliance with any restrictions on transfer of which the corporation has notice applicable to the certificate or shares represented thereby, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board of directors may adopt such additional rules and regulations as it deems advisable concerning the transfer and registration of certificates of stock of the corporation.

7.4   RESTRICTIONS ON TRANSFER

        Any stockholder may enter into an agreement with other stockholders or with the corporation providing for any reasonable restriction on the right of such stockholder to transfer shares of stock of the corporation held by such stockholder. If such restriction is set forth conspicuously on the certificates representing the shares or, in the case of uncertificated shares, is contained in a notice sent pursuant to Section 151(f) of the Delaware GCL, the corporation or the transfer agent shall not be required to transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such restriction.

7.5   FIXING RECORD DATE

        (a)   In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        (b)   In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day the board of directors adopts the resolution taking such prior action.

        (c)   In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

7.6   STOCKHOLDERS OF RECORD

        The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact of such shares. Accordingly, the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by Delaware law.

ARTICLE 8

INDEMNIFICATION

8.1   IN GENERAL

        (a)   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware GCL, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.1(b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Article 8 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 8 or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (b)   If a claim under Section 8.1(a) is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware GCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the Delaware GCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

        (c)   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

8.2   INSURANCE

        The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware GCL.

 ARTICLE 9

NOTICE

9.1   MANNER OF NOTICE

        Whenever under law, the certificate of incorporation or these bylaws notice is required to be given to any stockholder, director or member of any committee of the board of directors, it shall not be construed to require personal delivery. Such notice also may be given in writing by depositing it in the United States mail (postage prepaid), by express overnight courier, or by facsimile or other electronic transmission. For purposes of these bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by the recipient through an automated process.

9.2   NOTICE TO STOCKHOLDERS BY ELECTRONIC TRANSMISSION

        Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the corporation or the transfer agent, or other person responsible for giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

9.3   EFFECTIVENESS OF NOTICE

        Notice given by mail shall be deemed to be given at the time it is deposited in the United States mail. Notice given by overnight courier service shall be deemed to be given when delivered to the overnight courier service for delivery. Notice given by facsimile or other electronic transmission shall be deemed given: (a) if by facsimile transmission, when directed to a number at recipient has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the recipient. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The requirement for notice shall be deemed satisfied, except in the case of a stockholder meeting with respect to which written notice is required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these bylaws.

9.4   WAIVER OF NOTICE

        Whenever under law, the certificate of incorporation or these bylaws notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated therein, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by law, the certificate of incorporation or these bylaws.

 ARTICLE 10

GENERAL PROVISIONS

10.1 FISCAL YEAR

        The fiscal year of the corporation shall be fixed by resolution of the board of directors. In the absence of such a resolution, the fiscal year of the corporation shall be the calendar year.

10.2 CORPORATE SEAL

        The board of directors may adopt a corporate seal inscribed with the name of the corporation and the words "CORPORATE SEAL" and "DELAWARE" and otherwise in the form approved by the board.

10.3 AMENDMENTS

        These bylaws may be altered, amended or repealed (a) by the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board, if the certificate of incorporation confers such power upon the board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular bylaws and, in such event, the directors' power of amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

EXHIBIT C

Forum Selection Bylaw Provision

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 1.    ***

Section 2.    ***

Section 3.    Forum for Adjudication of Disputes.    Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation's stockholders; (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time); or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be in the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to (i) the provisions of this Article IX, Section 3 and (ii) the personal jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Section. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

ANNEX A-I

List of General Subject Matters under the Disclosure Letter of
Protective Life Corporation

Section 1.01:    Knowledge of Protective

Article IV:    Documents listed may have been made available later in the data room later than the last Business Day prior to the date of the Agreement (but in any event prior to the execution and delivery of the Agreement)

Section 4.02:    Subsidiaries

Section 4.03:    Capitalization

Section 4.05:    Takeover Statutes

Section 4.06:    Consents and Approvals; No Violations

Section 4.07:    SEC Reports; Financial Statements

Section 4.10:    Absence of Certain Changes

Section 4.12:    Compliance with Laws

Section 4.13:    Taxes

Section 4.14:    Real Property

Section 4.15:    Employee Benefit Plans and Related Matters; ERISA

Section 4.18:    Contracts

Section 4.19:    Environmental Laws and Regulations

Section 4.21:    Protective Insurance Subsidiaries

Section 4.23:    Reinsurance

Section 4.24:    Insurance Reserves; Actuarial Reports

Section 4.29:    Investment Assets

Section 4.32:    Excess Reserve Financing Arrangements

Section 4.34:    Brokers

Section 6.01:    Operating Covenants

A-I-1

ANNEX A-II

List of General Subject Matters under the Disclosure Letter of
The Dai ichi Life Insurance Company, Limited and DL Investment (Delaware), Inc.

Section 5.04(b):    Consents and Approvals

Section 8.01(c):    Approvals to be Obtained on or Prior to the Closing Date

A-II-1

ANNEX B

1585 Broadway New York, NY 10036

June 3, 2014

Board of Directors
Protective Life Corporation
2801 Highway 280 South
Birmingham, AL 35223

Members of the Board:

        We understand that Protective Life Corporation (the "Company"), Dai-Ichi Life Insurance Company, Limited (the "Buyer") and Protective Acquisition Corporation, a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 3, 2014 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.50 (the "Company Common Stock") of the Company, other than shares held in treasury or held by the Buyer or the Company or any direct or indirect wholly-owned subsidiaries of the Buyer or the Company or as to which dissenters' rights have been perfected, will be converted into the right to receive $70.00 per share in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  3)
  Reviewed certain financial projections, including forward earnings projections, actuarial cash flow projections and new business projections, prepared by the management of the Company;

  4)
  Reviewed the Company's internal embedded value analysis and new business valuation prepared by the management of the Company;

  5)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  6)
  Reviewed the reported prices and trading activity for the Company Common Stock;

  7)
  Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

  8)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  9)
  Participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

  10)
  Reviewed the Merger Agreement and certain related documents; and

  11)
  Performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, including forward earnings projections, actuarial cash flow projections and new business projections, and the Company's internal embedded value analysis and new business valuation, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction.

        We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        In connection with the delivery of our opinion, we were not asked to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, nor did we negotiate with any of the parties, other than the Buyer, which expressed interest to Morgan Stanley in the possible acquisition of the Company or certain of its constituent businesses.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services which is contingent upon the closing of the Merger. Morgan Stanley may seek to provide financial advisory and financing services to the Buyer and the Company in the future and expects to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ MICHAEL HOVEY Michael Hovey Managing Director

 ANNEX C

SECTION 262 OF DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, §251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that except as expressly provided in §363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by §363(a) of this title, appraisal rights shall be available as contemplated by §363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0000218481_1 R1.0.0.51160 PROTECTIVE LIFE CORPORATION LEGAL DEPT. RM. 3-4LE 2801 HIGHWAY 280 SOUTH BIRMINGHAM, AL 35223 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1., 2. and 3. For Against Abstain 1. Proposal to adopt the Agreement and Plan of Merger dated as of June 3, 2014, among The Dai-ichi Life Insurance Company, Limited, DL Investment (Delaware), Inc. and Protective Life Corporation, as it may be amended from time to time. 2. Proposal to approve, on an advisory (non-binding) basis, the compensation to be paid to Protective Life Corporation's named executive officers in connection with the merger as disclosed in its proxy statement. 3. Proposal to approve the adjournment of the special meeting to a later time and date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement (and to consider such other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000218481_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . PROTECTIVE LIFE CORPORATION Special Meeting of Shareholders October 6, 2014 10:00 AM Central Time This proxy is solicited by the Board of Directors The undersigned share owner(s) of Protective Life Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated August 25, 2014, and hereby appoint(s) JOHN D. JOHNS and DEBORAH J. LONG, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Share Owners of Protective Life Corporation, to be held October 6, 2014 at 10:00 A.M., Central Time, at Protective Life Corporation, 2801 Highway 280 South, Birmingham, AL 35223, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side and as further described in the Proxy Statement for such meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side